                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]Preliminary Proxy Statement

[_]Confidential, For Use of the Commission
  Only (as permitted by Rule 14a-6(e)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Under Rule 14a-12

                        Bindley Western Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [_]No fee required.

  [X]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

      Common Shares, par value $0.01 per share, of Bindley Western Industries, Inc.

  (2) Aggregate number of securities to which transaction applies:

                                   35,533,595

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      The proposed maximum aggregate value of the transaction of $1,379,147,656 was calculated in accordance with Rule 0-11(a)(4) and (c) promulgated under the Securities Exchange Act of 1934, as amended, based on $38.8125, the average of the high and low sale price per share on December 18, 2000 of Bindley Western Common Shares on the New York Stock Exchange multiplied by 35,533,595, the outstanding number of Bindley Western Common Shares.

  (4) Proposed maximum aggregate value of transaction:

                                 $1,379,147,656

  (5) Total fee paid:

                                    $275,830

  [_]Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Dated Filed:

                                     [LOGO]

                                                               January [ ], 2001

Dear Shareholder:

   You are cordially invited to attend a special meeting of shareholders of Bindley Western Industries, Inc. to be held on February [ ], 2001, at 9:00
a.m., Indianapolis time, at [                 ], in Indianapolis, Indiana.

   At the special meeting, you will have a chance to vote on the merger of Bindley Western with a wholly owned subsidiary of Cardinal Health, Inc., a leading provider of products and services supporting the health care industry. The Bindley Western board of directors and management believe that the combination of Bindley Western with Cardinal will create a stronger, more competitive company with a continued commitment to high growth.

   The Bindley Western board of directors has determined that the merger is fair to and in the best interests of Bindley Western and the shareholders of Bindley Western and has approved the merger agreement and the merger. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

   If the merger is completed, Bindley Western will become a wholly owned subsidiary of Cardinal, and each of your Bindley Western common shares, par value $0.01 per share, will be converted into the right to receive 0.4275 of a Cardinal common share, no par value. We estimate that in the merger and in connection with subsequent exercises of Bindley Western stock options, which will become exercisable for Cardinal common shares, Cardinal will issue approximately 19 million common shares. Both the Cardinal common shares and the Bindley Western common shares are quoted on the New York Stock Exchange. The Cardinal common shares are quoted under the symbol "CAH" and the Bindley Western common shares are quoted under the symbol "BDY." On January [ ], 2001, the closing price of a Cardinal common share on the New York Stock Exchange composite tape was $[ ] and the closing price of a Bindley Western common share was $[ ], but you should obtain current prices for the Bindley Western and Cardinal common shares.

   The accompanying notice of meeting and proxy statement/prospectus explain the merger and provide specific information concerning the special meeting. Please read these materials carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER DESCRIBED BEGINNING ON PAGE 22.

   Your vote is very important. To be certain that your shares are voted at the special meeting, please sign, date and return the enclosed proxy card as soon as possible, whether or not you plan to attend the special meeting in person. You can also vote your shares through the Internet or by telephone by following the instructions on the accompanying proxy card.

                                          Cordially,

                                          William E. Bindley
                                          Chairman, President
                                          and Chief Executive Officer

                               ----------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                               ----------------

            This proxy statement/prospectus is dated January , 2001 and is first being mailed to shareholders on or about January , 2001.

                           FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus (including information included or incorporated by reference) contains a number of forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of Cardinal and Bindley Western, as well as certain information relating to the merger, including, among others:

  (1) statements relating to the synergies and cost savings and accretion to reported earnings estimated to result from the merger;

  (2) statements relating to revenues estimated to result from the merger;

  (3) statements relating to integration costs estimated to be incurred in connection with the merger; and

  (4) statements preceded by, followed by or that include "believes," "expects," "anticipates," "estimates" or similar words or expressions.

   These forward-looking statements involve various risks and uncertainties. Actual results may differ materially from those contemplated, projected or implied by these forward-looking statements due to, among others, the following factors and events (the order of which does not necessarily reflect their relative significance):

  . costs or difficulties related to the integration of the businesses of Cardinal and Bindley Western, or other acquired businesses, are greater than expected;

  . expected synergies and cost savings from the merger are not fully realized or are not realized within the expected time frame or additional or unexpected costs are incurred;

  . dependence on key personnel to manage the integration of the two companies;

  .  the loss of key customers or suppliers;

  .  technological changes are more difficult or expensive than anticipated;

  .  revenues following the merger are lower than expected;

  . increased competitive pressures in the industry or markets in which Cardinal and Bindley Western operate;

  . fluctuations in interest rates affecting the combined company's floating rate debt;

  . changes in general economic conditions or in political or competitive forces;

  .  changes in the securities markets;

  .  changes in the regulatory environment;

  . difficulties and delays in obtaining regulatory approval of the merger or other future transactions under U.S. federal antitrust laws or other laws, including those of other nations;

  . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; and

  . the general risks that occur in the day-to-day businesses of Cardinal and Bindley Western, including those discussed in Bindley Western's and Cardinal's Annual Reports on Form 10-K (including any amendments), Quarterly Reports on Form 10-Q (including any amendments) and exhibits to those reports.

   Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed, projected or implied by these forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the dates of those documents.

   All subsequent written and oral forward-looking statements attributable to Cardinal or Bindley Western or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Cardinal nor Bindley Western undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about Cardinal and Bindley Western from documents that are not included with this proxy statement/prospectus. This information is available to you, without charge, upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus (with the exception of certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following address:

         Cardinal Health, Inc.              Bindley Western Industries, Inc.
          7000 Cardinal Place                       8909 Purdue Road
           Dublin, Ohio 43017                 Indianapolis, Indiana 46268
             (614) 757-5000                          (317) 704-4000

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY [ ], 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 96.

                                 IMPORTANT NOTE

   WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN ANY OTHER DOCUMENTS FILED PUBLICLY WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, YOU SHOULD NOT RELY ON ANY DIFFERENT OR ADDITIONAL INFORMATION.

   IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED AND PROXY SOLICITATION MADE BY THIS DOCUMENT DO NOT EXTEND TO YOU.

   THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, OR, IN THE CASE OF DOCUMENTS INCORPORATED BY REFERENCE, THE DATES OF THOSE DOCUMENTS. SEE "FORWARD-LOOKING STATEMENTS" ON THE INSIDE COVER OF THIS PROXY STATEMENT/PROSPECTUS.

   WITH RESPECT TO THE INFORMATION CONTAINED IN THIS PROXY
STATEMENT/PROSPECTUS, CARDINAL HAS SUPPLIED THE INFORMATION CONCERNING CARDINAL AND BRICK MERGER CORP., AND BINDLEY WESTERN HAS SUPPLIED THE INFORMATION CONCERNING BINDLEY WESTERN.

   IN ADDITION, IF YOU HAVE ANY QUESTIONS ABOUT THE MERGER OR VOTING PROCEDURES, YOU MAY CONTACT:

                             [MACKENZIE LOGO]

                             [ADDRESS]

                             (212)    -     (Call Collect)
                             (800)    -     (Call Toll-Free)

                        BINDLEY WESTERN INDUSTRIES, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY  , 2001

TO THE SHAREHOLDERS OF BINDLEY WESTERN:

   A special meeting of shareholders of Bindley Western Industries, Inc. will be held on February , 2001, at 9:00 a.m., Indianapolis time, at the
[         ], in Indianapolis, Indiana. The purposes of the special meeting are to:

     1. Vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 2, 2000, among Cardinal Health, Inc., Brick Merger Corp., a wholly owned subsidiary of Cardinal, and Bindley Western, pursuant to which, among other things, Brick Merger Corp. will merge with and into Bindley Western upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the proxy statement/prospectus that follows this notice. If the merger agreement is approved and the merger and the related transactions contemplated by the merger agreement are consummated, each Bindley Western common share will be converted into the right to receive 0.4275 of a Cardinal common share.

     2. Adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal.

     3. Act on any other matters that may properly come before the special meeting.

   Your board of directors has fixed the close of business on January , 2001, as the record date for determining shareholders entitled to notice of and to vote at the special meeting. The merger proposal requires the affirmative vote of the holders of a majority of the outstanding Bindley Western common shares entitled to vote thereon. Shareholders owning approximately 18.9% of the outstanding Bindley Western common shares have already agreed in writing to vote in favor of the approval of the merger agreement and the merger.

   You are cordially invited to attend the special meeting. Whether or not you plan on attending the special meeting, please vote by signing, dating and returning the enclosed proxy card or submitting a proxy through the Internet or by telephone. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. However, if you do not return the proxy or vote in person at the special meeting, the effect will be the same as a vote against the merger.

                                          By Order of the Board of Directors

                                          Michael D. McCormick
                                          Executive Vice President, General
                                           Counsel and Secretary

January  , 2001
Indianapolis, Indiana

   To find any one of the principal sections of this proxy statement/prospectus identified below, simply bend the document slightly to expose the black tabs and open the document to the tab which corresponds to the title of the section you wish to read.

                                                              TABLE OF CONTENTS       .

                                                            QUESTIONS & ANSWERS       .

                                                                        SUMMARY       .

                                                                   RISK FACTORS       .

                                                                SPECIAL MEETING       .

                                                                     THE MERGER       .

                                                           THE MERGER AGREEMENT       .

                                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES       .

                                                                  THE COMPANIES       .

                                                PRO FORMA FINANCIAL INFORMATION       .

                                          DESCRIPTION OF CARDINAL CAPITAL STOCK       .

                                               COMPARISON OF SHAREHOLDER RIGHTS       .

                                                              OTHER INFORMATION       .

                                                                        ANNEXES       .

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FORWARD-LOOKING STATEMENTS
REFERENCES TO ADDITIONAL INFORMATION
QUESTIONS AND ANSWERS ABOUT THE CARDINAL/BINDLEY WESTERN MERGER............   1
SUMMARY....................................................................   4
Selected Historical Financial Information..................................  13
Selected Unaudited Pro Forma Combined Financial Information................  16
Comparative Per Common Share Information...................................  18
Comparative Market Price and Dividend Data.................................  21
RISK FACTORS...............................................................  22
  The Market Value of Cardinal Common Shares Will Vary.....................  22
  Uncertainties Exist in Integrating Our Business Operations...............  22
  There Are Risks Associated with Cardinal's Acquisition Strategy..........  22
  We May Fail to Achieve the Benefits Anticipated in the Merger............  22
SPECIAL MEETING............................................................  24
  Time and Place of the Meeting............................................  24
  Matters to be Considered at the Special Meeting..........................  24
  Record Date..............................................................  24
  Share Ownership..........................................................  24
  Quorum...................................................................  25
  Vote Required............................................................  25
  Voting and Revocation of Proxies.........................................  25
  Solicitation of Proxies..................................................  25
THE MERGER.................................................................  27
  Background of the Merger.................................................  27
  Reasons for the Merger;
  Recommendation of the Board of Directors.................................  28
  Opinion of Bindley Western's Financial Advisor...........................  31
  Interests of Bindley Western's Directors and Officers in the Merger......  37
  Accounting Treatment.....................................................  40
  Appraisal Rights.........................................................  40
  Regulatory Approvals.....................................................  40
  Federal Securities Law Consequences......................................  41
  Stock Option Agreement...................................................  42
  Support/Voting Agreements................................................  45

                                                                            PAGE
                                                                            ----
THE MERGER AGREEMENT.......................................................  47
  The Merger...............................................................  47
  Merger Consideration; Conversion of Securities...........................  47
  Exchange Procedures......................................................  47
  Representations and Warranties...........................................  48
  Covenants................................................................  50
  Acquisition Proposals....................................................  54
  Bindley Western Termination Right........................................  55
  Conditions...............................................................  56
  Stock Options............................................................  59
  Bindley Western Employee Benefits and Plans..............................  59
  Termination..............................................................  59
  Effect of Termination....................................................  60
  Amendment and Waiver.....................................................  62
  Fees and Expenses........................................................  62
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES..............................  63
THE COMPANIES..............................................................  64
  Business of Bindley Western..............................................  64
  Business of Cardinal.....................................................  64
  Brick Merger Corp........................................................  66
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION...............  67
  Unaudited Pro Forma Condensed Combined Balance Sheet.....................  68
  Unaudited Pro Forma Condensed Combined Statements of Earnings............  69
  Notes to Pro Forma Condensed Combined Financial Information..............  74
DESCRIPTION OF CARDINAL CAPITAL STOCK......................................  76
  Authorized and Outstanding Shares........................................  76
  Voting...................................................................  76
  Board of Directors.......................................................  76
  Anti-Takeover Provisions of Ohio Revised Code............................  77
  Transfer Agent and Registrar.............................................  77
COMPARISON OF SHAREHOLDER RIGHTS...........................................  78
  Authorized Capital Shares................................................  78
  Size of the Board of Directors...........................................  78
  Classes of Directors.....................................................  78
  Nomination of Directors for Election.....................................  79

                                                                          PAGE
                                                                          ----
  Vacancies of the Board.................................................  79
  Removal of Directors...................................................  80
  Provisions Affecting Control Share Acquisitions and Business
   Combinations..........................................................  80
  Mergers, Acquisitions, Share Purchases and Other Transactions..........  83
  Notice of Shareholder Meetings.........................................  84
  Submission of Shareholder Proposals....................................  85
  Special Meeting of Shareholders........................................  85
  Shareholder Action Without a Meeting...................................  86
  Cumulative Voting......................................................  86
  Voting Rights..........................................................  86
  Shareholder Class Voting Rights........................................  87
  Rights of Preferred and Special Shareholders...........................  87
  Dividends..............................................................  88
  Rights of Dissenting Shareholders......................................  88
  Shareholder Preemptive Rights..........................................  89
  Inspection of Shareholder Lists........................................  89
  Liability of Directors and Officers....................................  91
  Duties of Directors....................................................  91
  Indemnification of Directors and Officers..............................  91
  Amendment of Charter Documents.........................................  93
  Amendment and Repeal of Bylaws and Regulations.........................  93

                                                                            PAGE
                                                                            ----
OTHER ACTION TO BE TAKEN AT THE BINDLEY WESTERN SPECIAL MEETING............  94
  Bindley Western Adjournment Proposal.....................................  94
LEGAL MATTERS..............................................................  95
INDEPENDENT PUBLIC ACCOUNTANTS.............................................  95
OTHER MATTERS..............................................................  95
SHAREHOLDER PROPOSALS......................................................  95
WHERE YOU CAN FIND MORE INFORMATION........................................  96

Agreement and Plan of Merger, dated December 2, 2000, by and among
 Cardinal Health, Inc., Brick Merger Corp. and Bindley Western
 Industries, Inc. .................................................... Annex A
Stock Option Agreement, dated December 2, 2000, between Cardinal
 Health, Inc. and Bindley Western Industries, Inc. ................... Annex B
Opinion of Salomon Smith Barney Inc., dated December 2, 2000.......... Annex C

        QUESTIONS AND ANSWERS ABOUT THE CARDINAL/BINDLEY WESTERN MERGER

   We intend the following questions and answers to provide brief answers to frequently asked questions concerning the merger. These questions and answers do not, and are not intended to, address all the questions that may be important to Bindley Western shareholders. You should read the summary and the remainder of this document and all of the annexes carefully.

Q: WHY ARE CARDINAL AND BINDLEY WESTERN MERGING?

A: Our companies are proposing to merge because we believe the combination will make us stronger and more diversified. We expect the merger to provide significant benefits to both shareholders and customers by achieving opportunities to streamline and rationalize our distribution infrastructure, reduce duplicative costs in the administration of our businesses, broaden our product portfolios and strengthen our position as a competitor in the rapidly changing health care services industry through sharing of best practices. Both companies are growth-oriented and innovative and have a proven record of financial discipline and performance. We anticipate significant synergies and cost savings of approximately $100 million on an annual basis beginning in the third year following completion of the merger through facilities rationalization, elimination of redundant overhead, improved inventory and capital usage, and expanded product merchandising. See "The Merger--Reasons for the Merger; Recommendation of the Board of Directors" and "Forward-Looking Statements."

Q: WHAT HAPPENS TO MY BINDLEY WESTERN COMMON SHARES IN THE MERGER?

A: You will receive 0.4275 of a Cardinal common share for each Bindley Western common share you own. You will also receive cash in lieu of any fractional shares.

    For example, a holder
    of 100 Bindley Western
    common shares will
    receive 42 Cardinal
    common shares, plus a
    cash payment with
    respect to 0.75 of a
    fractional Cardinal
    common share.

  The Cardinal common shares you receive will be listed on the New York Stock Exchange, where Bindley Western and Cardinal common shares currently trade.

Q: WHAT DO I HAVE TO DO IN CONNECTION WITH THE MERGER?

A: We cannot complete the merger unless, among other things, the shareholders of Bindley Western vote to approve it. Bindley Western is holding a special meeting at which you are entitled to vote on the merger. You may choose one of the following ways to cast your vote:

  . by completing the accompanying proxy card and returning it in the enclosed postage-paid envelope;

  . through the Internet or by telephone, as outlined on the accompanying proxy card; or

  . by appearing and voting in person at the special meeting.

Q: ARE THERE RISKS ASSOCIATED WITH THE MERGER THAT I SHOULD CONSIDER IN
   DECIDING HOW TO VOTE?

A: Yes. There are risks associated with all business combinations, including the proposed merger. In particular, you should be aware that the number of Cardinal common shares you will receive in return for each Bindley Western common share you own is fixed and will not change as the market prices of Bindley Western common shares and Cardinal common shares fluctuate. Accordingly, the value of the Cardinal common shares that you will receive in return for your Bindley Western common shares may be either less than or more than the current market price of the corresponding number of Cardinal common shares. In addition, there is a risk that we will not realize the synergies and cost savings we expect to obtain from the merger to the extent that, or as promptly as, we currently anticipate. There are also a number of other risks that are discussed and incorporated by reference in this document. You should review the section of this document entitled "Risk Factors" with particular care.

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approval of Bindley Western shareholders at the special meeting, are fulfilled. Fulfilling some of these conditions, such as receiving governmental approvals, is not entirely within our control. We currently expect to complete the merger in the first half of calendar 2001.

Q: SHOULD I SEND IN MY BINDLEY WESTERN STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send you written instructions, including a letter of transmittal, that explain how to exchange your Bindley Western stock certificates for stock certificates representing Cardinal common shares. Please do not send in any Bindley Western stock certificates until you receive these written instructions and the letter of transmittal.

Q: HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: You should contact your broker. Your broker can give you directions on how to vote your shares. Your broker cannot vote your shares unless he receives appropriate instructions from you.

Q: MAY I CHANGE MY VOTE EVEN AFTER SUBMITTING A PROXY?

A: Yes. If you want to change your vote, you may do so at any time before the special meeting by sending to the Corporate Secretary of Bindley Western a written notice saying that you are revoking your proxy or by submitting a later dated proxy by mail or telephone or through the Internet with your new vote; alternatively, you can attend the special meeting in person and vote your shares yourself at the special meeting.

Q: WILL BINDLEY WESTERN SHAREHOLDERS HAVE TO PAY ADDITIONAL TAX BECAUSE OF THE
   MERGER?

A: Most shareholders of Bindley Western will not recognize gain or loss for U.S. federal income tax purposes as a result of exchanging their Bindley Western common shares for Cardinal common shares, other than with respect to any cash received in lieu of fractional shares. The holding period of Cardinal common shares received by Bindley Western shareholders in the merger, which determines how any gain or loss should be treated for U.S. federal income tax purposes upon future sales of such shares, will generally include the holding period of the Bindley Western common shares exchanged in the merger. See "United States Federal Income Tax Consequences."

  Nevertheless, the tax consequences to you of the merger will depend on your individual circumstances and may differ from those explained here. You should consult with your own tax advisor to ascertain the tax consequences that the merger will have for you.

Q: AM I ENTITLED TO EXERCISE ANY DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION
   WITH THE MERGER?

A: Under Indiana law, Bindley Western shareholders are not entitled to dissenters' rights in connection with the merger.

Q: HOW DO THE RIGHTS OF CARDINAL SHAREHOLDERS COMPARE TO THOSE OF BINDLEY
   WESTERN SHAREHOLDERS?

A: The rights of Cardinal shareholders are governed by Ohio law and by Cardinal's articles of incorporation and code of regulations, in each case as amended and restated, while the rights of Bindley Western shareholders are governed by Indiana law and Bindley Western's articles of incorporation and bylaws, in each case as amended and restated. For a summary of significant differences between the rights of Cardinal shareholders and Bindley Western shareholders, see "Comparison of Shareholder Rights."

Q: WILL DIVIDENDS BE PAID ON CARDINAL COMMON SHARES AFTER THE MERGER?

A: Cardinal currently expects that, after the merger is completed, Cardinal will continue to pay quarterly cash dividends. Cardinal's current quarterly dividend is $0.03 per share. The Cardinal board of directors, however, has discretion to decide upon the timing and amount of any future dividends. Whether or not Cardinal will pay such dividends (and if so, how much such dividends will be) will depend on Cardinal's future earnings, financial condition, capital requirements and other factors. See "Summary--Comparative Market Price and Dividend Data" and "Comparison of Shareholder Rights-- Dividends."

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER, WHERE CAN I FIND ANSWERS?

A: In addition to reading this proxy statement/prospectus, its annexes and the documents we have incorporated in this proxy statement/prospectus by reference, you can find more information about the merger in our companies' public filings with the Securities and Exchange Commission and the New York Stock Exchange. See "Where You Can Find More Information." If you require assistance in changing or revoking a proxy or if you have any other questions about the merger, please contact:

                                [MACKENZIE LOGO]

                                   [ADDRESS]

                         (212)    -     (Call Collect)
                        (800)    -     (Call Toll-Free)

                                    SUMMARY

   This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus, including annexes, and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information" on page 96. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement/prospectus.

THE COMPANIES (PAGE 64)

BINDLEY WESTERN INDUSTRIES, INC.
8909 Purdue Road
Indianapolis, Indiana 46268
(317) 704-4000

   Bindley Western is the fifth largest distributor of pharmaceuticals and related products in the United States. It provides an array of cost-effective pharmaceutical and supply chain management products. Customers include retail chain and independent pharmacies, supermarkets and mass retailers with their own pharmacies, hospitals, clinics, health maintenance organizations and managed care organizations, all of which are dedicated to lowering the cost of health care and improving the quality of patient care. Bindley Western is headquartered in Indianapolis, Indiana, employs approximately 2,000 people and has annual revenues of about $8.5 billion.

CARDINAL HEALTH, INC.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000

   Cardinal is one of the country's leading providers of products and services supporting the health care industry. It provides innovative, cost-effective pharmaceutical services that improve the medication use process for a broad base of customers nationwide. These services include pharmaceutical distribution, hospital pharmacy management, automated dispensing systems manufacturing, drug delivery systems, pharmaceutical packaging, retail pharmacy franchising and clinical information systems development. Cardinal also manufactures and distributes medical, surgical and laboratory products through its wholly owned subsidiary, Allegiance Corporation. Cardinal, which is headquartered in Dublin, Ohio, employs more than 42,000 people on five continents and produces annualized revenues approaching $30 billion.

BRICK MERGER CORP.
7000 Cardinal Place
Dublin, Ohio 43017
(614) 757-5000

   Brick Merger Corp. is a newly formed, wholly owned subsidiary of Cardinal formed for the purpose of effecting the merger.

THE SPECIAL MEETING (PAGE 24)

   The special meeting will be held on February [ ], 2001 at 9:00 a.m.,
Indianapolis time, at [          ], in Indianapolis, Indiana. At the special
meeting, you will be asked to approve the merger agreement and the merger.

RECORD DATE; VOTE REQUIRED (PAGES 24 AND 25)

   You can vote at the special meeting if you owned Bindley Western common shares at the close of business on the record date of January [ ], 2001. On
that date, there were about [   ] Bindley Western common shares outstanding and
entitled to vote. You can cast one vote for each Bindley Western common share you then owned. In order to approve the merger, the holders of a majority of all outstanding Bindley Western common shares entitled to vote thereon must vote in favor of doing so.

   Four Bindley Western senior executives, who together own approximately 18.9% of the outstanding common shares of Bindley Western, have already agreed to vote in favor of the merger. See "--Support/Voting Agreements." As of the record date, the directors and executive officers of Bindley Western and their affiliates held shares representing approximately [ ]% of all outstanding Bindley Western common shares eligible to vote at the Bindley Western special meeting, and the directors and executive officers of Cardinal and their affiliates did not hold any Bindley Western common shares.

OUR REASONS FOR THE MERGER (PAGE 28)

   We believe that combining our companies will provide significant benefits to our shareholders and customers. In bringing our various businesses together, customers will receive the benefits of a significantly broader line of products and services, and Bindley Western's customers will gain access to a sophisticated, established e-commerce infrastructure. We believe the merger will benefit shareholders by:

  . providing a premium to Bindley Western shareholders based on market prices for the Bindley Western common shares immediately prior to the signing of the merger agreement and producing an immediate accretion to earnings for Cardinal and its shareholders;

  . producing significant cost saving opportunities and anticipated synergies of approximately $100 million on an annualized basis by the end of the third year following the completion of the merger;

  . improving asset utilization of current distribution infrastructure and technology and creating a platform to support high growth segments, such as the nuclear pharmacy business;

  . diversifying our businesses with broader product offerings and a wider customer base; and

  . combining two high-growth companies with a similar service orientation and innovative culture.

THE MERGER (PAGE 47)

   The merger agreement is included as Annex A to this proxy statement/prospectus. Please read the merger agreement. The merger agreement is the legal document that governs the merger.

 General

   We propose a combination in which Bindley Western will merge with Brick Merger Corp., a wholly owned subsidiary of Cardinal, with the result that, after the merger, Bindley Western will become a wholly owned subsidiary of Cardinal. In exchange for your Bindley Western common shares, you will have the right to receive 0.4275 of a Cardinal common share for each Bindley Western common share you own (with cash paid in lieu of fractional shares). After the merger, both Cardinal shareholders and Bindley Western shareholders will be shareholders of Cardinal.

 Merger Consideration; Conversion of Shares (page 47)

   When we complete the merger, your Bindley Western common shares will be exchanged for Cardinal common shares. Each Bindley Western common share will automatically be converted into the right to receive 0.4275 of a Cardinal common share. The total number of Cardinal common shares you will receive will therefore be equal to the number of Bindley Western common shares you own multiplied by 0.4275 with cash being paid in place of any fractional shares.

   Because the number of Cardinal common shares that you will receive in the merger is determined by the fixed exchange ratio of 0.4275, the value of the Cardinal common shares you will receive in the merger will fluctuate as the price of Cardinal common shares changes.

 Bindley Western Stock Options (page 59)

   When we complete the merger, stock options to purchase Bindley Western common shares granted to Bindley Western employees under Bindley Western's stock option plans that are outstanding and not yet exercised will become options to purchase Cardinal common shares. In addition, under the terms of Bindley Western's stock option plans (other than stock option plans for non-employee directors), the outstanding options generally will vest upon shareholder approval of the merger. The number of Cardinal common shares subject to such stock options and the exercise price of such stock options will be adjusted according to the exchange ratio so that the stock options have the same value immediately before and immediately after the merger. After the merger, these options will continue to be governed by the terms of Bindley Western's stock option plans as in effect at the time of grant of each such option.

 Management and Operations after the Merger (page 52)

   After the merger, the Cardinal board of directors will continue to manage the business of Cardinal, which will then include the business of Bindley Western as a wholly owned subsidiary. In connection with the merger, however, Cardinal will, as soon as the merger is completed, take all steps necessary to elect to the Cardinal board of directors William E. Bindley, the Chairman, President and Chief Executive Officer of Bindley Western. In addition, much of Bindley Western's current management is expected to remain in place. Over time, following completion of the merger, Bindley Western's operations will be combined with Cardinal's.

 Bindley Western's Recommendations to Shareholders (page 28)

   The Bindley Western board of directors believes that the merger is fair to you and in your best interests, and it unanimously recommends that you vote "FOR" approval of the merger agreement and the merger.

 Opinion of Bindley Western's Financial Advisor (page 31)

   In connection with the merger, the Bindley Western board of directors received a written opinion from Salomon Smith Barney Inc. as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger. The full text of Salomon Smith Barney's written opinion, dated December 2, 2000, is included in this document as Annex C. We encourage you to read this opinion in its entirety carefully for a description of the assumptions made, matters considered and limitations on the review undertaken.

   Salomon Smith Barney's opinion is addressed to the Bindley Western board of directors and does not constitute a recommendation to any shareholder with respect to any matters relating to the proposed merger.

 Conditions to Completion of the Merger (page 56)

   The completion of the merger depends on a number of conditions being met. In addition to customary conditions relating to our compliance with the merger agreement, these include the following:

  . approval of the merger agreement by the holders of a majority of the outstanding Bindley Western common shares;

  . receipt of all antitrust and other requisite governmental approvals;

  . approval of Cardinal common shares to be issued in the merger for listing on the New York Stock Exchange;

  . receipt of an opinion from Bindley Western's legal counsel, which has already been delivered, to the effect that, for U.S. federal income tax purposes, the exchange of Bindley Western common shares for Cardinal common shares generally will not cause Bindley Western shareholders to recognize any gain or loss other than in connection with any cash received in lieu of fractional shares;

  . receipt of a letter from Arthur Andersen LLP stating that the merger will be treated as a pooling of interests for accounting purposes;

  . receipt of a letter from PricewaterhouseCoopers LLP concurring with Bindley Western's management that there are no conditions precluding Bindley Western from being a party to a business combination transaction for which pooling-of-interests accounting treatment would be available;

  . absence of any injunction or legal restraint blocking the merger or seeking to prevent Cardinal or Bindley Western from exercising full rights of ownership and control, or of any proceedings by a government authority trying to block the merger;

  . receipt of an opinion from Bindley Western's legal counsel in connection with the spin-off of Priority Healthcare Corporation to the effect that the transactions contemplated by the merger agreement should not cause Bindley Western to recognize gain or loss on the spin-off of Priority Healthcare Corporation by reason of Section 355(e) of the Internal Revenue Code of 1986, as amended; and

  . absence of any event that has had or is likely to have a material adverse effect on Cardinal or Bindley Western.

Bindley Western and Cardinal may each waive any condition intended for its benefit other than the need to obtain shareholder approval and any other condition required as a matter of law.

 Termination of the Merger (page 59)

   We can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of Bindley Western have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement in various circumstances, including the following:

  . if there is any law or regulation that makes the merger illegal or if any governmental entity issues a final, non-appealable order blocking the merger;

  . if the merger has not been completed by August 30, 2001 (unless the failure to complete the merger by that time is due to a violation of the merger agreement by the party that wants to terminate the agreement);

  . if the other party breaches our agreement in a way that would entitle the party seeking to terminate the agreement to not consummate the merger, and the breaching party does not correct the breach promptly (as long as the party seeking to terminate has not itself materially breached the merger agreement);

  . if at the special meeting or any adjournment thereof, the requisite vote of the Bindley Western shareholders needed to approve the merger agreement is not obtained; or

  . if at any time the other party shall have taken any action that prevents the merger from qualifying as a pooling of interests and Arthur Andersen LLP advises Cardinal that the merger cannot be accounted for as a pooling of interests.

   In addition, Cardinal may, without the consent of Bindley Western, decide to terminate the merger agreement in various circumstances, including the following:

  . if the Bindley Western board withdraws, modifies or changes its recommendation in favor of the merger in a manner adverse to Cardinal, or if the Bindley Western board approves or recommends a competing business combination or similar transaction for Bindley Western with a third party, or if the Bindley Western board refuses to affirm its recommendation of the merger within 15 business days of a written request from Cardinal; or

  . if Bindley Western materially breaches any of its obligations under the stock option agreement (described below).

   In addition, Bindley Western may, without the consent of Cardinal, decide to terminate the merger agreement if: (1) the Bindley Western board determines in good faith, after consultation with its financial and legal advisors, that a written proposal from a third party for a competing business combination or similar transaction with Bindley Western (which Bindley Western did not solicit or encourage) is more favorable to the Bindley Western shareholders from a financial point of view than is the merger; (2) the Bindley Western board determines in good faith, after consultation with its legal counsel, that its failure to enter into the competing business combination or similar transaction with the third party would constitute a breach of its fiduciary duties under applicable law; and (3) Bindley Western pays Cardinal the fees described below. In those circumstances, Bindley Western may enter into an agreement with the third party proposing the competing business combination or similar transaction.

 Termination Fees (page 60)

   Bindley Western must pay Cardinal a termination fee of $53 million and up to $6 million of Cardinal's costs related to the merger if:

  . the merger agreement is terminated by Bindley Western in order to pursue a competing business combination;

  . the merger agreement is terminated upon mutual consent after the announcement of a competing business combination;

  . the Bindley Western board has withdrawn or modified its recommendation to the Bindley Western shareholders in a manner adverse to Cardinal; or the Bindley Western board has recommended a competing business combination or similar transaction to the Bindley Western shareholders; or if the Bindley Western board refuses to affirm its recommendation of the merger within 15 business days of a written request from Cardinal;

  . the merger is not completed by August 30, 2001 as a result of Bindley
    Western's willful failure to perform any material covenant or obligation of the merger agreement;

  . Bindley Western has materially breached its obligations under the stock option agreement; or

  . the merger agreement is terminated because the Bindley Western shareholders do not approve the merger at the Bindley Western special meeting, and prior to such termination a third party had made or disclosed a proposal for a competing business combination with Bindley Western, and within 12 months of the termination Bindley Western enters into an agreement with respect to a competing business combination.

   Bindley Western must pay Cardinal a termination fee of $20 million and up to $6 million of Cardinal's costs related to the merger if:

  . the merger agreement is terminated because the Bindley Western shareholders do not approve the merger at the Bindley Western special meeting, and prior to such termination a third party had made or disclosed a proposal for a competing business combination with Bindley Western.

   Bindley Western must pay Cardinal a termination fee of $20 million if:

  . the merger agreement is terminated because the Bindley Western shareholders do not approve the merger at the Bindley Western special meeting, and no proposal for a competing business combination with Bindley Western has been made or disclosed by any third party, but Bindley Western enters into an agreement with respect to a business combination within six months of the termination.

In addition, some of these termination events will also entitle Cardinal to exercise its option under the stock option agreement as described below. Except as stated above, we will each pay our own fees and expenses.

 Waiver and Amendment (page 62)

   We may jointly amend the merger agreement, and each of us may waive our right to require the other party to adhere to the terms and conditions of the agreement, to the extent legally permissible. However, we may amend the agreement after the Bindley Western shareholders approve the merger only if the amendment does not require the further approval of the Bindley Western shareholders under applicable law or if the Bindley Western shareholders approve the amendment.

 Accounting Treatment (page 39)

   We expect the merger to qualify as a pooling of interests. This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one. We have conditioned our obligations to complete the merger on Cardinal's receipt of a letter from its independent public accountants stating that the merger will qualify as a "pooling of interests" and Bindley Western's receipt of a letter from its independent public accountants stating that Bindley Western is qualified to be a party to a pooling-of-interests transaction.

STOCK OPTION AGREEMENT (PAGE 42)

   As an inducement to Cardinal to enter into the merger agreement, Bindley Western has entered into a stock option agreement that grants to Cardinal an option to purchase Bindley Western common shares under certain circumstances. The most Bindley Western common shares that can be purchased if the option is exercised is 19.9% of the outstanding Bindley Western common shares. The purchase price per Bindley Western common share under the option granted by Bindley Western is $42.54, or the exchange ratio of the merger times the average of the closing prices of the Cardinal common shares for the five trading days before the option is exercised, whichever is lower. In certain circumstances, Cardinal may require Bindley Western to repurchase the option (and any Bindley Western common shares purchased under the option) at a predetermined price. In addition, Bindley Western may require Cardinal to sell the option (and/or any Bindley Western common shares purchased under the option) back to Bindley Western at a price determined by a formula set forth in the stock option agreement. However, Cardinal's profit from exercising the option or selling the option (or Bindley Western common shares purchased under the option) to Bindley Western may not exceed an aggregate of $80 million when combined with any termination fees it receives (excluding reimbursement of expenses) in connection with the termination of the merger agreement.

   Cardinal may not exercise the option unless specific events occur. These events generally are business combinations or acquisition transactions relating to Bindley Western and certain related activities (other than the merger we are proposing in this proxy statement/prospectus) such as a merger or the sale of a substantial amount of assets or stock. The stock option agreement is included as Annex B to this proxy statement/prospectus. We do not know of any event that has occurred as of the date of this proxy statement/prospectus that would permit Cardinal to exercise the option.

   Bindley Western granted the option to Cardinal to increase the likelihood that we would complete the merger. The stock option agreement could discourage other companies from trying or proposing to combine with Bindley Western before we complete the merger.

SUPPORT/VOTING AGREEMENTS (PAGE 45)

   In connection with the merger, Cardinal and Bindley Western have entered into support/voting agreements with William E. Bindley, Thomas J. Salentine, Michael D. McCormick and Keith W. Burks, all of whom are executive officers of Bindley Western. As of the record date, January [ ] 2001, these executive officers held approximately [ ] million Bindley Western common shares, representing approximately 18.9% of the outstanding Bindley Western common shares. Pursuant to the support/voting agreements, each of these executive officers has agreed to vote all their shares in favor of the merger agreement and the merger at the special meeting.

INTERESTS OF BINDLEY WESTERN'S DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 37)

   Some of Bindley Western's directors and officers have interests in the merger that are different from, or in addition to, their interests as shareholders of Bindley Western. These interests exist because of rights these directors and officers hold under agreements with Bindley Western or under Bindley Western employee benefit plans. Some of Bindley Western's directors and officers have the following interests in the merger that are different from your and their interests as shareholders:

  . Cardinal will indemnify the directors and officers of Bindley Western and its subsidiaries after the merger to the same extent as they were indemnified before the merger, and generally maintain director and officer liability insurance for six years after completion of the merger.

  . Under the terms of Bindley Western's stock option plans (other than the stock option plan for non-employee directors), all outstanding Bindley Western stock options will become fully vested and exercisable upon shareholder approval of the merger. In addition, following shareholder approval of the merger, all amounts in each executive officer's account under Bindley Western's supplemental deferred compensation plans will be distributed to him.

  . Any stock options not exercised before the merger will be converted into options to purchase Cardinal common shares, with appropriate adjustments to reflect the exchange ratio.

  . Messrs. Bindley, Salentine, McCormick and Burks were also covered by termination benefit agreements under which they are entitled to change-in-control payments. Upon completion of the merger, the termination benefit agreements will be replaced by executive agreements between Cardinal, Bindley Western and the executives, providing for lump sum payments upon completion of the merger and other matters.

   Additional interests of Bindley Western directors and executive officers are described further in "The Merger--Interests of Bindley Western's Directors and Officers in the Merger" on pages 37 through 39.

   The Bindley Western board of directors knew about these additional interests, and considered them, when it approved the merger and recommended that Bindley Western shareholders approve the merger agreement.

APPRAISAL RIGHTS (PAGE 40)

   Under Indiana law, Bindley Western shareholders are not entitled to any dissenters' rights of appraisal in connection with the merger.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 63)

   We expect that for U.S. federal income tax purposes, the exchange of Bindley Western common shares for Cardinal common shares generally will not cause Bindley Western shareholders to recognize any gain or loss. Bindley Western shareholders will, however, have to recognize gain or loss in connection with any cash received in lieu of fractional shares.

   Bindley Western has received a legal opinion from its counsel that the U.S. federal income tax treatment will be as we have described it in this proxy statement/prospectus. This opinion will not bind the Internal Revenue Service, which could take a different view.

   THIS TAX TREATMENT MAY NOT APPLY TO ALL BINDLEY WESTERN SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU MAY BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES FOR YOU.

SIGNIFICANT DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS (PAGE 78)

   The rights of Bindley Western shareholders are currently governed by the Indiana Business Corporation Law and Bindley Western's amended and restated articles of incorporation and bylaws, as amended and restated. The rights of Cardinal shareholders are governed by the Ohio General Corporation Law and Cardinal's amended and restated articles of incorporation and restated code of regulations, each as amended. Upon our completing the merger, shareholders of Cardinal and shareholders of Bindley Western will both be shareholders of Cardinal, and your rights will be governed by the Ohio General Corporation Law and by Cardinal's amended and restated articles of incorporation and restated code of regulations, each as amended. Neither Cardinal's amended and restated articles of incorporation nor its restated code of regulations, each as amended, will be affected by the merger.

REGULATORY APPROVALS (PAGE 40)

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable rules of the U.S. Federal Trade Commission, we may not complete the merger unless we make certain filings with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and certain waiting periods expire or are earlier terminated. Bindley Western and Cardinal have submitted the required filings to the Antitrust Division of the Department of Justice and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act is currently scheduled to expire on January 7, 2001, unless it is terminated earlier or extended by a Request for Additional Information or Documentary Materials. If the Antitrust Division or the Federal Trade Commission issues such a request, the waiting period will be extended until 20 days after we have substantially complied with the request, unless this period is shortened by a grant of early termination.

   The Antitrust Division of the Department of Justice and the Federal Trade Commission frequently review transactions like the merger for compliance with the antitrust laws. At any time before or after the merger, the Antitrust Division or the Federal Trade Commission could take action under the antitrust laws to seek to block the merger or require the divestiture of substantial assets of Bindley Western or Cardinal. While Bindley Western and Cardinal believe that the merger will not violate the antitrust laws, there is no way to be sure that the Antitrust Division or the Federal Trade Commission will not challenge the merger, and if either of them do challenge the merger, there is no way to be sure what the result will be. In 1998, the Federal Trade Commission successfully blocked two proposed transactions in the drug wholesale distribution industry, the acquisition by Cardinal of Bergen Brunswig Corporation and the acquisition by McKesson Corporation of AmeriSource Health Corporation. Both Bergen Brunswig and AmeriSource are substantially larger competitors than Bindley Western. Cardinal and Bindley Western do not believe that such a challenge could be successfully made here.

   Cardinal has filed an application for approval of the Cardinal common shares to be issued in the merger for listing on the New York Stock Exchange.

   In connection with the merger, Cardinal may be required to give notifications to and/or receive consents from the United States Drug Enforcement Administration, the United States Nuclear Regulatory Commission, state nuclear regulatory agencies, state boards of pharmacy and governmental agencies under numerous licenses and permits held by Bindley Western and its subsidiaries. Although we do not expect that obtaining any required consents from these agencies will prevent us from completing the merger, we cannot be certain that we will obtain all required regulatory clearances.

   Other than as we describe in this document, the merger does not require the approval or clearance of any federal, state or foreign agency. We will, however, be required to make certain filings with federal and state governmental authorities to complete the merger.

FORWARD-LOOKING STATEMENTS (INSIDE COVER)

   We have each made forward-looking statements in this document (and in documents to which we refer you in this document) that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the merger is completed. Also, when we use any of the words "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the combined company after the merger and could cause those results or that performance to differ materially from those expressed in our forward-looking statements. See "Forward-Looking Statements" on the inside cover of this proxy statement/prospectus.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

   The following financial information is to aid you in your analysis of the financial aspects of the merger. We present below selected historical financial data of Bindley Western for each of the five years ended December 31, 1999 and for the nine months ended September 30, 2000 and 1999, and of Cardinal for each of the five years ended June 30, 2000 and for the three months ended September 30, 2000 and 1999. The income statement of Bindley Western for the nine months ended September 30, 2000 and 1999 and the balance sheet data as of September 30, 2000 and 1999 are derived from the unaudited financial statements incorporated by reference in this proxy statement/prospectus. The income statement of Cardinal for the three months ended September 30, 2000 and 1999 and the balance sheet data as of September 30, 2000 and 1999 are derived from the unaudited financial statements incorporated by reference in this proxy statement/prospectus.

   We derived the income statement data for Bindley Western for the years ended December 31, 1999, 1998 and 1997, and the balance sheet data as of December 31, 1999 and 1998, from audited consolidated financial statements, which we have incorporated by reference into this proxy statement/prospectus. We derived the income statement data for Bindley Western for the years ended December 31, 1996 and 1995 and the balance sheet data as of December 31, 1997, 1996 and 1995 from audited consolidated financial statements, which, in accordance with Securities and Exchange Commission rules, we have not incorporated by reference into this proxy statement/prospectus.

   We derived the income statement data for Cardinal for the years ended June 30, 2000, 1999 and 1998, and the balance sheet data as of June 30, 2000 and 1999, from audited consolidated financial statements, which we have incorporated by reference into this proxy statement/prospectus. We derived the income statement data for Cardinal for the years ended June 30, 1997 and 1996 and the balance sheet data as of June 30, 1998, 1997 and 1996 from audited consolidated financial statements, which, in accordance with Securities and Exchange Commission rules, we have not incorporated by reference into this proxy statement/prospectus.

                                ----------------

   The historical financial data that appears below is only a summary, and you should read it in conjunction with the historical financial statements and related notes of Bindley Western. Bindley Western's historical financial statements are included in documents filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 96.

                        BINDLEY WESTERN INDUSTRIES, INC.
                    (In millions, except per share amounts)

                                                                      NINE MONTHS ENDED
                            AT OR FOR THE YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                         -------------------------------------------- -----------------
                           1995     1996     1997   1998(1)    1999     1999   2000(2)
                         -------- -------- -------- -------- -------- -------- --------
EARNINGS DATA:
Revenue:
  Net sales from stock.. $1,928.7 $2,127.3 $2,760.2 $4,124.0 $5,010.9 $3,687.9 $4,760.6
  Net brokerage sales...  2,741.4  3,190.2  4,549.7  3,497.4  3,468.4  2,470.7  2,466.2
                         -------- -------- -------- -------- -------- -------- --------
Total net revenue....... $4,670.1 $5,317.5 $7,309.9 $7,621.4 $8,479.3 $6,158.6 $7,226.8
Net earnings............ $   16.4 $   18.0 $   23.7 $   19.1 $   36.7 $   26.8 $   14.0
Earnings per common
 share:(3)
  Basic................. $   0.84 $   0.89 $   1.04 $   0.67 $   1.16 $   0.87 $   0.40
  Diluted...............     0.72     0.76     0.89     0.63     1.07     0.79     0.38
Cash dividends declared
 per common share....... $  0.080 $  0.080 $  0.080 $  0.080 $  0.065 $  0.050 $  0.055
BALANCE SHEET DATA:
Total assets............ $  848.7 $  941.2 $1,287.8 $1,286.6 $1,766.2 $1,581.0 $1,988.9
Long-term obligations,
 less current portion...     69.5     99.8     32.1      0.6     38.7     13.8     38.3
Shareholders' equity.... $  200.8 $  222.1 $  342.4 $  333.3 $  426.2 $  411.3 $  444.9

--------
(1) On December 31, 1998, Bindley Western distributed to the holders of Bindley Western common shares all of the 10,214,286 shares of Priority Healthcare Corporation Class A common stock owned by Bindley Western in the form of a dividend. As a result of the distribution, Priority ceased to be a subsidiary of Bindley Western as of December 31, 1998 and as such, its assets, liabilities and equity are not included in the balance sheet data as of December 31, 1998. However, Priority's results of operations, net of minority interest, for the year ended December 31, 1998 are included in Bindley Western's earnings statement data as of December 31, 1998 as Priority was a subsidiary of Bindley Western for the full year of fiscal 1998. During fiscal 1998, Bindley Western recorded a one-time charge of approximately $18.8 million ($14.0 million, net of tax) in connection with the Priority distribution. See Notes 2, 7, 10, 12, 13 and 17 of the "Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's 1999 Form 10-K/A for further discussion.

(2) The amounts included in the nine months ended September 30, 2000 include the impact of a one-time charge of $21.3 million ($20.8 million, net of tax) related to a legal settlement. See Note 3 of the "Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's September 2000 10-Q/A for further discussion.

(3) Net earnings per common share have been adjusted to retroactively reflect all stock dividends and stock splits through September 30, 2000.

   The historical financial data that appears below is only a summary, and you should read it in conjunction with the historical financial statements and related notes of Cardinal. Cardinal's historical financial statements are included in documents filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 96.

                              CARDINAL HEALTH INC.
                    (In millions, except per share amounts)

                                                                             THREE MONTHS ENDED
                            AT OR FOR THE FISCAL YEAR ENDED JUNE 30,(1)       SEPTEMBER 30,(1)
                         --------------------------------------------------- -------------------
                           1996       1997     1998(2)   1999(2)     2000      1999      2000
                         ---------  --------- --------- --------- ---------- --------- ---------
EARNINGS DATA:
Revenue:
  Operating revenue..... $14,449.6  $15,995.9 $18,084.6 $21,558.5 $ 25,246.9 $ 5,829.3 $ 6,983.2
  Bulk deliveries to
   customer warehouses..   2,178.5    2,469.1   2,991.4   3,553.0    4,623.7     954.4   1,751.4
                         ---------  --------- --------- --------- ---------- --------- ---------
Total revenue........... $16,628.1  $18,465.0 $21,076.0 $25,111.5 $ 29,870.6 $ 6,783.7 $ 8,734.6
Net earnings (loss)..... $  (310.2) $   351.0 $   448.5 $   481.0 $    679.7 $   122.0 $   173.2
Earnings (loss) per
 common share:(3).......
  Basic................. $   (1.17) $    1.29 $    1.61 $    1.73 $     2.44 $    0.44 $    0.62
  Diluted...............     (1.17)      1.26      1.58      1.68       2.39      0.43      0.61
Cash dividends declared
 per common share(3).... $   0.053  $   0.063 $   0.073 $   0.100 $    0.105 $   0.025 $   0.030
BALANCE SHEET DATA:
Total assets............ $ 6,555.7  $ 6,636.9 $ 7,596.6 $ 8,404.5 $ 10,264.9 $ 9,437.3 $11,224.6
Long-term obligations,
 less current portion...   1,593.3    1,321.0   1,330.0   1,223.9    1,485.8   1,519.6   1,973.3
Shareholders' equity.... $ 2,294.2  $ 2,717.9 $ 3,055.1 $ 3,569.6 $  3,981.2 $ 3,681.0 $ 4,230.3

--------
(1) Amounts reflect business combinations in all periods presented. Fiscal 2000, 1999, 1998, 1997 and 1996 and the three months ended September 30, 2000 and 1999 amounts reflect the impact of merger-related costs and other special charges. See Note 2 of "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal's Form 10-K for the fiscal year ended June 30, 2000 for a further discussion of merger-related costs and other special charges affecting fiscal 2000, 1999, and 1998. Fiscal 1997 amounts reflect the impact of merger-related charges of $50.9 million ($36.6 million, net of tax). Fiscal 1996 amounts reflect the impact of the write-down of goodwill of $550.0 million ($550.0 million, net of tax) due to the change by Allegiance Corporation in its method of assessing goodwill. In addition, fiscal 1996 amounts reflect the impact of merger-related charges and facility rationalizations of $178.5 million ($122.8 million, net of tax). See Note 5 of "Notes to Condensed Consolidated Financial Statements" incorporated by reference to Cardinal's September Form 10-Q for the three months ended September 30, 2000 for further discussion of merger-related costs and other special charges affecting the three months ended September 30, 2000 and 1999.

(2) Amounts above do not reflect the impact of pro forma adjustments related to Automatic Liquid Packaging, Inc. taxes (see Notes 1 and 2 of "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal's Form 10-K for the fiscal year ended June 30, 2000). For the fiscal years ended June 30, 1999 and 1998, the pro forma adjustment for Automatic Liquid Packaging taxes would have reduced net earnings by $9.3 million and $4.6 million, respectively. The pro forma adjustment would have decreased diluted earnings per common share by $0.03 to $1.65 for fiscal year 1999 and by $0.02 to $1.56 for fiscal year 1998.

(3) Net earnings and cash dividends per common share have been adjusted to retroactively reflect all stock dividends and stock splits through September 30, 2000.

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   Cardinal's historical fiscal year ends on June 30, but Bindley Western's historical fiscal year ends on December 31. For purposes of combining Bindley Western's historical financial information with Cardinal's in the pro forma condensed combined statements of earnings herein, the financial information of Cardinal for the fiscal years ended June 30, 2000, 1999 and 1998 have been combined with Bindley Western's financial information for the fiscal years ended December 31, 1999, 1998 and 1997. Cardinal's financial information for the three months ended September 30, 2000 and 1999 have been combined with Bindley Western's financial information for the three months ended September 30, 2000 and March 31, 1999.

   As a result of the combination of financial information discussed above, the financial results of Bindley Western for the six months ended June 30, 2000 are excluded from the pro forma financial statements. Bindley Western's net revenues and net loss for the six months ended June 30, 2000 were approximately $4.9 billion and $2.8 million. We have included this unaudited pro forma condensed combined summary information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between Cardinal and Bindley Western had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. Upon consummation of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma information due to a variety of factors, including changes in operating results between the dates of the pro forma information and the date the merger is consummated and thereafter, as well as factors discussed under "Risk Factors." You should read this selected unaudited pro forma combined financial information in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Information" included elsewhere in this document. This unaudited pro forma condensed combined summary financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related expenses, as discussed in Note 3 below and in Note 2 to the "Unaudited Pro Forma Condensed Combined Financial Information" presented elsewhere in this proxy statement/prospectus.

                                                              AT OR FOR THE
                               AT OR FOR THE FISCAL YEAR   THREE MONTHS ENDED
                                 ENDED JUNE 30,(1)(2)      SEPTEMBER 30,(1)(2)
                             ----------------------------- -------------------
                               1998      1999      2000      1999      2000
                             --------- --------- --------- -------- ----------
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
EARNINGS DATA:
Revenue:
  Operating revenue......... $20,844.8 $25,682.5 $30,257.8 $7,045.9 $  8,510.9
  Bulk deliveries to
   customer warehouses......   7,541.1   7,050.4   8,092.1  1,712.8    2,529.0
                             --------- --------- --------- -------- ----------
Total revenue............... $28,385.9 $32,732.9 $38,349.9 $8,758.7 $ 11,039.9
Net earnings, excluding
 estimated merger
 expenses(3)................ $   472.2 $   500.1 $   716.4 $  131.0 $    190.0
Earnings per common share,
 excluding estimated merger
 expenses:(3)(4)(5)
  Basic..................... $    1.64 $    1.72 $    2.45 $   0.45 $     0.65
  Diluted...................      1.60      1.68      2.40     0.44       0.63
Cash dividends declared per
 common share(6)............ $   0.073 $   0.100 $   0.105 $  0.025 $    0.030
BALANCE SHEET DATA:
Total assets................                                        $ 13,213.5
Long-term obligations, less
 current portion............                                           2,011.6
Shareholders' equity(3).....                                        $  4,675.2

(1) Amounts reflect business combinations in all periods presented.

(2) Amounts include the effect of historical merger-related costs and other special charges recorded by Cardinal in the fiscal years ended June 30, 2000, 1999 and 1998 and the three-month periods ended September 30, 2000 and 1999 as discussed in Note 1 of "Selected Historical Financial Information--Cardinal Health, Inc.," and by Bindley Western in fiscal year ended December 31, 1998 as discussed in Note 1 of the "Selected Historical Financial Information--Bindley Western Industries, Inc." Amounts included in the three-month period ended September 30, 2000 include the impact of a one-time reversal recorded by Bindley Western of a legal accrual of $5.0 million ($5.0 million, net of tax) as a result of a legal settlement. See
    Note 3 of the "Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's September 2000 10-Q/A for further discussion.

    Amounts do not reflect the impact of the pro forma adjustment related to Automatic Liquid Packaging taxes as discussed in Note 2 of "Selected Historical Financial Information--Cardinal Health, Inc."

    The following table summarizes the impact of the merger-related costs and special charges, as well as the impact of the pro forma adjustments related to Automatic Liquid Packaging taxes on pro forma net earnings and diluted net earnings per common share in the periods in which they were recorded (in millions, except per share amounts):

                             FOR THE FISCAL YEAR     FOR THE THREE MONTHS ENDED
                               ENDED JUNE 30,               SEPTEMBER 30,
                            -----------------------  ----------------------------
                             1998    1999     2000       1999           2000
                            ------  -------  ------  -------------  -------------
   IMPACT ON PRO FORMA:
   Net earnings............ $(19.5) $(122.3) $(49.8) $       (29.7) $        (6.0)
   Diluted earnings per
    common share........... $(0.06) $ (0.41) $(0.16) $       (0.10) $       (0.02)

(3) Amount does not reflect the pro forma effect of future merger expenses for the merger. In connection with the merger, our companies expect to incur investment banking, legal, accounting and other related transaction costs and fees. Additionally, our companies expect to incur other merger-related costs associated with the integration of the separate companies and institution of efficiencies anticipated as a result of the merger. The merger-related expenses will be charged to operating expense in the period which the merger is consummated, or in subsequent periods when incurred. Since the merger has not yet been consummated and transition plans are being currently developed, the merger expenses cannot be reasonably estimated at this time.

    The accounting policies of Cardinal and Bindley Western are currently being studied to determine how they should be conformed. The impact of conforming accounting policies (if any) is not presently estimable. If conforming adjustments are required, they will be recorded as part of the restatement of prior periods, as required by the pooling-of-interests accounting method.

(4) Net earnings per common share have been adjusted to give retroactive effect to all stock dividends and stock splits through September 30, 2000.

(5) Net earnings per common share amounts assume the conversion of each Bindley Western common share into 0.4275 of a Cardinal common share, based on the exchange ratio. See "The Merger Agreement --Merger Consideration; Conversion of Securities."

(6) Cash dividends declared per common share represent the historical dividends of Cardinal for the periods presented and exclude all dividends paid by Bindley Western and all entities with which Cardinal has merged. Cash dividends declared per common share have been adjusted to give retroactive effect to all stock dividends and stock splits through September 30, 2000.

                    COMPARATIVE PER COMMON SHARE INFORMATION

   We have set forth below information concerning earnings, cash dividends declared and book value per share data for Cardinal and Bindley Western on both historical and pro forma combined bases and on a per share equivalent pro forma basis for Bindley Western. We have derived the pro forma combined earnings per share from the "Unaudited Pro Forma Condensed Combined Financial Information" presented elsewhere in this document (which gives effect to the merger under the pooling-of-interests accounting method). Pro forma combined cash dividends declared per share reflect Cardinal cash dividends per share declared in the periods indicated and exclude all dividends paid by all entities with which Cardinal has merged. Book value per share for the pro forma combined presentation is based upon outstanding Cardinal common shares, adjusted to include the estimated number of Cardinal common shares to be issued in the merger for outstanding Bindley Western common shares at the time the merger is completed. The per share equivalent pro forma combined data for Bindley Western common shares is based on the assumed conversion of each Bindley Western common share into 0.4275 of a Cardinal common share based upon the exchange ratio. See "The Merger Agreement--Merger Consideration; Conversion of Securities." You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of Cardinal and Bindley Western incorporated by reference and the "Unaudited Pro Forma Condensed Combined Financial Information" and the notes thereto presented elsewhere in this proxy statement/prospectus. See "Where You Can Find More Information."

                                       AT OR FOR THE          AT OR FOR THE
                                     FISCAL YEAR ENDED     THREE MONTHS ENDED
                                        DECEMBER 31,     MARCH 31, SEPTEMBER 30,
                                    -------------------- --------- -------------
                                     1997   1998   1999    1999        2000
                                    ------ ------ ------ --------- -------------
BINDLEY WESTERN--HISTORICAL
Net earnings per common
 share:(1)........................
 Basic............................  $ 1.04 $ 0.67 $ 1.16  $ 0.30      $ 0.48
 Diluted..........................    0.89   0.63   1.07    0.27        0.44
Cash dividends declared per common
 share............................   0.080  0.080  0.065   0.015       0.020
Book value per share..............                 12.53               12.59
                                     FISCAL YEAR ENDED     THREE MONTHS ENDED
                                          JUNE 30,            SEPTEMBER 30,
                                    -------------------- -----------------------
                                     1998   1999   2000    1999        2000
                                    ------ ------ ------ --------- -------------
CARDINAL--HISTORICAL
Net earnings per common share:(1)
 Basic............................  $ 1.61 $ 1.73 $ 2.44  $ 0.44      $ 0.62
 Diluted..........................    1.58   1.68   2.39    0.43        0.61
Cash dividends declared per common
 share............................   0.073  0.100  0.105   0.025       0.030
Book value per share..............                 14.40               15.17
CARDINAL AND BINDLEY WESTERN--PRO
 FORMA COMBINED
Net earnings per common share,
 excluding estimated merger
 expenses:(1)(2)(3)(4)............
 Basic............................  $ 1.64 $ 1.72 $ 2.45  $ 0.45      $ 0.65
 Diluted..........................    1.60   1.68   2.40    0.44        0.63
Cash dividends declared per common
 share(4).........................   0.073  0.100  0.105   0.025       0.030
Book value per share(2)(3)........                 15.14               15.90
EQUIVALENT PRO FORMA COMBINED PER
 BINDLEY WESTERN SHARE
Net earnings per common share,
 excluding estimated merger
 expenses:(1)(2)(3)(4)............
 Basic............................  $ 0.70 $ 0.74 $ 1.05  $ 0.19      $ 0.28
 Diluted..........................    0.68   0.72   1.03    0.19        0.27
Cash dividends declared per common
 share(4).........................   0.031  0.043  0.045   0.011       0.013
Book value per share(2)(3)........                  6.47                6.80

--------
(1) Bindley Western's historical net earnings per common share, Cardinal's historical net earnings per common share, Cardinal's and Bindley Western's Pro Forma Combined net earnings per common share and the Equivalent Pro Forma Combined net earnings per common share reflect the effect of merger-related costs and other special charges. Amounts include the effect of merger-related costs and other special charges recorded by Cardinal in fiscal years ended June 30, 2000, 1999 and 1998 and the three-month periods ended September 30, 2000 and 1999 as discussed in Note 2 of "Selected Historical Financial Information--Cardinal Health, Inc.," and by Bindley Western in fiscal year ended December 31, 1998 as discussed in Note 1 of the "Selected Historical Financial Information--Bindley Western Industries, Inc." Bindley Western's historical net earnings per common share included in the three-month period ended September 30, 2000 include the impact of a one-time reversal of a legal accrual of $5.0 million ($5.0 million, net of tax) as a result of a legal settlement. See Note 3 of the "Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's September 2000 10-Q/A for further discussion.

    Amounts do not reflect the impact of the pro forma adjustment related to Automatic Liquid Packaging taxes as discussed in Note 2 of "Selected Historical Financial Information--Cardinal Health, Inc."

    The following table summarizes the impact of the merger-related costs and special charges, as well as the impact of the pro forma adjustments related to Automatic Liquid Packaging taxes on pro forma combined diluted net earnings per common share in the periods in which they were recorded:

                                                              FOR THE THREE
                                      FOR THE FISCAL YEAR     MONTHS ENDED
                                         ENDED JUNE 30,       SEPTEMBER 30,
                                      ----------------------  --------------
                                       1998    1999    2000    1999    2000
                                      ------  ------  ------  ------  ------
   Cardinal and Bindley Western--Pro
    Forma Combined diluted net
    earnings per common share.......  $(0.06) $(0.41) $(0.16) $(0.10) $(0.02)

  The following table summarizes the impact of the merger-related costs and special charges, as well as the impact of the pro forma adjustments related to Automatic Liquid Packaging taxes on equivalent pro forma diluted net earnings per common share in the periods in which they were recorded:

                                                               FOR THE THREE
                                     FOR THE FISCAL YEAR       MONTHS ENDED
                                       ENDED JUNE 30,          SEPTEMBER 30,
                                   -------------------------  ----------------
                                    1998     1999     2000     1999     2000
                                   -------  -------  -------  -------  -------
   Equivalent Pro Forma per
    Bindley Western Share Diluted
    net earnings per common
    share........................  $ (0.03) $ (0.18) $ (0.07) $ (0.04) $ (0.01)

(2) The Pro Forma Combined and the Equivalent Pro Forma Combined information (excluding the book value per share information) presents the combination of Cardinal for the fiscal years ended June 30, 2000, 1999 and 1998 with Bindley Western for the fiscal years ending December 31, 1999, 1998 and 1997, respectively. In addition, the financial information of Cardinal for the three months ended September 30, 2000 and 1999 is combined with that of Bindley Western for the three months ended September 30, 2000 and March 31, 1999, respectively. The book value per share information as of June 30, 2000 is calculated based on the Cardinal balance sheet as of June 30, 2000 and the Bindley Western balance sheet as of December 31, 1999. The book value per share information as of September 30, 2000 is calculated based on the Cardinal and Bindley Western balance sheets as of September 30, 2000.

(3) Amount does not reflect the pro forma effect of future merger expenses for the merger. In connection with the merger, our companies expect to incur investment banking, legal, accounting and other related transaction costs and fees. Additionally, our companies expect to incur other merger-related costs associated with the integration of the separate companies and institution of efficiencies anticipated as a result of the merger. The merger-related expenses will be charged to operating expense in the period which the merger is consummated, or in subsequent periods when incurred. Since the merger has not yet been consummated and transition plans are being currently developed, the merger expenses cannot be reasonably estimated at this time.

    The accounting policies of Cardinal and Bindley Western are currently being studied to determine how they should be conformed. The impact of conforming accounting policies (if any) is not presently estimable. If conforming adjustments are required, they will be recorded as part of the restatement of prior periods, as required by the pooling-of-interests accounting method.

(4) Pro Forma Combined cash dividends declared per common share represent the historical dividends of Cardinal for all periods presented and exclude all dividends paid by Bindley Western and all entities with which Cardinal has merged. Cardinal's and Bindley Western's Pro Forma Combined cash dividends declared per common share have been adjusted to give retroactive effect to all stock dividends and stock splits through September 30, 2000.

                   COMPARATIVE MARKET PRICE AND DIVIDEND DATA

   On the table below, we present the range of the reported high and low closing per share sale prices (as shown on the New York Stock Exchange Composite Tape) of the Cardinal common shares and the Bindley Western common shares, as well as the per share dividends paid on those shares, for the calendar quarters indicated. We have adjusted the share price information in the table to reflect retroactively all applicable stock splits.

                                      CARDINAL             BINDLEY WESTERN
                                   COMMON SHARES            COMMON SHARES
                              ------------------------ -----------------------
CALENDAR YEAR                  HIGH    LOW   DIVIDENDS  HIGH   LOW   DIVIDENDS
-------------                 ------- ------ --------- ------ ------ ---------
1998:
First quarter................ $ 58.80 $46.67  $0.020   $11.17 $ 7.95  $0.020
Second quarter...............   64.17  57.08   0.020    12.97  10.14   0.020
Third quarter................   71.00  55.67   0.025    13.51  10.32   0.020
Fourth quarter...............   75.88  54.83   0.025    19.38  10.19   0.020
1999:
First quarter................ $ 80.50 $66.00  $0.025   $23.84 $17.69  $0.020
Second quarter...............   71.88  56.88   0.025    23.81  20.81   0.015
Third quarter................   69.94  52.00   0.025    23.88  13.44   0.015
Fourth quarter...............   56.38  37.50   0.025    15.06  11.96   0.015
2000:
First quarter................ $ 59.38 $37.19  $0.025   $18.08 $12.97  $0.015
Second quarter...............   74.00  45.88   0.030    26.41  12.85   0.020
Third quarter................   95.06  67.91   0.030    34.35  25.59   0.020
Fourth quarter (through
 December 21, 2000)..........  101.13  88.56   0.030    41.50  28.38   0.020

   On December 1, 2000, the last trading day prior to our signing and announcing the merger agreement, the closing price of Cardinal common shares was $99.50 and the closing price of Bindley Western common shares was $33.00, as reported on the New York Stock Exchange Composite Tape. Based on the exchange ratio provided in the merger agreement, the value of Bindley Western common shares on December 1, 2000 was $42.54. On January [ ], 2001, the most recent date prior to the mailing of this document to you, the last sale prices of Cardinal common shares and Bindley Western common shares were $[ ] per share and $[ ] per share, respectively, as reported on the New York Stock Exchange Composite Tape. We encourage you to obtain current market quotations for the Cardinal common shares and the Bindley Western common shares.

   Cardinal has filed an application to list the Cardinal common shares that Bindley Western shareholders will receive in the merger on the New York Stock Exchange.

   On November 1, 2000, the Cardinal board of directors declared a dividend on Cardinal common shares of $0.03 per share, payable on January 15, 2001 to holders of record on January 1, 2001. Cardinal anticipates that it will continue to pay quarterly cash dividends. The Cardinal board of directors, however, has discretion to decide upon the timing and amount of any future dividends, and whether or not Cardinal will pay such dividends (and if so, how much such dividends will be) will depend on Cardinal's future earnings, financial condition, capital requirements and other factors.

   In the merger agreement, Bindley Western agreed that, until the merger is completed or the merger agreement is otherwise terminated, Bindley Western will not make, declare or pay any dividend or distribution on the Bindley Western common shares other than its regularly quarterly dividend of $0.02 per share.

                                  RISK FACTORS

   In considering whether to vote in favor of the merger between our companies, you should consider all of the information we have included in this proxy statement/prospectus and its annexes and all of the information included in the documents incorporated by reference. In addition, you should pay particular attention to the following risk factors related to the merger. These factors are important, and we have not been able to quantify their potential effects on the combined company. These factors are in addition to the risks faced by Cardinal and Bindley Western in their day-to-day business operations and are not presented in order of magnitude or importance.

THE MARKET VALUE OF CARDINAL COMMON SHARES WILL VARY.

   The exchange ratio is a fixed ratio that will not be adjusted as a result of any increase or decrease in the price of either Cardinal common shares or Bindley Western common shares. The price of Cardinal common shares at the time the merger is completed may be higher or lower than the price on the date of this proxy statement/prospectus or on the date of the special meeting of shareholders. Changes in the business, operations or prospects of Cardinal or Bindley Western, market assessments of the likelihood that the merger will be completed, regulatory considerations, general market and economic conditions or other factors may affect the prices of the Cardinal common shares, the Bindley Western common shares or both. Most of these factors are beyond our control. Since the merger will be completed only after all the conditions to the merger are satisfied or waived, including the holding of the special meeting of Bindley Western shareholders, there is no way to be sure that the price of the Cardinal common shares on the date of the special meeting will be indicative of the price at the time the merger is completed. You should obtain current market quotations for both the Cardinal common shares and the Bindley Western common shares.

UNCERTAINTIES EXIST IN INTEGRATING OUR BUSINESS OPERATIONS.

   In deciding that the merger is in the best interests of its shareholders, the Bindley Western board of directors considered the potential complementary effects of combining our companies' assets, personnel and operational expertise. Integrating businesses, however, involves a number of special risks, including:

  . the possibility that management may be distracted from regular business concerns by the need to integrate operations,

  .  unforeseen difficulties in integrating operations and systems,

  .  customer reactions to proposed changes,

  . problems in assimilating and retaining the employees of the acquired company,

  .  challenges in retaining customers, and

  .  potential adverse short-term or long-term effects on operating results.

THERE ARE RISKS ASSOCIATED WITH CARDINAL'S ACQUISITION STRATEGY.

   An important element of Cardinal's growth strategy is to pursue strategic acquisitions that either expand or complement its business, and Cardinal routinely reviews acquisition opportunities. Acquisitions involve a number of special risks, including the risks pertaining to integrating acquired businesses as noted above under "--Uncertainties exist in integrating our business operations" and below under "--We may fail to achieve the benefits anticipated in the merger." In addition, Cardinal may incur debt to finance future acquisitions, and Cardinal may issue securities in connection with future acquisitions that may dilute the holdings of current and future Cardinal shareholders. If Cardinal is unable to successfully complete and integrate strategic acquisitions in a timely manner, Cardinal's growth strategy may be impaired.

WE MAY FAIL TO ACHIEVE THE BENEFITS ANTICIPATED IN THE MERGER.

   We believe that significant business opportunities and cost savings are achievable as a result of the merger. Our estimates of cost savings are based upon many assumptions, including future sales levels and other operating results, the availability of funds for capital expenditures, the timing of certain events, as well as general industry and business conditions and other matters, many of which are beyond the control of the combined company. Our estimates are also based on a management consensus as to what levels of sales and similar efficiencies should be achievable by an entity the size of the combined company. Our estimates of potential cost savings and revenue enhancements are forward-looking statements that are inherently uncertain. The combined company's actual cost savings and revenue enhancements, if any, could differ from those projected and such differences could be material. Therefore, you should not rely too definitively on our estimates as predictors of actual cost savings and revenue enhancements. We cannot assure you that unforeseen costs and expenses or other factors (whether arising in connection with the integration of the two companies' operations or otherwise) will not offset the estimated cost savings and revenue enhancements or other components of the combined company's plan or result in delays in the realization of certain projected cost savings. See "Forward-Looking Statements" on the inside cover of this proxy statement/prospectus.

                                SPECIAL MEETING

   The Bindley Western board of directors is soliciting proxies from the holders of Bindley Western common shares for use at the special meeting and at any adjournments or postponements of the special meeting. This proxy statement/prospectus, together with the form of proxy, is expected to be mailed to holders of Bindley Western common shares on or about January [ ], 2001.

TIME AND PLACE OF THE MEETING

   The time and place of the special meeting of Bindley Western shareholders is:

   [         ], February   , 2001
   9:00 a.m., Indianapolis time
   [         ]
   Indianapolis, Indiana

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

   The special meeting of Bindley Western shareholders will be held to:

     1. Vote on a proposal to approve the Agreement and Plan of Merger, dated as of December 2, 2000, among Bindley Western, Cardinal and Brick Merger Corp., a wholly owned subsidiary of Cardinal. The agreement and plan of merger is included in this proxy statement/prospectus as Annex A. The merger agreement provides for the merger of Brick Merger Corp. with and into Bindley Western, with Bindley Western, as the surviving corporation in the merger, becoming a wholly owned subsidiary of Cardinal.

     2. Adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal.

     3. Act on any other matters that may properly come before the special meeting.

RECORD DATE

   The Bindley Western board of directors has established January [ ], 2001, as the record date for the special meeting. Only holders of record of Bindley Western common shares on the record date are entitled to attend and vote at the special meeting or at any adjournment or postponements of the special meeting.

   As of the close of business on January [ ], 2001, there were about [      ]
Bindley Western common shares outstanding and entitled to vote for purposes of the general vote at the special meeting of Bindley Western shareholders.

SHARE OWNERSHIP

   Bindley Western. At the record date for the special meeting, all of Bindley Western's directors, executive officers and their affiliates as a group
beneficially owned a total of [      ] of the outstanding Bindley Western
common shares, representing approximately [ ]% of the voting power at the special meeting. Each of these directors and officers is expected to vote the Bindley Western common shares beneficially owned by him or her in favor of the merger. Four of Bindley Western's executive officers who own approximately [18.9]% of the outstanding shares on the record date have executed voting/support agreements with Cardinal agreeing to vote in favor of the merger.

   Cardinal. At the record date, Cardinal and its subsidiaries beneficially owned 17 Bindley Western common shares. At the same date, all of Cardinal's directors, executive officers and their affiliates as a group did not hold any Bindley Western common shares.

QUORUM

   A quorum for the general vote, consisting of the holders of a majority of the aggregate votes represented by Bindley Western common shares outstanding at the record date, must be present in person or represented by proxy for the transaction of business at the special meeting. Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter are referred to as "broker non-votes." These "broker non-votes" and shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

VOTE REQUIRED

   Approval of the merger agreement and the merger at the special meeting requires the affirmative vote of a majority of the outstanding Bindley Western common shares. Each shareholder will have one vote for each common share held on the record date.

   Because approval of the merger requires the affirmative vote of a specified percentage of outstanding shares, not voting on the proposal, or failing to instruct your broker on how to vote shares held for you by the broker, will have the same effect as voting against the merger.

   You may vote your shares in one of the following ways:

     (1) by completing and returning the accompanying proxy card;

     (2) through the Internet or by telephone, as outlined on the accompanying proxy card; or

     (3) by appearing and voting in person at the special meeting.

   Four Bindley Western executive officers have already agreed to vote in favor of the merger agreement at the special meeting. As of the record date, January
[   ], 2001, they held approximately [18.9]% of the outstanding Bindley Western common shares.

VOTING AND REVOCATION OF PROXIES

   All Bindley Western common shares represented at the special meeting by a properly executed proxy will be voted in accordance with the instructions indicated on the proxy, unless the proxy is revoked before a vote is taken. If you sign and return a proxy without voting instructions, and do not revoke the proxy, the proxy will be voted "FOR" the proposal to approve the merger agreement and "FOR" any other matters that may properly come before the special meeting.

   You may revoke your proxy at any time before it is voted. A proxy may be revoked prior to the vote at the special meeting in any of the following ways:

     (1) by submitting a written revocation to the Corporate Secretary of Bindley Western at 8909 Purdue Road, Indianapolis, Indiana 46268;

     (2) by submitting a later dated proxy by mail or telephone or through the Internet; or

     (3) by voting in person at the special meeting.

   However, simply attending the special meeting will not revoke a proxy.

   If you do not hold your Bindley Western common shares in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

SOLICITATION OF PROXIES

   Bindley Western will bear the costs of soliciting proxies to vote on the merger at the special meeting, and Cardinal and Bindley Western will split the amount of the filing fees and other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. Mackenzie Partners, Inc. has been retained by Bindley Western to assist in the solicitation of proxies for the special meeting and
will receive a fee of up to $[     ], plus reasonable out-of-pocket expenses.

   In addition to solicitation by mail, directors, officers and employees of Bindley Western and its subsidiaries may solicit proxies from Bindley Western shareholders, either personally, through the Internet or by telephone or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Bindley Western does not anticipate that any other persons will be specifically engaged to solicit proxies or that special compensation will be paid for that purpose, but Bindley Western reserves the right to do so should it conclude that such efforts are necessary or advisable. Nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners.

                                   THE MERGER

BACKGROUND OF THE MERGER

   As part of its strategy, Cardinal continually maintains a variety of contacts with potential candidates for combination within the health care industry. Bindley Western has also from time to time considered potential candidates for business combinations within various segments of the health services and health care industry. However, as a result of its spin-off of Priority Healthcare on December 31, 1998, Bindley Western was precluded from pursuing certain business combinations either due to potential negative tax implications arising from the Priority Healthcare spin-off or because of limitations under applicable generally accepted accounting principles with respect to accounting for transactions as a pooling of interests.

   In mid-September 2000, Robert D. Walter, the Chairman and Chief Executive Officer of Cardinal, telephoned William E. Bindley, the Chairman and Chief Executive Officer of Bindley Western, to set up a meeting to discuss potential strategic matters involving the two companies. At this meeting, which occurred in mid-September between Mr. Walter and another senior Cardinal executive and Mr. Bindley and another senior Bindley Western executive, a number of potential strategic business matters were discussed, but a potential business combination was not among the issues addressed. At a subsequent meeting in late September between Messrs. Walter and Bindley, the possibility of a business combination transaction involving the two companies was raised for the first time.

   During late September and early October, there were contacts between several of Cardinal's senior executives and several of Bindley Western's senior executives to discuss certain due diligence matters on a preliminary basis. In late October, at the direction of Bindley Western, a representative of Salomon Smith Barney, Bindley Western's financial advisor, contacted a senior Cardinal executive to initiate preliminary discussions concerning various aspects of a potential transaction and, subsequently, discussions continued among senior executives at both companies. These preliminary discussions included an examination of the strategic implications of such a business combination, the respective business and management philosophies and goals and a preliminary review of the opportunities such a business combination could afford the combined companies. In addition, Cardinal and Bindley Western each separately began to identify the potential synergies, efficiencies and cost savings that could potentially be achieved through a combination of Cardinal's and Bindley Western's businesses. During this period, Cardinal retained Credit Suisse First Boston as its financial advisor.

   In early November, at Cardinal's regular quarterly board of directors meeting, the board was apprised as to the discussions between the two companies to date and management presented its rationale for a business combination. No action with respect to any potential transaction was taken at this meeting. During the first half of November, discussions continued among representatives of Cardinal and Bindley Western regarding the proposed form of transaction, the potential value range for such a transaction and the deal protection that Cardinal would require as part of any such transaction. In mid-November, Bindley Western announced that it was delaying the filing of its quarterly report on Form 10-Q for the quarter ended September 30, 2000 to permit a restatement of its financial statements to account for its August 31, 1999 acquisition of Central Pharmacy Services under the purchase method of accounting. This Form 10-Q was filed on November 20, 2000 (and subsequently amended by a Form 10-Q/A filed on December 21, 2000). Beginning in mid-November, Bindley Western permitted Cardinal and its advisors to undertake a comprehensive due diligence investigation of Bindley Western and Bindley Western and its advisors were given access to Cardinal to undertake a similar process.

   Beginning in mid-November and continuing through the execution of the merger agreement in early December 2000, Cardinal and Bindley Western, along with their respective legal advisors, negotiated the terms of a definitive merger agreement, a stock option agreement, support/voting agreements and executive agreements. During this period, there were a series of discussions between Messrs. Walter and Bindley concerning, among other matters, Cardinal's requirement for a stock option agreement as part of any potential transaction as well as considering the appropriate exchange ratio for a possible business combination. During this period, the parties and their legal and financial advisors also continued their due diligence investigations of each other's businesses.

   On November 30, 2000, a special meeting of the Cardinal board of directors occurred at which the potential business combination with Bindley Western was considered and approved, with the Cardinal board of directors delegating certain matters to the executive committee of its board of directors, if necessary.

   On November 30, 2000, a special meeting of the Bindley Western board of directors was held at which the proposed business combination with Cardinal was discussed. At this meeting, Bindley Western's management and its legal and financial advisors discussed with the Bindley Western board the terms and provisions of the proposed business combination as they then stood, including the exchange ratio and the terms of the merger agreement, the support/voting agreements, the executive agreements and the proposed stock option agreement. Bindley Western's legal counsel reviewed with the Bindley Western board the structure for the business combination, as well as legal and regulatory issues that would be involved in any such combination. Bindley Western's financial advisor reviewed with the Bindley Western board its financial analysis of the exchange ratio, as summarized below under the caption "Opinion of Bindley Western's Financial Advisor." After discussing the proposed business combination, the Bindley Western board directed management and its advisors to continue negotiations with Cardinal and to determine whether Cardinal was willing to proceed with the merger without the proposed stock option agreement.

   Between the November 30, 2000 and December 2, 2000 Bindley Western board meetings, Cardinal indicated that the stock option agreement was an essential part of the proposed transaction and the two companies and their legal advisors discussed the terms under which Bindley Western would be prepared to enter into a stock option agreement in connection with the proposed transaction. Thereafter, the terms of the definitive documentation were finalized.

   At a special meeting of the Bindley Western board of directors on December 2, 2000, the Bindley Western board received updates from Bindley Western's management and its legal and financial advisors regarding the terms of the merger agreement, the support/voting agreements, the stock option agreement and the executive agreements. Bindley Western's board also received the oral opinion of Salomon Smith Barney, which opinion was confirmed by delivery of a written opinion, dated December 2, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Bindley Western common shares. After due consideration, the Bindley Western board approved in advance, for purposes of the business combination provisions of the Indiana Business Corporation Law, Cardinal's acquisition of beneficial ownership of Bindley Western common shares in the merger and under the stock option agreement and support/voting agreements. The Bindley Western board also amended its bylaws to opt out of the control share acquisition provisions of the Indiana Business Corporation Law in order to exempt the proposed transaction from those provisions. Thereafter, the Bindley Western board considered and approved the merger agreement, the support/voting agreements, the stock option agreement and the executive agreements.

   Subsequently, Cardinal and Bindley Western entered into the merger agreement and the stock option agreement and Cardinal and each of the four senior executives of Bindley Western entered into the support/voting agreements. On such date, the executive agreements among Cardinal, Bindley Western and each of Bindley Western's four senior executives were also executed. See "--Interests of Bindley Western's Directors and Officers in the Merger."

   On December 4, 2000, the parties issued a joint press release announcing the merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

   Considerations and Recommendation of Bindley Western's Board of
Directors. After careful consideration, Bindley Western's board of directors unanimously determined the merger to be fair to the shareholders of Bindley Western and in the best interests of Bindley Western and its shareholders. Bindley Western's board of directors unanimously approved the merger agreement and the merger and unanimously recommends your approval of the merger agreement and the merger.

   In evaluating the merger, Bindley Western's board consulted with Bindley Western's management and legal and financial advisors, and considered a number of factors, including the following positive factors:

  . the fact that the exchange ratio of 0.4275 of a Cardinal common share to be received for each Bindley Western common share as consideration in the merger represented a substantial premium over the recent market prices of Bindley Western common shares prior to the announcement of the execution of the merger agreement; based upon the closing price of Cardinal common shares on the last trading day before such announcement, the premium to be received by Bindley Western shareholders was approximately 29% over the closing price of the Bindley Western common shares on that date;

  . the Bindley Western board believes that Cardinal common shares represent an attractive investment opportunity for Bindley Western's shareholders based on the abilities and performance of Cardinal's senior management and Cardinal's record of consistently generating significant sales and earnings growth and stock price appreciation; in the opinion of Bindley Western's board and management, Cardinal's prospects for continued significant growth in sales and earnings are strong and will be enhanced as a result of the merger;

  . the strategic fit between Bindley Western and Cardinal, including the opportunity for synergies and cost savings through facilities rationalization, elimination of redundant overhead, improved inventory and capital usage and expanded product merchandising;

  . the opportunity for Bindley Western's shareholders to continue as shareholders of a combined company that has greater financial strength than Bindley Western alone, has a focus on generating shareholder value, and has strategic objectives and an operating philosophy compatible with those of Bindley Western's management;

  . the assessment of Bindley Western's strategic alternatives to the merger, including remaining an independent public company, continuing its pursuit of acquisitions, or merging or consolidating with a party or parties other than Cardinal;

  . the financial presentation of Salomon Smith Barney, including its opinion dated December 2, 2000, to Bindley Western's board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, as more fully described under "--Opinion of Bindley Western's Financial Advisor;"

  .  the terms and conditions of the merger agreement, including

    -- the nature of the parties' representations, warranties, covenants and agreements, which the board believed would provide a reasonable degree of certainty that the merger would be completed; and

    -- the circumstances under which the merger agreement could be terminated by Bindley Western and the size and impact of the termination fees associated with a termination;

  . the fact that the merger is expected to be a tax-free transaction for Bindley Western's shareholders, except for cash received in lieu of fractional shares, and that it is expected to be accounted for using the pooling-of-interests method of accounting;

  . the combination of Bindley Western's and Cardinal's seasoned management teams;

  . the enhanced opportunities for advancement for Bindley Western employees in the combined company;

  . the combination will provide Bindley Western's customers access to a significantly broader line of products and services, as well as a sophisticated, established e-commerce infrastructure;

  . Cardinal's agreement to appoint William E. Bindley to the Cardinal board of directors following the merger; and

  . the fact that the merger likely will be completed, including the likelihood that the merger will receive the necessary regulatory approvals.

   The Bindley Western board of directors also considered a variety of potentially negative factors concerning the merger, including the following:

  . the difficulties and management distractions inherent in completing the merger and then integrating the operations of the two companies;

  . the risk that the potential benefits sought in the merger might not be fully achieved;

  . the risk that the merger might not be consummated, and the possible adverse implications to customers, investor relations and employee morale under such circumstances;

  . the risk that, although Bindley Western has the right to terminate the merger agreement if a third party makes a superior proposal for a business combination, the termination fee provisions of the merger agreement would have the effect of discouraging such a proposal, and the risk that the stock option agreement would have the effect of precluding any alternative business combination with Bindley Western from being accounted for as a pooling of interests, which could be an impediment to certain alternative business combination proposals; Bindley Western's board accepted these provisions as a means to obtain other terms in the merger, principally the exchange ratio, that are favorable to Bindley Western's shareholders, and did not believe these favorable terms could otherwise have been obtained in the negotiations with Cardinal; and

  . the time, management resources and expenses required to be incurred by Bindley Western in connection with the merger.

   The Bindley Western board considered these negative factors together with its consideration of the continued operation of Bindley Western as an independent company, but decided that the merger provided a more advisable alternative in light of the positive factors set forth above.

   This discussion of the information and factors considered by the Bindley Western board is not intended to be exhaustive, but includes the material factors considered. In light of the number of factors and variety of information the board considered, it did not find it practicable to, and did not, assign any specific or relative weights to the factors listed above. In addition, individual Bindley Western directors may have given differing weights to different factors. The Bindley Western board considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger agreement and the merger.

   In considering the recommendation of the Bindley Western board of directors, you should be aware that some of Bindley Western's directors and officers have interests in the merger that are different from, or are in addition to, the interests of Bindley Western shareholders generally. The board recognized these interests and determined that they neither supported nor detracted from the advisability of the merger to Bindley Western shareholders. For a discussion of these interests, see "--Interests of Bindley Western's Directors and Officers in the Merger."

   FOR THE REASONS DISCUSSED ABOVE, THE BINDLEY WESTERN BOARD HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, BINDLEY WESTERN AND BINDLEY WESTERN SHAREHOLDERS. ACCORDINGLY, THE BINDLEY WESTERN BOARD RECOMMENDS THAT BINDLEY WESTERN SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

   Considerations of Cardinal's Board of Directors. In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Cardinal board of directors consulted with Cardinal's legal and financial advisors as well as with Cardinal's management, and considered a number of factors, including among others:

  . management's expectation that the merger will be accretive to earnings of the combined company, as compared to Cardinal's stand-alone earnings expectations, before consideration of any synergies;

  .  the strategic and cultural fit between Bindley Western and Cardinal;

  . the opportunity for synergies and cost savings through facilities rationalization, elimination of redundant overhead, improved inventory and capital usage, particularly by creating higher-volume, state-of-the-art distribution centers in place of lower volume, less efficient distribution centers;

  . the opportunity to reduce marginal operating costs for the combined company below levels which either party could achieve independently, enabling it to share these savings in the form of greater value and enhanced services to its customers, while maintaining an acceptable level of profitability;

  . the opportunity to build more effective pharmaceutical purchasing alliances with a larger customer base through Cardinal's e-procurement platform, making the combined company a more attractive trading partner to pharmaceutical manufacturers and enabling it to negotiate more favorable merchandising programs and price discounts on behalf of its customers;

  . the complementary nature of Cardinal's broader service offerings (such as pharmacy automation, pharmacy management, specialty packaging, health care information software and health care cost-management services) and Bindley Western's broader product offerings (such as radiopharmaceuticals), enabling the combined company to offer a broader choice to its customers and accelerating the number of meaningful opportunities to cross-sell these ancillary products and services;

  .  the addition of Bindley Western's innovative and proven management team;
     and

  . the opportunity to enter into the high growth nuclear pharmacy business through Bindley Western's Central Pharmacy unit.

   The Cardinal board also considered the fact that it is a condition to the consummation of the merger that the merger be treated as a pooling of interests for financial reporting and accounting purposes, therefore, adding no goodwill relating to this transaction to Cardinal's balance sheet. The foregoing discussion of the factors considered by the Cardinal board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Cardinal board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual Cardinal directors may have given differing weights to different factors. The Cardinal board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

OPINION OF BINDLEY WESTERN'S FINANCIAL ADVISOR

   Bindley Western retained Salomon Smith Barney to act as its exclusive financial advisor in connection with the proposed merger. In connection with this engagement, Bindley Western requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, to the holders of Bindley Western common shares of the exchange ratio provided for in the merger. On December 2, 2000, at a meeting of the Bindley Western board of directors held to evaluate the proposed merger, Salomon Smith Barney delivered to the Bindley Western board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated December 2, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of Bindley Western common shares.

   In arriving at its opinion, Salomon Smith Barney:

  .  reviewed the merger agreement and related documents;

  . held discussions with senior officers, directors and other representatives and advisors of Bindley Western and with senior officers and other representatives and advisors of Cardinal concerning the businesses, operations and prospects of Bindley Western and Cardinal;

  . examined and discussed with the managements of Bindley Western and Cardinal publicly available business and financial information relating to Bindley Western and Cardinal, including publicly available financial forecasts;

  . discussed with the managements of Bindley Western and Cardinal other information relating to Bindley Western and Cardinal, including information relating to strategic implications and operational benefits anticipated to result from the merger;

  . reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Bindley Western common shares and Cardinal common shares, the financial condition and historical and projected earnings and other operating data of Bindley Western and Cardinal, and the capitalization and financial condition of Bindley Western and Cardinal;

  . considered, to the extent publicly available, the financial terms of other similar transactions recently effected which it considered relevant in evaluating the merger;

  . analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Bindley Western and Cardinal;

  . evaluated the potential pro forma financial impact of the merger on Cardinal; and

  . conducted other analyses and examinations and considered other financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

   In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. With respect to publicly available financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, the managements of Bindley Western and Cardinal advised Salomon Smith Barney that such forecasts and other information and data represented reasonable estimates and judgments as to the future financial performance of Bindley Western and Cardinal.

   Salomon Smith Barney assumed, with Bindley Western's consent, that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes and will be accounted for as a pooling of interests under generally accepted accounting principles. Salomon Smith Barney's opinion relates to the relative values of Bindley Western and Cardinal. Salomon Smith Barney did not express any opinion as to what the value of Cardinal common shares actually will be when issued in the merger or the prices at which Cardinal common shares will trade after the merger. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Bindley Western or Cardinal, and Salomon Smith Barney did not make any physical inspection of the properties or assets of Bindley Western or Cardinal.

   In connection with its engagement, Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or part of Bindley Western. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Bindley Western or the effect of any other transaction in which Bindley Western might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion. Although Salomon Smith Barney evaluated the exchange ratio from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiations between Bindley Western and Cardinal. No other instructions or limitations were imposed by Bindley Western on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

   THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED DECEMBER 2, 2000, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED INTO THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE BINDLEY WESTERN BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE MERGER.

   In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Bindley Western and Cardinal. No company, transaction or business used in those analyses as a comparison is identical to Bindley Western, Cardinal or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

   The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

   Salomon Smith Barney's opinion and analyses were only one of many factors considered by the Bindley Western board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Bindley Western board of directors or management with respect to the exchange ratio or the proposed merger.

   The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with the rendering of its opinion dated December 2, 2000. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND SALOMON SMITH BARNEY'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA SET FORTH IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF SALOMON SMITH BARNEY'S FINANCIAL ANALYSES.

 Implied Exchange Ratio Analysis

   Introduction. Using a "Selected Companies Analysis" and "Discounted Cash Flow Analysis" for each of Bindley Western and Cardinal, Salomon Smith Barney derived implied equity reference ranges for Bindley Western and Cardinal from each analysis as described below. Based on these implied equity reference ranges,

Salomon Smith Barney then calculated implied exchange ratio reference ranges for Bindley Western common shares and Cardinal common shares. Salomon Smith Barney also calculated an implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares based on an "Historical Exchange Ratio Analysis" as described below. These implied exchange ratio reference ranges were then compared with the exchange ratio provided for in the merger. The "Selected Companies Analysis" and "Discounted Cash Flow Analysis" for each of Bindley Western and Cardinal and the "Historical Exchange Ratio Analysis" performed by Salomon Smith Barney for purposes of its "Implied Exchange Ratio Analysis" are described below:

   Selected Companies Analysis

     Bindley Western. Salomon Smith Barney compared financial and stock market information for Bindley Western and the following four selected publicly held companies mainly in the pharmaceutical distribution industry:

    .  AmeriSource Health Corporation

    .  Bergen Brunswig Corporation

    .  Cardinal

    .  McKesson HBOC, Inc.

     Salomon Smith Barney reviewed enterprise values, calculated as equity market value, plus debt, less cash and other customary adjustments, as a multiple of estimated calendar years 2000 and 2001 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Salomon Smith Barney also reviewed equity market values as a multiple of estimated calendar years 2000 and 2001 net income. Salomon Smith Barney then applied a range of selected multiples of estimated calendar years 2000 and 2001 EBITDA and net income derived from the selected companies to corresponding financial data of Bindley Western. All multiples were based on closing stock prices on November 29, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for Bindley Western were based on publicly available research analysts' estimates and discussions with Bindley Western management. This analysis indicated an implied equity reference range for Bindley Western of approximately $30.00 to $36.00 per share.

     Cardinal. Salomon Smith Barney also compared financial and stock market information for Cardinal and the following 14 selected publicly held companies in selected sectors of the health care industry:

       PHARMACEUTICAL DISTRIBUTION SECTOR:     MEDICAL-SURGICAL PRODUCTS SECTOR:
       -----------------------------------     ---------------------------------

    .  AmeriSource Health Corporation       .  Abbott Laboratories


    .  Bergen Brunswig Corporation          .  Baxter International Inc.


    .  Bindley Western                      .  Johnson & Johnson


    .  McKesson HBOC, Inc.                  .  Medtronic, Inc.

       MEDICAL-SURGICAL PRODUCTS
        DISTRIBUTION SECTOR:                   DRUG DELIVERY SECTOR:
       -------------------------               ---------------------

    .  Henry Schein, Inc.                   .  ALZA Corporation


    .  Owens & Minor, Inc.                  .  Andrx Corporation


    .  PSS World Medical, Inc.              .  Biovail Corp.

     Salomon Smith Barney reviewed enterprise values as a multiple of estimated calendar years 2000 and 2001 EBITDA and equity market values as a multiple of estimated calendar years 2000 and 2001 net income. Salomon Smith Barney then applied a range of selected multiples of estimated calendar years 2000 and 2001 EBITDA and net income derived from the selected companies to corresponding financial data of Cardinal. All multiples were based on closing stock prices on November 29, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for Cardinal were based on publicly available research analysts' estimates and discussions with Cardinal management. This analysis indicated an implied equity reference range for Cardinal of approximately $85.00 to $97.00 per share.

     Based on the implied equity reference ranges for Bindley Western and Cardinal described above, this analysis indicated the following implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares, as compared with the exchange ratio provided for in the merger:

     IMPLIED EXCHANGE RATIO REFERENCE RANGE     EXCHANGE RATIO IN THE MERGER
     --------------------------------------     ----------------------------
             0.309-0.424                                0.4275

   Discounted Cash Flow Analysis

     Bindley Western. Salomon Smith Barney performed a discounted cash flow analysis of Bindley Western to estimate the present value of the unlevered, after-tax free cash flows that Bindley Western could generate over fiscal years 2001 through 2005. Estimated financial data for Bindley Western were based on publicly available research analysts' estimates and discussions with Bindley Western management. Salomon Smith Barney calculated a range of estimated EBITDA terminal values by applying terminal value multiples ranging from 11.0x to 13.0x to Bindley Western's estimated fiscal year 2005 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 10.0%. This analysis indicated an implied equity reference range for Bindley Western of approximately $36.00 to $47.00 per share.

     Cardinal. Salomon Smith Barney also performed a discounted cash flow analysis of Cardinal to estimate the present value of the unlevered, after-tax free cash flows that Cardinal could generate over fiscal years 2001 through 2005. Estimated financial data for Cardinal were based on publicly available research analysts' estimates and discussions with Cardinal management. Salomon Smith Barney calculated a range of estimated EBITDA terminal values by applying terminal value multiples ranging from 13.0x to 15.0x to Cardinal's estimated fiscal year 2005 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.5% to 10.5%. This analysis indicated an implied equity reference range for Cardinal of approximately $108.00 to $129.00 per share.

     Based on the implied equity reference ranges for Bindley Western and Cardinal described above, this analysis indicated the following implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares, as compared with the exchange ratio provided for in the merger:

     IMPLIED EXCHANGE RATIO REFERENCE RANGE     EXCHANGE RATIO IN THE MERGER
     --------------------------------------     ----------------------------
             0.279-0.435                                0.4275

   Historical Exchange Ratio Analysis

     Salomon Smith Barney performed an historical exchange ratio analysis by dividing the daily closing prices for Bindley Western common shares by the corresponding prices for Cardinal common shares over the 12-month period preceding November 29, 2000 in order to calculate daily exchange ratios for that period. Salomon Smith Barney then calculated the daily exchange ratios over the 12-month period preceding November 29, 2000 in order to derive an implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares. This analysis indicated the following implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares, as compared with the exchange ratio provided for in the merger:

     IMPLIED EXCHANGE RATIO REFERENCE RANGE     EXCHANGE RATIO IN THE MERGER
     --------------------------------------     ----------------------------
             0.245-0.464                                0.4275

 Selected Precedent Transactions Analysis

   Salomon Smith Barney reviewed the purchase prices and implied transaction multiples in the following nine selected transactions in the health care industry:

       ACQUIROR                             TARGET                      DATE ANNOUNCED
       --------                             ------                      --------------
 . AmeriSource Health
  Corporation             C.D. Smith Healthcare, Inc.                        April 1999
 . Bergen Brunswig
  Corporation             PharMerica, Inc.                                 January 1999
 . Cardinal                Allegiance Corporation                           October 1998
 . McKesson Corporation    AmeriSource Health Corporation (not completed) September 1997
 . Cardinal                Bergen Brunswig Corporation (not completed)       August 1997
 . AmeriSource Health
  Corporation             Walker Drug Company, L.L.C.                      January 1997
 . McKesson HBOC, Inc.     FoxMeyer Corporation's Health Care Business      October 1996
 . Cardinal                Medicine Shoppe International, Inc.               August 1995
 . Cardinal Distribution,
  Inc.                    Whitmire Distribution Corporation                October 1993

   Salomon Smith Barney reviewed enterprise values in the selected transactions as a multiple of latest 12 months EBITDA and equity market values as a multiple of one-year forward net income. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data for Bindley Western were based on publicly available research analysts' estimates and discussions with Bindley Western's management. Salomon Smith Barney then applied a range of selected multiples of latest 12 months EBITDA and one-year forward net income to Bindley Western's latest 12 months EBITDA and estimated calendar year 2001 net income in order to derive an implied equity reference range for Bindley Western. This analysis indicated the following implied equity reference range for Bindley Western, as compared with the equity value for Bindley Western implied in the merger based on the exchange ratio provided for in the merger and the closing price of Cardinal common shares on November 29, 2000:

                                                 IMPLIED EQUITY VALUE PER SHARE BASED ON
                                                   EXCHANGE RATIO AND CLOSING PRICE OF
      IMPLIED EQUITY REFERENCE RANGE PER SHARE     CARDINAL COMMON SHARES ON 11/29/00
      ----------------------------------------   ---------------------------------------
                    $36.00-42.00                                 $42.91

 Contribution Analysis

   Salomon Smith Barney compared the relative contributions of Bindley Western and Cardinal to the EBITDA, earnings before interest and taxes, commonly referred to as EBIT, and net income of the combined company for the latest 12 months and estimated calendar years 2000 and 2001. Estimated financial data for Bindley Western and Cardinal were based on publicly available research analysts' estimates and discussions with the managements of Bindley Western and Cardinal. Salomon Smith Barney then derived implied exchange ratios based on the relative contributions of each of Bindley Western and Cardinal. This analysis indicated the following implied exchange ratio reference range for Bindley Western common shares and Cardinal common shares, as compared with the exchange ratio provided for in the merger:

      IMPLIED EXCHANGE RATIO REFERENCE RANGE      EXCHANGE RATIO IN THE MERGER
      --------------------------------------      ----------------------------
                   0.416-0.556                               0.4275

 Other Factors

   In rendering its opinion, Salomon Smith Barney also reviewed and considered other factors, including:

  . the historical trading prices and trading volumes for Bindley Western common shares and Cardinal common shares, including the trading price ranges for Bindley Western common shares and Cardinal common shares during the 12-month period preceding November 29, 2000;

  . the relationship between movements in Bindley Western common shares and Cardinal common shares, movements in the common shares of the selected companies in the pharmaceutical distribution industry and movements in the S&P 500 index;

  . the implied EBITDA and net income multiples and implied premiums payable in the merger;

  .  selected analysts' reports on Bindley Western and Cardinal; and

  . the potential pro forma financial impact of the merger on Cardinal's earnings per share for estimated calendar year 2001 and latest 12 months credit statistics based on publicly available research analysts estimates and discussions with Cardinal's management.

 Miscellaneous

   Under the terms of its engagement, Bindley Western has agreed to pay Salomon Smith Barney for its financial advisory services upon completion of the merger an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the merger. It is currently estimated that the aggregate fee payable to Salomon Smith Barney will be approximately $10 million. Bindley Western also has agreed to reimburse Salomon Smith Barney for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Bindley Western and Cardinal for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates in the past have provided services to Bindley Western and Cardinal unrelated to the proposed merger, for which services Salomon Smith Barney and its affiliates have received compensation. However, no such compensation has been received for services in the past two years. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Bindley Western, Cardinal and their respective affiliates.

   Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Bindley Western based on its experience and expertise. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

INTERESTS OF BINDLEY WESTERN'S DIRECTORS AND OFFICERS IN THE MERGER

 General

   Members of Bindley Western's board of directors and Bindley Western's management have interests in the merger that are different from or in addition to your interests as Bindley Western shareholders. The Bindley Western board recognized these interests and determined that these interests neither supported nor detracted from the fairness of the merger to you.

   Bindley Western directors and executive officers beneficially owned, as of the record date, approximately [ ]% of the outstanding Bindley Western common shares, excluding Bindley Western common shares subject to outstanding stock options. In connection with the execution of the merger agreement, Messrs. Bindley, Burks, McCormick and Salentine each executed a support/voting agreement in which each agreed to vote the Bindley Western common shares that he owns or controls in favor of the merger. See "The Merger--Support/Voting Agreements."

 Executive Agreements

   On April 1, 1996, Bindley Western entered into a termination benefits agreement with each of Messrs. Bindley, Burks, McCormick and Salentine. Generally, the termination benefits agreements provided for payments to the executive of 2.9 times the executive's last five years average annual includable compensation, as defined in Section 280G of the Internal Revenue Code of 1986, as amended, paid by Bindley Western, if, following a change in control as defined in the agreements, the executive is terminated for any reason other than death, disability, normal retirement or by Bindley Western for cause. The executive would also be entitled to the payment if, following the change in control, the executive terminates his employment with Bindley Western in response to certain actions by Bindley Western which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by Bindley Western to continue to provide him with benefits substantially similar to those previously provided to him, his required relocation, or the breach by Bindley Western of any of the provisions of the termination benefits agreement. Pursuant to the termination benefits agreements, the executive would also be entitled to an additional amount to cover any excise tax imposed upon his payment pursuant to Section 4999 of the Internal Revenue Code. Shareholder approval of the merger would have been a change in control as defined in the termination benefits agreements.

   However, in connection with the execution of the merger agreement, Bindley Western, Cardinal and each of Messrs. Bindley, Burks, McCormick and Salentine entered into an executive agreement that modified that executive's termination benefits agreement and will replace it upon completion of the merger. The executive agreements provide that if the executive remains an employee of Bindley Western, with certain exceptions, through the completion of the merger, then immediately after that time, Bindley Western will pay a specified amount to each executive. These amounts are as follows: Mr. Bindley--$16,300,000, Mr. Burks--$8,200,000, Mr. McCormick--$8,120,000, and Mr. Salentine--$6,620,000.
These payments replace the amounts that the executives would have received under their termination benefits agreement, and generally are higher than the amounts under the termination benefits agreements because the executives agree in the executive agreements to comply with additional covenants, as described in the next paragraph. Under the executive agreements, as was the case with the termination benefits agreements, the executive will be entitled to an additional amount to cover any excise tax imposed upon his payment pursuant to
Section 4999 of the Internal Revenue Code. If the merger is not completed, the executive agreements will terminate and the termination benefits agreements will continue pursuant to their terms in their entirety.

   The executive agreements contain non-competition provisions which, among other things, restrict the executives, for a two-year period following any termination of their employment or in the case of Mr. Bindley, if later, the last day he is a member of Cardinal's board, from engaging in certain specified competitive businesses. During that period, the executives are also prohibited from soliciting employees and significant customers of Bindley Western or Cardinal.

 Stock Options

   Cardinal has agreed to assume all outstanding Bindley Western stock options. At the time the merger is completed, each outstanding Bindley Western option will be converted into an option to purchase Cardinal common shares on the same terms as in effect immediately prior to the completion of the merger, except that the number of shares of Cardinal common shares issuable upon the exercise of the option and the exercise price per share will be adjusted based on the exchange ratio. Under the terms of Bindley Western's employee stock option plans, all outstanding Bindley Western options will become fully vested and exercisable upon shareholder approval of the merger. Accordingly, shareholder approval of the merger will accelerate the vesting of options held by Bindley
Western's executive officers to purchase an aggregate of      Bindley Western
common shares that were not previously exercisable, held as follows: Mr.
Bindley--[    ], Mr. Burks--[    ], Mr. McCormick--[    ], Mr. Salentine--
[    ], Gregory S. Beyerl--[    ] and Michael L. Shinn--[    ]. These six
executive officers currently hold options to purchase an aggregate of [    ]
other Bindley Western common shares, which are already exercisable. All of the outstanding options held by Bindley Western's non-employee directors are already exercisable in accordance with the terms of Bindley Western's outside directors stock option plan. All of the outstanding options held by Bindley Western's non-employee directors represent the right to purchase an aggregate
of [    ] Bindley Western common shares and will also be converted, based upon the exchange ratio, into options for Cardinal common shares.

 Benefit Arrangements

   Bindley Western has a profit sharing excess plan and a 401(k) excess plan, both of which are unfunded, nonqualified deferred compensation plans that benefit Bindley Western's management and highly compensated employees. Currently, the only participants in these excess plans are Messrs. Bindley, Burks, McCormick and Salentine. Under the excess plans, contributions are credited to participants' accounts in amounts that could not be contributed on their behalf to Bindley Western's qualified profit sharing plan without exceeding the federal law limits on elective deferrals, compensation and total contributions. In addition, deemed earnings are credited to participants based on their election among "measurement funds" that correspond to fund choices available under Bindley Western's qualified profit sharing plan. Both excess plans provide that, upon a change in control as defined in those plans, the excess plans will terminate and all participants' accounts will be distributed to them in single lump sum payments within 30 days after the change in control. Shareholder approval of the merger will be a change in control as defined in the excess plans. As of January [ ] 2001, the amounts in each participant's
excess plans accounts were: Mr. Bindley--$[   ], Mr. Burks--$[   ],
Mr. McCormick--$[   ] and Mr. Salentine--$[   ].

   See also "The Merger Agreement--Bindley Western Employee Benefits and
Plans."

 Directors' and Officers' Indemnification and Insurance

   Under the merger agreement, Cardinal has agreed to cause Bindley Western, after the completion of the merger, to indemnify and hold harmless the present and former officers and directors of Bindley Western in respect of acts or omissions occurring before the completion of the merger to the extent provided under Bindley Western's articles of incorporation and bylaws, and under the indemnification agreements between Bindley Western and each of its directors. In addition, Cardinal will use all reasonable efforts to cause itself or Bindley Western to obtain and maintain, for a period of six years, policies of directors' and officers' liability insurance with respect to acts or omissions occurring before the completion of the merger. These policies will be comparable to those currently maintained by Bindley Western. However, neither Cardinal nor Bindley Western will be required to pay an aggregate premium for this coverage in excess of 300% of the annual premiums that Bindley Western currently pays.

 Continued Employment

   Mr. Bindley's executive agreement provides that after the completion of the merger, he shall serve as a part-time employee of Cardinal for two years, although either Mr. Bindley or Cardinal may terminate his employment after 18 months. Mr. McCormick and Mr. Salentine's executive agreements provide that after the completion of the merger, each of them shall serve as a part-time employee of Cardinal for 18 months, although either the executive or Cardinal may terminate the employment after one year. Cardinal will pay the following annual salaries under these arrangements: Mr. Bindley--$75,000, Mr. McCormick-- $50,000 and Mr. Salentine--$50,000. In addition, each executive will be entitled to participate in Cardinal's profit sharing, retirement and savings plan.

   Although Mr. Burks' executive agreement does not contain provisions regarding his continued employment with Cardinal, Mr. Burks and Cardinal have orally agreed that Mr. Burks will serve as a full-time employee of Cardinal after the completion of the merger. No period of employment or specific amount of compensation has been set, but Cardinal has agreed that Mr. Burks' salary will be at least equal to what he received from Bindley Western before the merger.

 Board of Directors

   Pursuant to the terms of the merger agreement, immediately after the completion of the merger, Cardinal's board of directors will take all necessary action to elect Mr. Bindley to Cardinal's board of directors. No other director of Bindley Western will be added to the Cardinal board of directors.

ACCOUNTING TREATMENT

   The merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the merger is conditioned on Cardinal's receipt of a letter, in form and substance reasonably satisfactory to Cardinal, from Arthur Andersen LLP, dated the closing date of the merger, stating that it concurs with the conclusion of Cardinal's management that the merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting, and Bindley Western shall have received a letter from PricewaterhouseCoopers LLP, dated the closing date, stating that it concurs with the conclusion of Bindley Western's management that no conditions exist that would preclude Bindley Western from being a party to a business combination for which the pooling-of-interests method of accounting would be available. In addition, pursuant to the merger agreement, Cardinal and Bindley Western agree that they will not, and will not permit any of their respective subsidiaries to, take any actions which would, or would be reasonably likely to, prevent Cardinal from accounting for the merger in accordance with the pooling-of-interests method of accounting.

   Under the pooling-of-interests method of accounting, the recorded assets and liabilities of Cardinal and Bindley Western will be carried forward to the combined company at their historical recorded amounts, income of the combined company will include income of Bindley Western and Cardinal for the entire fiscal year in which the combination occurs, and the reported income of the separate companies for previous periods will be combined and restated as income of the combined company. See "The Merger Agreement--Conditions" and "Summary-- Selected Unaudited Pro Forma Combined Financial Information."

   Pursuant to the merger agreement, Bindley Western is required to obtain written undertakings from each person who may be at the completion of the merger or was on the date of the merger agreement an "affiliate" of Bindley Western for purposes of Rule 145 under the Securities Act of 1933, as amended, to the effect that, among other things, such person will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any Bindley Western common shares or Bindley Western stock options beneficially owned thereby during the thirty days prior to the effective time of the merger and will not sell, transfer or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, any Cardinal common shares or stock options (or Cardinal common shares issuable upon exercise thereof) beneficially owned thereby as a result of the merger or otherwise until after such time as Cardinal shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Securities and Exchange Commission, a report filed with the Securities and Exchange Commission or any other public filing, statement or announcement which includes the combined financial results of Cardinal and Bindley Western for a period of at least thirty days of combined operations of Cardinal and Bindley Western following the effective time of the merger.

APPRAISAL RIGHTS

   Under Indiana law, Bindley Western shareholders are not entitled to any dissenters' rights of appraisal in connection with the merger.

REGULATORY APPROVALS

   Under the Hart-Scott-Rodino Act, the merger may not be consummated unless certain filings have been submitted to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and certain waiting period requirements have expired or are otherwise earlier terminated by the Federal Trade Commission and the Antitrust Division. Bindley Western and Cardinal have submitted the required filings to the Antitrust Division and the Federal Trade Commission. The waiting period under the Hart-Scott-Rodino Act is currently scheduled to expire on January 7, 2001, unless it is earlier terminated or extended by a Request for Additional Information or Documentary Materials. If the Antitrust Division or the Federal Trade Commission issues such a request, the waiting period will be extended until the time 20 days after Bindley Western and Cardinal have substantially complied with the request unless this period is shortened by a grant of early termination.

   The Antitrust Division and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the consummation of the merger, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of substantial assets of Bindley Western or Cardinal. Bindley Western and Cardinal believe that the consummation of the merger will not violate the antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be. In 1998, the Federal Trade Commission successfully blocked two proposed transactions in the drug wholesale distribution industry, the acquisition by Cardinal of Bergen Brunswig Corporation and the acquisition by McKesson Corporation of AmeriSource Health Corporation. Both Bergen Brunswig and AmeriSource are substantially larger competitors than Bindley Western. Cardinal and Bindley Western do not believe that such a challenge could be successfully made.

   Bindley Western and Cardinal expect that the merger will not generally require filings, approvals or clearances with foreign antitrust regulatory authorities under foreign antitrust laws.

   Cardinal has filed an application for approval of the Cardinal common shares to be issued in the merger for listing on the New York Stock Exchange.

   In connection with the merger, Cardinal may be required to give notifications to and/or receive consents from the United States Drug Enforcement Administration, the United States Nuclear Regulatory Commission, state nuclear regulatory agencies, state boards of pharmacy and governmental agencies under numerous licenses and permits held by Bindley Western and its subsidiaries. Although we do not expect that obtaining any required consents from these agencies will prevent us from completing the merger, we cannot be certain that we will obtain all required regulatory clearances.

   Other than as described in this proxy statement/prospectus, the merger does not require the approval of any federal, state or foreign agency. We will, however, be required to make certain filings with state and federal governmental authorities to complete the merger.

FEDERAL SECURITIES LAW CONSEQUENCES

   All Cardinal common shares issued in connection with the merger will be freely transferable, except that any Cardinal common shares received in the merger by persons who are deemed to be affiliates (as such term is defined under the Securities Act of 1933) of Cardinal or Bindley Western prior to the merger may be sold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of Cardinal, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Cardinal or Bindley Western generally include individuals or entities that control, are controlled by or are under common control with, Cardinal or Bindley Western, as the case may be, and generally include the executive officers and directors of the companies as well as their principal shareholders.

   Affiliates may not sell their Cardinal common shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 in the case of persons who become affiliates of Cardinal) or another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145 provides that for one year following the completion of the merger an affiliate (together with certain related persons) would be entitled to sell Cardinal common shares acquired in connection with the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker" (as these terms are defined in Rule 144 under the Securities
Act). Additionally, the number of Cardinal common shares to be sold by an affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding Cardinal common shares or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. Rule 145 will remain available to affiliates if Cardinal remains current with its informational filings with the

Securities and Exchange Commission under the Securities Exchange Act of 1934. One year after the effective time of the merger, an affiliate will be able to sell such Cardinal common shares without being subject to such manner of sale or volume limitations provided that Cardinal is current with its informational filings under the Securities Exchange Act of 1934 and such affiliate is not then an affiliate of Cardinal. Two years after the effective time of the merger, an affiliate will be able to sell such Cardinal common shares without any restrictions so long as the affiliate had not been an affiliate of Cardinal for at least three months prior to the date of the sale.

   Under the letters with the affiliates of Bindley Western, Cardinal has agreed that, for so long as any affiliate agreeing to an affiliate letter holds any Cardinal common shares as to which such affiliate is subject to the limitations of Rule 145 under the Securities Act, Cardinal will use its reasonable efforts to file all reports required to be filed by it pursuant to the Securities Exchange Act so as to satisfy the requirements of paragraph (c) of Rule 144 that there be available current public information with respect to Cardinal, and to that extent to make available to such affiliate the exemption afforded by Rule 145 with respect to the sale, transfer or other disposition of the Cardinal common shares. See "The Merger--Accounting Treatment."

STOCK OPTION AGREEMENT

   In connection with the execution of the merger agreement, Cardinal and Bindley Western entered into a stock option agreement, dated as of December 2, 2000, pursuant to which Bindley Western granted Cardinal an option to purchase from Bindley Western, under various circumstances and subject to adjustments, up to 7,071,185 authorized and unissued Bindley Western common shares at a price per share equal to the lower of:

  .  $42.54, or

  . 0.4275 multiplied by the average of the closing prices (or if such securities do not trade on any trading day, the average of the bid and ask prices therefor on such day) of Cardinal common shares as reported on the New York Stock Exchange Composite Tape during the five consecutive trading days ending on (and including) the trading day immediately prior to such date (or, if such Cardinal common shares are not traded on the New York Stock Exchange, on such other exchange or quotation system on which such Cardinal common shares are then traded).

 Termination

   The option is exercisable, in whole or in part, at any time or from time to time if a purchase event has occurred and the merger agreement has been terminated; provided, however, that, to the extent the option has not been exercised, it will terminate and be of no further force and effect upon the earliest to occur of:

  .  the effective time of the merger;

  . the termination of the merger agreement if no purchase event has occurred and the merger agreement is terminated:

    -- by mutual written consent, prior to the public announcement of a competing transaction with another party,

    -- because the condition that there be no laws, regulations or orders that make consummation of the merger illegal or otherwise prohibited cannot be satisfied,

    -- because the merger has not occurred by August 30, 2001, unless
       Cardinal has terminated the merger agreement and Bindley Western's willful failure to perform any material covenant or obligation under the merger agreement has been the cause of or resulted in the failure of the merger to occur on or before August 30, 2001,

    -- by one party because the other party has breached its representations, warranties or covenants in a manner that would have a material adverse effect on its business,

    -- because the condition that the merger be accounted for as a pooling of interests cannot be satisfied, or

    -- because the merger proposal is not approved by the shareholders of Bindley Western and no proposal regarding a competing transaction shall have been made to Bindley Western by a party capable of completing such a competing transaction, and no proposal or expression of interest by a third party regarding a competing transaction shall have been publicly disclosed, at any time prior to such termination;

  . 5:00 p.m. New York City time on the date which is 12 months after the merger agreement is terminated because the Bindley Western shareholders do not approve the merger at the special meeting and a proposal regarding a competing transaction shall have been made to Bindley Western by a party capable of completing such a competing transaction, or a proposal or expression of interest by a third party regarding a competing transaction shall have been publicly disclosed, at any time prior to such termination; or

  . 5:00 p.m. New York City time, on the date that is 125 days following the occurrence of a purchase event, other than termination of the merger agreement because the merger is not approved by the shareholders of Bindley Western, provided further, that if the option cannot be exercised before its date of termination as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the option will expire on the tenth business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be, but in no event later than 12 months after the occurrence of a purchase event.

   As of the date of the mailing of this proxy statement/prospectus, no event had occurred that would permit Cardinal to exercise the option.

 Purchase Event

   Under the stock option agreement, a "purchase event" means:

  . any person (other than Cardinal or any of its subsidiaries) has commenced, as such term is defined in Rule 14d-2 of the Securities Exchange Act of 1934, as amended, or has filed a registration statement under the Securities Act of 1933, as amended, with respect to, a tender offer or exchange offer to purchase any Bindley Western common shares such that, upon consummation of such offer, such person would own or control 25% or more of the outstanding Bindley Western common shares;

  . Bindley Western or any of its subsidiaries shall enter into, authorize, recommend, propose or publicly announce an intention to enter into, any agreement, arrangement or understanding with any person (other than Cardinal or any of its subsidiaries) pursuant to which such person shall:

    -- consummate a competing business combination with Bindley Western,

    -- purchase, lease or otherwise acquire 25% or more of the assets of Bindley Western or any of its subsidiaries, or

    -- become the beneficial owner, or shall acquire the right to become the beneficial owner, of 25% or more of outstanding Bindley Western common shares or the securities of any of its subsidiaries;

  . any person (other than Cardinal or any of its subsidiaries) becomes the beneficial owner, or shall acquire the right to become the beneficial owner, of 25% or more of outstanding Bindley Western common shares;

  . the Bindley Western board of directors withdraws, modifies or changes its recommendation on the merger in a manner adverse to Cardinal, or fails to affirm it within 15 business days of any written request from Cardinal;

  .  the merger agreement is terminated:

    -- because the Bindley Western shareholders do not approve the merger at the special meeting and a proposal regarding a competing transaction shall have been made to Bindley Western by a party capable of completing such a competing transaction, or a proposal or expression of interest by a third party regarding a competing transaction shall have been publicly disclosed, at any time prior to such termination,

    -- by Cardinal because of a willful failure by Bindley Western or an affiliate of Bindley Western to perform any material covenant or obligation under the merger agreement which failure has been the cause of or resulted in the failure of the merger to occur on or before August 30, 2001,

    -- by Cardinal if the Bindley Western board of directors approves or recommends any competing transaction,

    -- by Bindley Western pursuant to Section 5.3(e) of the merger agreement, which provides that Bindley Western may terminate the merger agreement in certain circumstances related to proposals from third parties for business combinations or similar transactions with Bindley Western; see "The Merger Agreement--Acquisition Proposals" and "--Bindley Western Termination Right," or

    -- by Cardinal if Bindley Western shall have breached in any material respect any of its obligations under the stock option agreement.

 Cardinal Repurchase Right

   At the request of Cardinal, at any time from and after the occurrence of a purchase event and ending 125 days immediately thereafter, Bindley Western (or any successor entity thereof) shall repurchase the option from Cardinal together with all (but not less than all) Bindley Western common shares purchased by Cardinal pursuant thereto with respect to which Cardinal then has beneficial ownership, at a price equal to the sum of:

     (1) the difference between (a) the "market/tender offer price" for Bindley Western common shares and (b) the purchase price (subject to adjustment for changes in Bindley Western common shares by reason of stock dividends, split-ups, recapitalizations and the like), multiplied by the number of Bindley Western common shares with respect to which the option has not been exercised, but only if such "market/tender offer price" is greater than such exercise price;

     (2) the exercise price paid by Cardinal for any Bindley Western common shares acquired pursuant to the option;

     (3) the difference between the "market/tender offer price" and the exercise price paid by Cardinal for any Bindley Western common shares purchased pursuant to the exercise of the option, multiplied by the number of shares so purchased, but only if such "market/tender offer price" is greater than such exercise price; and

     (4) Cardinal's out-of-pocket expenses incurred in connection with pursuing the transactions contemplated by the merger agreement or the stock option agreement, provided that Cardinal's reimbursement for costs does not exceed $6 million.

   The "market/tender offer price" is the higher of (1) the highest price per share at which a tender or exchange offer has been made for Bindley Western common shares or (2) the highest closing price per share of Bindley Western common shares as reported by the New York Stock Exchange Composite Tape for any day within that portion of the Cardinal repurchase period that precedes the date Cardinal gives notice of the required repurchase as described above.

 Bindley Western Repurchase Right

   Except to the extent that Cardinal shall have previously exercised its rights described in the preceding paragraphs, during the six months after the period of time that Cardinal may exercise a repurchase right, Bindley Western may repurchase from Cardinal, and Cardinal shall sell to Bindley Western, all (but not less than all) of the Bindley Western common shares acquired by Cardinal pursuant to the option and with respect to which Cardinal has beneficial ownership at the time of the repurchase at a price per share equal to the greater of

     (1) 110% of the "market/tender offer price" per share (calculated in the manner described above but utilizing the period beginning on the occurrence of a purchase event and ending on the date Bindley Western exercises its repurchase right),

     (2) the repurchase price calculated in the manner described above for Cardinal's repurchase, or

     (3) the sum of (a) the aggregate purchase price of the shares so repurchased, plus (b) interest on the aggregate purchase price paid for the shares so repurchased from the date of purchase by Cardinal to the date of repurchase at the highest rate of interest announced by Chase Manhattan Bank, New York as its prime or base lending or reference rate during such period, less any dividends received on the shares repurchased.

 Cap on Cardinal's Profit

   The sum of (1) all amounts received by Cardinal for the repurchase of all or part of the unexercised portion of the option by Bindley Western, (2) the amount received by Cardinal pursuant to the sale of option shares less Cardinal's purchase price for such option shares and (3) all amounts received by Cardinal pursuant to the termination provisions of the merger agreement (excluding reimbursement of expenses) may not exceed $80 million.

 Registration Right

   Pursuant to the stock option agreement, at any time after a closing of the purchase and sale of Bindley Western common shares pursuant to the option, Bindley Western will be obligated, under certain circumstances, to file a registration statement under the Securities Act of 1933 if necessary in order to permit the sale or other disposition of the Bindley Western common shares that have been acquired upon exercise of the option. Bindley Western is not required to file more than two such registration statements under the stock option agreement.

   The foregoing is a summary of material provisions of the stock option agreement, a copy of which is attached as Annex B to this proxy statement/prospectus. This summary is qualified in its entirety by reference to the stock option agreement, which is incorporated by reference.

SUPPORT/VOTING AGREEMENTS

   Concurrently with the execution of the merger agreement, Cardinal executed with each of William E. Bindley, Thomas J. Salentine, Michael D. McCormick and Keith W. Burks a support/voting agreement pursuant to which each of the executives agreed that:

  . he will cause any company, trust or other entity controlled by him to, and will cause his controlled affiliates ("controlled affiliates," "controlled" and "affiliate" being defined as under the Securities Exchange Act of 1934) to, cooperate fully with Cardinal in connection with the merger agreement and the transactions contemplated thereby;

  . during the term of the support/voting agreement, he will not, and will not permit any such company, trust or other entity to, and will not permit any of his controlled affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives), solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Bindley Western, or acquisition of any capital stock (other than upon exercise of Bindley Western stock options that are outstanding as of the date of the support/voting agreements) or a material amount of the assets of Bindley Western and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by Bindley Western of any material assets or capital stock of any other person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to Bindley

     Western and its subsidiaries, taken as a whole), or any combination of the foregoing, which is generally referred to as a "competing transaction," or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Brick Merger Corp. or their respective directors, officers, employees, agents and representatives) with respect to any competing transaction or enter into any agreement, arrangement or understanding with respect to any competing transaction or agree to or otherwise assist in the effectuation of any competing transaction; provided, however, that nothing shall prevent him from taking any action, after having notified Cardinal, or omitting to take any action solely as a member of the Bindley Western board of directors required so as not to violate his fiduciary obligations as a director of Bindley Western after consultation with outside counsel;

  . all of the Bindley Western common shares beneficially owned by him or his controlled affiliates (except, in each case, Bindley Western common shares subject to unexercised Bindley Western options), or over which he or any of his controlled affiliates has voting power or control, directly or indirectly (including any Bindley Western common shares acquired after the date of his support/voting agreement), at the record date for any meeting of Bindley Western shareholders called to consider and vote to approve the merger and the merger agreement and/or the transactions contemplated thereby will be voted by him or his controlled affiliates in favor of the merger and the merger agreement and the transactions contemplated thereby; and

  . he will, upon Cardinal's request, execute an irrevocable proxy appointing Cardinal as his attorney and proxy to vote in favor of the merger and the merger agreement and the transactions contemplated thereby.

   Each of the support/voting agreements may be terminated at the option of any party to the agreement at any time upon the earlier of (1) the date on which the merger agreement is terminated and (2) the effective time of the merger. The number of Bindley Western common shares beneficially held (excluding stock options) by Messrs. Bindley, Salentine, McCormick and Burks as of December 2, 2000 were 6,118,062 shares, 218,257 shares, 187,893 shares and 199,625 shares, respectively, which represent approximately 18.9% of the outstanding Bindley Western common shares as of such date.

   The foregoing is a summary of the material provisions of the support/voting agreements of Messrs. Bindley, Salentine, McCormick and Burks, copies of which are filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part. This summary is qualified in its entirety by reference to the actual voting/support agreements which are incorporated by reference.

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

                              THE MERGER AGREEMENT

   The following is a summary of material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. This summary is qualified in its entirety by reference to the merger agreement, which is incorporated by reference.

THE MERGER

   The merger agreement provides that Brick Merger Corp. will be merged with and into Bindley Western, with the result that Bindley Western, as the surviving corporation, will be a wholly owned subsidiary of Cardinal, subject to the requisite approval of Bindley Western shareholders and the satisfaction or waiver of the other conditions to the merger. See "--Conditions." The merger will become effective upon the filing of duly executed articles of merger with the Indiana Secretary of State or at such later time as shall be specified in the articles of merger. This filing will be made as promptly as possible following the closing of the merger, which shall occur as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in the merger agreement have been satisfied or waived, or such other time or date as agreed to by the parties to the merger agreement. It is currently anticipated that the effective time of the merger will occur shortly after the date of the special meeting of Bindley Western shareholders, assuming the merger agreement and the merger are approved at the special meeting and all other conditions to the merger have been satisfied or waived.

MERGER CONSIDERATION; CONVERSION OF SECURITIES

   Exchange Ratio. Upon consummation of the merger, pursuant to the merger agreement, each Bindley Western common share issued and outstanding immediately prior to the effective time of the merger (other than Bindley Western common shares held in treasury by Bindley Western, if any, which will be cancelled and retired) will be converted into the right to receive 0.4275, the exchange ratio, of a Cardinal common share.

   Fractional Shares. No certificates for fractional Cardinal common shares will be issued in the merger, and, to the extent that an outstanding Bindley Western common share would otherwise have become a fractional Cardinal common share, the holder will be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Cardinal common shares on the New York Stock Exchange Composite Tape on the last full trading day immediately prior to the closing date of the merger) of such fractional interest.

   Conversion of Brick Merger Corp. Common Shares. Each common share, without par value, of Brick Merger Corp. issued and outstanding immediately prior to the effective time of the merger will be converted into and become one common share, without par value, of the surviving corporation. These newly issued shares will thereafter constitute all of the issued and outstanding capital stock of the surviving corporation.

EXCHANGE PROCEDURES

   DO NOT SEND IN YOUR BINDLEY WESTERN SHARE CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL.

   As soon as practicable after the effective time of the merger, a letter of transmittal will be mailed to each holder of record of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding Bindley Western common shares whose shares were converted into the right to receive Cardinal common shares. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. This letter of transmittal must be used in forwarding share certificates for surrender in exchange for certificates evidencing Cardinal common shares to which a holder of Bindley Western common shares prior to the effective time of the merger has become entitled and, if applicable, cash in lieu of any fractional Cardinal common share. After receipt of this letter of transmittal, each holder of share certificates should surrender such share certificates to EquiServe Trust Company or another financial institution as may be designated by Cardinal as the exchange agent for the merger, pursuant to and in accordance with the instructions accompanying such letter of transmittal, and each such holder will receive in exchange therefor a certificate evidencing the whole number of Cardinal common shares to which such holder is entitled and a check representing the amount of cash payable in lieu of any fractional Cardinal common share and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the merger agreement, after giving effect to any required withholding tax. Share certificates surrendered for exchange by any person who is an "affiliate" of Bindley Western for purposes of Rule 145(c) under the Securities Act of 1933 will not be exchanged until Cardinal has received an executed "affiliate letter" from such person as prescribed under the merger agreement.

   After the effective time of the merger, each Bindley Western share certificate, until so surrendered and exchanged, will be deemed, for all purposes, to represent only the right to receive, upon surrender, a certificate representing Cardinal common shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided above. The holder of such share certificates will not be entitled to receive any dividends or other distributions declared or made by Cardinal having a record date after the effective time of the merger until the share certificate is surrendered. Subject to applicable law, upon surrender of such share certificates, such dividends and distributions, if any, will be paid without interest and less the amount of any withholding taxes that may be required thereon.

REPRESENTATIONS AND WARRANTIES

   The merger agreement contains customary representations and warranties. These customary representations and warranties made by each of Cardinal, Brick Merger Corp. and Bindley Western relate to:

  .  corporate organization and good standing or existence;

  .  corporate power and authority to enter into the merger agreement;

  .  capitalization;

  . absence of certain conflicts between the merger agreement on the one hand and governing corporate documents, certain credit agreements and other contracts, and laws and regulations on the other;

  . consents and approvals required to enter into the merger agreement or to consummate the transactions contemplated thereby;

  .  brokerage and finders' fees;

  . absence of actions that would prevent the parties from using the pooling-of-interests method to account for the merger or prevent the merger from receiving certain tax treatment under the Internal Revenue Code of 1986;

  . accuracy of information contained in certain filings with the Securities and Exchange Commission;

  . accuracy of information supplied for inclusion in the registration statement of which this proxy statement/prospectus forms a part;

  .  compliance with applicable laws;

  .  absence of undisclosed material litigation; and

  . no material adverse change in the business, results of operations or financial conditions of the parties and their subsidiaries taken as a whole, or any event, occurrence or development that would reasonably be expected to have a material adverse effect on the parties or a material adverse effect on the parties' ability to consummate the transactions contemplated by the merger agreement.

   In addition, Bindley Western makes customary representations and warranties that relate to:

  .  subsidiaries;

  .  payment of taxes;

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

  .  intellectual property;

  .  title to and condition of properties;

  .  employee benefit plans;

  .  material contracts;

  .  labor matters;

  . absence, since the filing of certain documents with the Securities and Exchange Commission, of undisclosed liabilities that would have a material adverse effect on Bindley Western, except for liabilities incurred in the ordinary course of business consistent with prior practice and not prohibited by the merger agreement;

  . operation of Bindley Western's business and relationships with customers and suppliers;

  .  permits;

  .  environmental matters;

  . receipt by the Bindley Western board of directors of an opinion from an investment banker as to the fairness, from a financial point of view, of the exchange ratio;

  . unanimous Bindley Western board of directors vote and recommendation to shareholders in connection with the merger agreement;

  . Bindley Western board of directors votes required to exempt the transactions under Indiana's control share acquisition and business combination statutes;

  .  accounts receivable and inventories; and

  .  insurance.

   Bindley Western also represents and warrants in the merger agreement that new executive agreements with William E. Bindley, Thomas J. Salentine, Michael
D. McCormick and Keith W. Burks have not been amended or terminated.

   The representations and warranties made by the parties to the merger agreement will not survive the effective time of the merger, although it is a condition of each of Cardinal's and Brick Merger Corp.'s, on the one hand, and Bindley Western's, on the other hand, obligations under the merger agreement that the other parties' representations and warranties shall be true and correct in all respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of that date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a material adverse effect on the representing or warranting party.

   In the merger agreement, a "material adverse effect" with respect to any party to the merger agreement is considered to exist if any event, change or effect, individually or in the aggregate with all such other events, changes or effects, has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a material adverse effect does not include:

  . with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of such party or any of its subsidiaries, directly or indirectly, arising out of or attributable to any decrease in the market price of Cardinal common shares in the case of Cardinal or Bindley Western common shares in the case of Bindley Western (but in either case not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a material adverse effect on such party);

  . with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to conditions, events, or circumstances generally affecting the wholesale drug distribution industry; and

  . with respect to Bindley Western, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of Bindley Western or any of its subsidiaries directly or indirectly arising out of or attributable to the loss by Bindley Western (and its subsidiaries) of any of its customers (including business of such customers), suppliers or employees (including, without limitation, any financial consequence of such loss of customers (including business of such customers), suppliers or employees) due primarily to the transactions contemplated by the merger agreement or the public announcement of the merger agreement, in each case arising after the date of the merger agreement.

   In the merger agreement, the term "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated,

  . of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or

  . 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or one or more of its subsidiaries (or, if there are no such voting securities or interests, 50% or more of the equity interests of which is, directly or indirectly, owned or controlled by such party or one or more of its subsidiaries).

COVENANTS

   Mutual Covenants. Pursuant to the merger agreement, each of Cardinal, Bindley Western and Brick Merger Corp. has agreed that:

  . Each of Cardinal and Bindley Western shall make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the Hart-Scott-Rodino Act, with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within five business days after the date of the merger agreement and comply at the earliest practicable date with any request for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Antitrust Division or any other governmental authority in respect of such filings or such transactions.

  . Each of Cardinal and Bindley Western shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any governmental authority with respect to the transaction contemplated by the merger agreement under the Hart-Scott-Rodino Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

  . Each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and other transactions contemplated by the merger agreement including:

    -- the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from governmental authorities and the making of all other necessary registrations and filings,

    -- the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the merger that are necessary to consummate the merger and the transactions contemplated by the merger agreement or required to prevent a material adverse effect on Cardinal or Bindley Western from occurring prior to or after the effective time of the merger, and

    -- taking all action necessary to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling of interests for financial reporting purposes.

  . Notwithstanding anything to the contrary in the merger agreement, no party to the merger agreement nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect, in the case of Bindley Western, on Bindley Western and its subsidiaries taken as a whole, or in the case of Cardinal, a material adverse effect on the assets, liabilities, results of operations or financial condition of Cardinal combined with the surviving corporation after the effective time of the merger, or that would reasonably be expected to impair the benefits expected as of the date of the merger agreement to be realized from the consummation of the merger nor shall any party be required to waive any condition to the merger intended for its benefit. See "--Conditions."

  . Each of the parties shall not, and shall not permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent Cardinal from accounting, and shall use its best efforts (including, without limitation, providing appropriate representation letters to Cardinal's accountants) to allow Cardinal to account, for the merger in accordance with the pooling-of-interests method of accounting, and to obtain a letter, in form and substance reasonably satisfactory to Cardinal, from Arthur Andersen LLP dated the closing date of the merger stating that they concur with management's conclusion that the merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting, and to allow Bindley Western to obtain a letter from PricewaterhouseCoopers LLP, dated the closing date, stating that it concurs with the conclusion of Bindley Western's management that no conditions exist that would preclude Bindley Western from being a party to a business combination for which the pooling-of-interests method of accounting would be available.

  . Each of the parties shall use its best efforts to cause the merger to constitute a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended, and to cooperate with one another in obtaining an opinion from Baker & Daniels, counsel to Bindley Western, to the effect that:

    (1) the merger will constitute a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended,

    (2) Bindley Western, Cardinal and Brick Merger Corp. will each be a party to that reorganization, and

    (3) no gain or loss will be recognized by the shareholders of Bindley Western upon the receipt of Cardinal common shares in exchange for Bindley Western common shares pursuant to the merger except with respect to cash received in lieu of fractional share interests in Cardinal common shares. In connection therewith, each of Cardinal and Bindley Western shall deliver to Baker & Daniels representation letters and Bindley Western shall use all reasonable efforts to obtain representation letters from appropriate shareholders of Bindley Western and shall deliver any such letters obtained to Baker & Daniels, in each case, in form and substance reasonably satisfactory to Baker & Daniels.

  . Unless otherwise required by applicable laws or requirements of the New York Stock Exchange (and, in that event, only if time does not permit), at all times prior to the earlier of the effective time of the merger or termination of the merger agreement, Cardinal and Bindley Western shall consult with each other before issuing any press release with respect to the merger and shall not issue any such press release prior to such consultation.

   Covenants of Cardinal. Cardinal has covenanted in the merger agreement:

  . to prepare and file with the Securities and Exchange Commission this proxy statement/prospectus, and the related registration statement, and to maintain the effectiveness of the registration statement through the effective time of the merger;

  . to use its reasonable efforts during the period from the date of the merger agreement to the effective time of the merger to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect; and

  . to use reasonable efforts to cause the Cardinal common shares issuable pursuant to the merger (including to holders of Bindley Western options) to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the effective time of the merger.

   Cardinal has agreed to cause the surviving corporation to indemnify and hold harmless the present and former officers and directors of Bindley Western in respect of acts or omissions occurring prior to the effective time of the merger to the extent provided under Bindley Western's restated articles of incorporation, bylaws and indemnification agreements, and for a period of six years after the effective time of the merger, to use all reasonable efforts to cause the surviving corporation or Cardinal to obtain policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring prior to the effective time of the merger with substantially the same coverage and containing substantially similar terms and conditions as existing policies, although Cardinal will not be required to pay an aggregate premium for their coverage in excess of 300% of the annual premiums that Bindley Western currently pays.

   Cardinal has agreed to take all action necessary to cause Brick Merger Corp. to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement. Brick Merger Corp. has covenanted in the merger agreement that, prior to the effective time of the merger, Brick Merger Corp. shall not conduct any business or make any investments other than as specifically contemplated by the merger agreement and will not have any assets (other than a de minimis amount of cash paid to Brick Merger Corp. for the issuance of its shares to Cardinal) or any material liabilities.

   Cardinal has agreed that the Cardinal board of directors shall take all action necessary immediately following the effective time of the merger to elect William E. Bindley as a director of Cardinal.

   Covenants of Bindley Western. Bindley Western has covenanted in the merger agreement that, during the period from the date of the merger agreement to the effective time of the merger, it will not (except as expressly contemplated or permitted by the merger agreement or to the extent that Cardinal shall otherwise consent in writing):

  . do or effect any of the following actions with respect to its securities:

    (1) adjust, split, combine or reclassify its capital stock,

    (2) make, declare or pay any dividend (other than regular quarterly dividends on Bindley Western common shares of $0.02 per share with record and payment dates consistent with past practice) or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,

    (3) grant any person any right or option to acquire any shares of its capital stock (except grants of stock options to employees in the ordinary course of business consistent with past practices provided that Bindley Western must consult with Cardinal prior to making any such grants or making any recommendation to the Bindley Western board of directors with respect to such grants),

    (4) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Bindley Western stock options that are outstanding as of the date of the merger agreement), or

    (5) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

  . directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

  . make or propose any changes in its restated articles of incorporation or bylaws;

  .  merge or consolidate with any other person;

  . acquire a material amount of assets or capital stock of any other person other than in the ordinary course of business consistent with past practice;

  . incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity other than in the ordinary course of business, consistent with past practice;

  .  create any subsidiaries;

  . enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice with respect to non-officer employees (except for severance agreements, which, in all cases, shall require the prior written consent of Cardinal), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by applicable law, or grant, reprice, or accelerate the exercise or payment of any Bindley Western options or other equity-based awards (except for grants to the extent otherwise permitted under the merger agreement);

  . enter into, adopt or amend any employee benefit or similar plan, except as may be required by applicable law;

  . take any action that could give rise to severance benefits payable to any officer or director of Bindley Western as a result of consummation of the transactions contemplated by the merger agreement;

  . change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles based on the advice of Bindley Western's regular independent public accountants;

  . settle any actions, whether pending on the date of the merger agreement or thereafter made or brought involving, individually or in the aggregate, an amount in excess of $1 million;

  . modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any material contract or confidentiality agreement to which Bindley Western is a party;

  . enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted in the merger agreement);

  . write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $750,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

  . incur or commit to any capital expenditures in excess of $1 million individually or $5 million in the aggregate;

  . make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its policies in effect on the date of the merger agreement, or renewed or replacement policies;

  . take any action to exempt or make not subject to (1) various takeover provisions of the Indiana Business Corporation Law or (2) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

  . take any action that would likely result in the representations and warranties set forth in the merger agreement becoming false or inaccurate in any material respect;

  . enter into or carry out any other transaction other than in the ordinary and usual course of business;

  . permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

  .  agree in writing or otherwise to take any of the foregoing actions.

   Bindley Western has agreed to permit representatives of Cardinal to have appropriate access at all reasonable times to Bindley Western's premises, properties, books, records, contracts, documents, customers and suppliers. Cardinal has agreed to keep all this information confidential and shall cause its directors, officers and employees and representatives or advisors who receive any portion of this information to keep it confidential, except as may otherwise be required by law.

   Bindley Western has agreed to consult with Cardinal prior to making publicly available its financial results for any period after the date of the merger agreement and prior to filing any documents with the Securities and Exchange Commission after the date of the merger agreement.

ACQUISITION PROPOSALS

   Under the merger agreement, Bindley Western agreed as of the date of the merger agreement to immediately cease all existing activities, discussions and negotiations with any parties conducted before with respect to any proposal for a competing transaction and request the return of all confidential information regarding Bindley Western provided to any such parties whether pursuant to the terms of any confidentiality agreements or otherwise.

   Bindley Western has further agreed that during the term of the merger agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly,

  . to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Bindley Western, or acquisition of any capital stock (other than upon exercise of Bindley Western options which are outstanding as of the date of the merger agreement) or a material amount of the assets of Bindley Western and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by Bindley Western of any material assets or capital stock of any other person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to Bindley Western and its subsidiaries, taken as a whole), or any combination of the foregoing, generally referred to in this section as a "competing transaction," or

  . negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Brick Merger Corp. or their respective directors, officers, employees, agents and representatives) with respect to any competing transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement;

provided that,

  . at any time prior to the approval of the merger by the Bindley Western shareholders, Bindley Western may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a competing transaction which

    -- was not solicited or encouraged after the date of the merger agreement,

    -- the board of directors of Bindley Western determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, and

    -- the board of directors of Bindley Western determines that such a proposal is, after consulting with a nationally recognized investment banking firm, more favorable to Bindley Western's shareholders from a financial point of view than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Cardinal in response to such competing transaction).

   In addition, Bindley Western must promptly, but in any event within one calendar day, advise Cardinal, in writing, if the board of directors of Bindley Western shall make any such determination.

   In the event Bindley Western receives such a superior proposal and the board of directors of Bindley Western determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law, the board of directors of Bindley Western may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Cardinal, the Bindley Western board of directors recommendation and comply with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with respect to a competing transaction, provided that it must give Cardinal three business days prior written notice of its intention to do so. Cardinal's right to terminate the merger agreement at such time will not be affected.

   Any such withdrawal, modification or change of the Bindley Western board recommendation shall not change the approval of the board of directors of Bindley Western for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the merger, the stock option agreement or the voting/support agreements or change the obligation of Bindley Western to present the merger for approval at the special meeting. From and after the execution of the merger agreement, Bindley Western must promptly, but in any event within one calendar day, advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a competing transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Cardinal a copy of any such written proposal in addition to any information provided to or by any third party relating thereto.

BINDLEY WESTERN TERMINATION RIGHT

   If, prior to the approval of the merger by the Bindley Western shareholders, the board of directors of Bindley Western determines in good faith, after consultation with its financial and legal advisors, that any written proposal from a third party for a competing transaction received after the date of the merger agreement that was not solicited or encouraged by Bindley Western or any of its subsidiaries or affiliates in violation of the merger agreement

  . is more favorable to the Bindley Western shareholders from a financial point of view than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Cardinal in response to such competing transaction),

  .  is in the best interest of the Bindley Western shareholders, and

  . the board of directors of Bindley Western determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to enter into such a competing transaction would constitute a breach of its fiduciary duties under applicable law,

Bindley Western may terminate the merger agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement with respect to such competing transaction.

   However, prior to any such termination,

  (1) Bindley Western must have provided Cardinal written notice that it intends to terminate the merger agreement, identifying the competing transaction then determined to be more favorable and the parties thereto and delivering a copy of the acquisition agreement for such competing transaction in the form to be entered into, and

  (2) at least five full business days after Bindley Western has provided the notice referred to in clause (1) above, Bindley Western must have delivered to Cardinal

    . a written notice of termination of the merger agreement pursuant to the terms of the merger agreement,

    . a check in the amount of up to $6 million of Cardinal's costs as the same may have been estimated by Cardinal in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Cardinal's definitive determination of such costs), plus the amount of the termination fee,

    .  a written acknowledgment from Bindley Western that

      -- the termination of the merger agreement and the entry into the acquisition agreement for the competing transaction will be a "purchase event" as defined in the Bindley Western stock option agreement, and

      -- the stock option agreement shall be honored in accordance with its terms, and

    . a written acknowledgment from each other party to such competing transaction that it is aware of the substance of Bindley Western's acknowledgment above and waives any right it may have to contest the matters thus acknowledged by Bindley Western.

CONDITIONS

   Mutual Conditions. The obligations of Cardinal, Brick Merger Corp. and Bindley Western to effect the merger are subject to satisfaction or waiver of the following conditions:

  .  Approval of the merger by the Bindley Western shareholders.

  . Any applicable waiting periods under the Hart-Scott-Rodino Act relating to the merger and the transactions contemplated by the merger agreement have expired or been terminated and any other approvals of any governmental authority have been obtained.

  . No provision of any applicable law or regulation and no judgment, injunction, order or decree prohibits or enjoins the consummation of the merger or the transactions contemplated by the merger agreement or limits the ownership or operation by Cardinal, Bindley Western or any of their respective subsidiaries of any material portion of the business or assets of Cardinal or Bindley Western.

  .  There is no pending action instituted by any governmental authority:

    -- challenging or seeking to restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement,

    -- except to the extent consistent with the covenants of Bindley
       Western and Cardinal under the merger agreement, seeking to prohibit or limit the ownership or operation by Cardinal, Bindley Western or any of their respective subsidiaries of, or to compel Cardinal, Bindley Western or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Cardinal, Bindley Western or any of their respective subsidiaries, as a result of the merger or any of the other transactions contemplated by the merger agreement,

    -- seeking to impose limitations on the ability of Cardinal to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the surviving corporation, including the right to vote such capital stock on all matters properly presented to the shareholders of the surviving corporation, or

    -- seeking to prohibit Cardinal or any subsidiary of Cardinal from effectively controlling in any material respect the business or operations of Cardinal or the subsidiaries of Cardinal.

  . The Securities and Exchange Commission has declared the registration statement of which this proxy statement/prospectus forms a part effective under the Securities Act of 1933, and no stop order or similar restraining order suspending the effectiveness of the registration statement of which this proxy statement/prospectus forms a part is in effect and no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission or any state securities administrator.

  . The Cardinal common shares to be issued in the merger (including to holders of Bindley Western stock options) have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

  . Cardinal has received a letter, in form and substance reasonably satisfactory to Cardinal, from Arthur Andersen LLP dated the closing date of the merger stating that it concurs with management's conclusion that the merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting.

  . Bindley Western has received a letter from PricewaterhouseCoopers LLP dated the closing date stating that it concurs with the conclusion of Bindley Western's management that no conditions exist that would preclude Bindley Western from being a party to a business combination for which the pooling-of-interests method of accounting would be available.

  . Bindley Western and Cardinal have received an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to Bindley Western, in a form reasonably acceptable to each of them, to the effect that the transactions contemplated by the merger agreement should not result in the shares of common stock of Priority Healthcare Corporation failing to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code of 1986, by reason of Section 355(e) of the Internal Revenue Code of 1986.

   Conditions to Obligations of Bindley Western to Consummate the Merger. The obligations of Bindley Western to effect the merger and the transactions contemplated by the merger agreement are subject to the satisfaction of, or waiver by Bindley Western of, the following conditions:

  . Each of the representations and warranties of each of Cardinal and Brick Merger Corp. set forth in the merger agreement is true and correct in all respects (but without regard to any materiality qualifications or references to "material adverse effect" contained in any specific representation or warranty) on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects could not reasonably be expected to have a material adverse effect on Cardinal.

  . Each of Cardinal and Brick Merger Corp. has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants to be performed and complied with by it under the merger agreement at or prior to the effective time of the merger.

  . Each of Cardinal and Brick Merger Corp. has furnished Bindley Western with a certificate dated the closing date of the merger signed on behalf of it by the chairman, president or vice president of Cardinal or Brick Merger Corp., as the case may be, to the effect that the foregoing conditions have been satisfied.

  . Bindley Western has received the opinion of Baker & Daniels, dated on or prior to the effective date of the registration statement of which this proxy statement/prospectus forms a part, to the effect that

    (1) the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended,

    (2) Bindley Western, Cardinal and Brick Merger Corp. will each be a party to that reorganization, and

    (3) no gain or loss will be recognized by the shareholders of Bindley Western upon the receipt of Cardinal common shares in exchange for Bindley Western common shares pursuant to the merger except with respect to cash received in lieu of fractional share interests in Cardinal common shares.

  . There has not been any change in the assets, liabilities, results of operations or financial condition of Cardinal and its subsidiaries taken as a whole which would constitute a material adverse effect on Cardinal or any event, occurrence or development which could reasonably be expected to have a material adverse effect on the ability of Cardinal to consummate the transactions contemplated by the merger agreement.

   Conditions to Obligations of Cardinal and Brick Merger Corp. to Consummate the Merger. The obligations of Cardinal and Brick Merger Corp. to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction of, or waiver by Cardinal, of the following conditions:

  . Each of the representations and warranties of Bindley Western set forth in the merger agreement (other than the representations and warranties of Bindley Western regarding its capitalization) is true and correct in all respects (but without regard to any materiality qualifications or references to material adverse effect contained in any specific representation or warranty) on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a material adverse effect on Bindley Western.

  . The representations and warranties of Bindley Western regarding its capitalization are true and correct in all material respects on the date of the merger agreement and on and as of the closing date of the merger as though made on and as of the closing date of the merger.

  . Bindley Western has performed in all material respects all obligations and agreements and has complied in all material respects with all covenants to be performed and complied with by it under the merger agreement at or prior to the effective time of the merger.

  . Bindley Western has furnished Cardinal with a certificate dated the closing date of the merger signed on its behalf by its chairman, president or vice president to the effect that the foregoing conditions have been satisfied.

  . There has not been any change in the assets, liabilities, results of operations or financial condition of Bindley Western and its subsidiaries taken as a whole which would constitute a material adverse effect on Bindley Western or any event, occurrence or development which could reasonably be expected to have a material adverse effect on the ability of Bindley Western to consummate the transactions contemplated by the merger agreement.


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

STOCK OPTIONS

   Cardinal and Bindley Western have covenanted in the merger agreement to take all such actions as may be necessary to cause each unexpired and unexercised outstanding Bindley Western stock option granted or issued under stock option plans of Bindley Western in effect on the date of the merger agreement to be automatically converted at the effective time of the merger into an option to purchase Cardinal common shares by multiplying the number of Bindley Western common shares subject to the Bindley Western option by the exchange ratio and dividing the exercise price of the Bindley Western option by the exchange ratio. However, with respect to any Bindley Western option that is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended.

   In connection with the issuance of Cardinal options, Cardinal shall

  (1) reserve for issuance the number of Cardinal common shares that will become subject to Cardinal options pursuant to the merger agreement and

  (2) from and after the effective time of the merger, upon exercise of Cardinal options, make available for issuance all Cardinal common shares covered thereby, subject to the terms and conditions applicable thereto.

   Cardinal has also agreed to use its reasonable efforts to file with the Securities and Exchange Commission, within five business days after the closing date of the merger, a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 to register Cardinal common shares issuable upon exercise of these former Bindley Western stock options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options. See "The Merger--Interests of Bindley Western's Directors and Officers in the Merger."

BINDLEY WESTERN EMPLOYEE BENEFITS AND PLANS

   Cardinal has agreed to treat all service with Bindley Western and its predecessors prior to the effective time of the merger by persons who are, as of the effective time, employees of Bindley Western, as service with Cardinal (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the closing date of the merger of benefits for the same period of service). Cardinal has also agreed to waive pre-existing condition exclusions and actively-at-work requirements under any medical or dental benefit plan in which Bindley Western employees participate after the effective time, and to take into account any covered expenses incurred before the merger during the plan year of the applicable Bindley Western employee benefit plan by a Bindley Western employee or covered dependent for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the merger.

TERMINATION

   The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding any approval of the merger agreement by Bindley Western shareholders):

  .  by mutual written consent of Cardinal and Bindley Western;

  . by either Cardinal or Bindley Western if there is any law or regulation that makes consummation of the merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent governmental authority enjoining Cardinal or Bindley Western from consummating the merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

  . by either Cardinal or Bindley Western if the merger is not consummated before August 30, 2001, provided, however, that such termination right shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to occur on or before such date;

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

  . by Cardinal if the Bindley Western board of directors withdraws, modifies or changes its recommendation of the merger in a manner adverse to Cardinal, or refuses to affirm its recommendation within 15 business days of any written request from Cardinal, or if the Bindley Western board of directors approves or recommends any competing transaction;

  . by Cardinal or Bindley Western if, at the Bindley Western shareholders meeting (including any adjournment or postponement thereof), the requisite vote of the Bindley Western shareholders to approve the merger and the transactions contemplated by the merger agreement has not been obtained;

  . by Bindley Western pursuant to its termination rights in the event of a superior proposal;

  . by Cardinal if Bindley Western has materially breached any of its obligations under the stock option agreement;

  . by Cardinal or Bindley Western, if at any time the other party's representation and warranties on the availability of the pooling-of-interests method of accounting shall not be true and correct and Cardinal shall have been advised in writing by Arthur Andersen LLP that the condition regarding the merger qualifying as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting is not capable of being satisfied;

  . by Cardinal or Bindley Western if there has been a material breach by the other of any of its covenants or agreements contained in the merger agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach; or

  . by Cardinal or Bindley Western if the other party has breached any of its representations and warranties in the merger agreement and as a result, the condition with respect to the accuracy of its representations and warranties could not be satisfied.

EFFECT OF TERMINATION

   Pursuant to the merger agreement, Cardinal and Bindley Western have agreed that, in the event of the termination of the merger agreement for any reason outlined above, the merger agreement, except for the provisions in Section 5.3(g) of the merger agreement regarding the confidentiality of information obtained by each party, Section 7.2 of the merger agreement regarding the effect of termination and Section 8.11 of the merger agreement regarding expenses, will become null and void and have no effect, without liability on the part of any party or its directors, officers or shareholders. However, no party will be relieved of liability for a material breach of any provision of the merger agreement, and, if it shall be judicially determined that the termination of the merger agreement was caused by an intentional breach of the merger agreement, then, in addition to other remedies at law or equity for breach of the merger agreement, the party so found to have intentionally breached the merger agreement shall indemnify and hold harmless the other parties to the merger agreement for their costs, which include their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as for their respective fees and expenses incident to negotiation, preparation and execution of the merger agreement and related documentation and the special meeting of Bindley Western shareholders.

   If the merger agreement is terminated,

  . by mutual written consent following public announcement of a competing transaction,

  . because the merger has not been consummated before August 30, 2001 due to Bindley Western's willful failure to perform a material covenant or obligation under the merger agreement,

  . because the Bindley Western board of directors withdraws, modifies or changes its recommendation on the merger in a manner adverse to Cardinal, or shall have refused to affirm its recommendation within 15 business days of any written request from Cardinal, or the Bindley Western board of directors approves or recommends any competing transaction,

  .  by Bindley Western in order to pursue a competing transaction, or

  . because Bindley Western has breached in any material respect its obligations under the stock option agreement,

then, Bindley Western will, in the case of a termination by Cardinal, within three days following any such termination, or, in the case of termination by Bindley Western, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal,

  . in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's costs incurred in connection with pursuing the transactions contemplated by the merger agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $6 million in the aggregate, and

  .  a termination fee in an amount equal to $53 million.

   If the merger agreement is terminated because the requisite vote of the Bindley Western shareholders to approve the merger and the transactions contemplated by the merger agreement shall not have been obtained, and

  . at any time prior to such termination a proposal regarding a competing transaction shall have been made to Bindley Western by a party capable of completing such a competing transaction, or any proposal or expression of interest by a third party regarding a competing transaction shall have been publicly disclosed, then Bindley Western will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by Bindley Western, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal,

    (1) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's costs incurred in connection with pursuing the transactions contemplated by the merger agreement, including, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $6 million in the aggregate,

    (2) a termination fee in an amount equal to $20 million, and

    (3) if within 12 months after the date of such termination Bindley Western enters into an acquisition agreement for a business combination (as defined below) or consummates a business combination, Bindley Western will, prior to the earlier of consummation of a business combination or execution of a definitive agreement with respect thereto, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal an additional termination fee in an amount equal to $33 million; or

  . no proposal regarding a competing transaction with respect to Bindley Western shall have been made to Bindley Western by a party capable of completing such a competing transaction, and no proposal or expression of interest by a third party regarding a competing transaction shall have been publicly disclosed, at any time prior to such termination and within six months after the date of such termination Bindley Western enters into an acquisition agreement for a business combination or consummates a business combination, then Bindley Western will, prior to the earlier of consummation of a business combination or execution of a definitive agreement with respect thereto, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal a termination fee in an amount equal to $20 million.

   A "business combination" includes:

  . a merger, consolidation, share exchange, business combination or similar transaction involving Bindley Western as a result of which the Bindley Western shareholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof),

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

  . a sale, lease, exchange, transfer or other disposition of more than 25% of the assets of Bindley Western and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or

  . the acquisition, by a person (other than Cardinal or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934) of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 25% of the Bindley Western common shares whether by tender or exchange offer or otherwise.

AMENDMENT AND WAIVER

   The merger agreement may be amended in writing by the parties thereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of the merger agreement by Bindley Western shareholders, but after any such approval, no amendment shall be made that by law requires further approval or authorization by the Bindley Western shareholders without such further approval or authorization.

   At any time prior to the effective time of the merger, Cardinal (with respect to Bindley Western) and Bindley Western (with respect to Cardinal and Brick Merger Corp.) by action taken or authorized by their respective boards of directors, may, to the extent legally permitted,

  . extend the time for the performance of any of the obligations or other acts of such party,

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and

  . waive compliance with any of the agreements or conditions contained in the merger agreement.

   Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

FEES AND EXPENSES

   Cardinal and Bindley Western will split the amount of the filing fees and other expenses incurred in connection with the cost of filing, printing and distributing this proxy statement/prospectus. Except as described under "-- Termination" and "--Effect of Termination," all other costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

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

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following general discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or listing of all potential tax effects relative to a decision whether to vote for the approval of the merger. The discussion does not address all aspects of U.S. federal income taxation that may be applicable to certain Bindley Western shareholders subject to special U.S. federal income tax treatment, including, without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans and persons who acquired their Bindley Western common shares pursuant to the exercise of employee stock options or otherwise as compensation. The discussion addresses neither the effect of applicable state, local or foreign tax laws, nor the effect of any U.S. federal tax laws other than those pertaining to U.S. federal income tax. The discussion below applies to Bindley Western shareholders who hold their Bindley Western common shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. The discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect as of the date of this document, all of which are subject to change, possibly with retroactive effect.

   Bindley Western has received an opinion from Baker & Daniels, counsel to Bindley Western, dated on or prior to the effective date of this document, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, each of Bindley Western, Cardinal and Brick Merger Corp. will be a party to that reorganization and no gain or loss will be recognized by the holders of Bindley Western common shares upon the receipt of Cardinal common shares in exchange for Bindley Western common shares except with respect to cash received in lieu of fractional share interests in Cardinal common shares. The opinion is based on customary assumptions and representations made by, among others, Cardinal and Bindley Western. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or any court. No ruling has been, or will be, sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

   If, in accordance with the opinion referred to above, the merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, Bindley Western shareholders who exchange their Bindley Western common shares solely for Cardinal common shares in the merger will not recognize gain or loss for federal income tax purposes, except with respect to cash, if any, received in lieu of a fractional Cardinal common share. The aggregate tax basis of the Cardinal common shares received by a Bindley Western shareholder in the merger will be equal to the aggregate tax basis of the Bindley Western common shares exchanged therefor, reduced by any amount of any tax basis allocable to fractional share interests for which cash is received. The holding period of the Cardinal common shares received by a Bindley Western shareholder in the merger will include the holding period of the Bindley Western common shares exchanged therefor.

   A Bindley Western shareholder who receives cash in lieu of a fractional Cardinal common share will recognize gain or loss equal to the difference between the amount of cash received and his tax basis in the Cardinal common share that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual shareholder, any such capital gain generally will be subject to a maximum U.S. federal income tax rate of 20% if the individual has held his Bindley Western common shares for more than 12 months on the date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

   THE FOREGOING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE OPINION OF BAKER & DANIELS IS NOT BINDING ON THE INTERNAL REVENUE SERVICE. BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES OF THE MERGER FOR ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH BINDLEY WESTERN SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO HIS OWN PARTICULAR CIRCUMSTANCES AND WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS, ESTATE TAX LAWS AND PROPOSED CHANGES IN APPLICABLE TAX LAWS.

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

                                 THE COMPANIES

BUSINESS OF BINDLEY WESTERN

   Bindley Western is the fifth largest distributor of pharmaceuticals and related products in the United States. Bindley Western was founded by William
E. Bindley in 1968 and became a public company in 1983. Bindley Western sells ethical (prescription) pharmaceuticals, health and beauty care products, and homecare merchandise to chain drug companies that operate their own warehouses as well as independent and chain drug stores, hospitals, clinics, health maintenance organizations and other managed care providers, the United States government and state agencies. Bindley Western operates from 17 distribution centers in 14 states, serving customers located throughout the United States.

   Bindley Western sells to chain warehouses and direct store delivery customers. Bindley Western believes that technological innovation and emphasis on customer service is critical to Bindley Western's ability to serve chain warehouse customers. Since 1987, Bindley Western has focused significant resources on increasing sales to direct store delivery customers. Direct store delivery sales increased from $171 million in 1987 to $4.9 billion in 1999. To complement its internal growth and strengthen its position in the northeastern and southeastern United States, Bindley Western purchased J.E. Goold in 1992, Kendall Drug in 1994, Tennessee Wholesale Drug in 1997 and Central Pharmacy Services in 1999. Bindley Western's sales of $8.5 billion for 1999 represented the 31st consecutive year of record sales, equating to a compound growth rate of approximately 20% since its inception in 1968. Bindley Western's growth has resulted from acquisitions, expansion into new geographic areas and increased market share.

   Central Pharmacy. On August 31, 1999, Bindley Western acquired Central Pharmacy Services, Inc. Headquartered in Atlanta, Georgia, Central Pharmacy operates centralized nuclear pharmacies that prepare and deliver radiopharmaceuticals for use in nuclear imaging procedures in hospitals and clinics. Central Pharmacy operates 32 specialized pharmacies located in 15 states. Central Pharmacy's revenues increased from $4.4 million in 1993 to $43.9 million in 1999, an average annual compound growth rate of 47%.

   Spin-off of Priority Healthcare Corporation. On December 31, 1998, Bindley Western distributed to its shareholders the remaining 82% interest that Bindley Western then owned in its subsidiary, Priority Healthcare Corporation. Bindley Western formed Priority in 1994 to focus on distributing products and providing services to the growing alternate site component of the healthcare industry. The net cost of the acquisitions which created Priority was approximately $7 million. The total market capitalization of the Priority shares distributed to Bindley Western shareholders exceeded $500 million. The spin-off resulted in the removal of $107.5 million of assets and $37.2 million of liabilities from Bindley Western's consolidated balance sheet as of December 31, 1998. The results of operations for Priority, net of minority interest, for 1998 and earlier periods are included in Bindley Western's consolidated statement of earnings because Priority was a subsidiary through December 31, 1998.

   Bindley Western has its principal executive offices at 8909 Purdue Road, Indianapolis, Indiana 46268, and its telephone number is (317) 704-4000. Additional information regarding Bindley Western is contained in its filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. See "Where You Can Find More Information."

BUSINESS OF CARDINAL

   Cardinal, a holding company operating through a number of operating subsidiaries, is a leading health care service company, offering an array of value-added pharmaceutical distribution services and pharmaceutical related products and services to a broad base of customers. It is one of the nation's largest wholesale distributors of pharmaceutical and related health care products to independent and chain drug stores, hospitals, alternative care centers and the pharmacy departments of supermarkets and mass merchandisers located

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

throughout the continental United States. Its Allegiance Corporation subsidiary offers a broad range of medical and laboratory products and provides cost-saving services for hospitals and other health care providers, including online procurement, supply-chain management and other professional consulting services. Through its Pyxis Corporation subsidiary, Cardinal develops, manufactures, leases, sells and services unique point-of-use systems which automate the distribution, management and control of medications and supplies in hospitals and alternative care facilities. Cardinal is also the largest franchisor of independent retail pharmacies in the United States through its Medicine Shoppe International, Inc. subsidiary. In addition, through its Owen Healthcare, Inc. subsidiary, Cardinal provides pharmacy management and information services to hospitals. PCI Services Inc., another one of Cardinal's subsidiaries, is also a leading international provider of integrated packaging services to pharmaceutical manufacturers. Cardinal's R.P. Scherer Corporation subsidiary is an international developer and manufacturer of drug delivery systems.

   As a full-service wholesale distributor, Cardinal complements its distribution activities by offering a broad range of value-added support services to assist Cardinal's customers and suppliers in maintaining and improving their market positions and to strengthen Cardinal's role in the channel of distribution. These support services include computerized order entry and order confirmation systems, customized invoicing, generic sourcing programs, product movement and management reports, consultation on store operation and merchandising, and customer training. Cardinal's proprietary software systems feature customized databases specially designed to help its customers order more efficiently, contain costs, and monitor their purchases which are covered by group contract purchasing arrangements.

   Cardinal operates several specialty health care businesses which offer value-added services to Cardinal's customers and suppliers while providing Cardinal with additional opportunities for growth and profitability. For example, Cardinal operates a pharmaceutical repackaging program for both independent and chain drugstore customers and serves as a distributor of therapeutic plasma products and other specialty pharmaceuticals to hospitals, clinics and other managed care facilities on a nationwide basis through the utilization of telemarketing and direct mail programs. These specialty distribution activities are part of Cardinal's overall strategy of developing diversified products and services to enhance the profitability of its business and that of its customers and suppliers.

   On November 13, 1995, Cardinal completed a merger with Medicine Shoppe International, Inc., a St. Louis, Missouri-based franchisor of independent apothecary-style retail pharmacies in the United States and abroad. On May 7, 1996, Cardinal completed a merger with Pyxis Corporation, a San Diego, California-based designer, manufacturer, marketer and servicer of unique, point-of-use systems which automate the distribution, management and control of medications and supplies in hospitals and other health care facilities. On October 11, 1996, Cardinal completed a merger with PCI Services Inc., a Philadelphia, Pennsylvania-based provider of integrated packaging services to pharmaceutical manufacturers. On March 18, 1997, Cardinal completed a merger with Owen, a Houston, Texas-based provider of fully integrated pharmacy management and information services to hospitals. On February 18, 1998, Cardinal completed its acquisition of MediQual Systems, Inc., a leading supplier of clinical information management systems and services to the health care industry. On August 7, 1998, Cardinal completed a merger with R.P. Scherer Corporation, an international developer and manufacturer of drug delivery systems. On February 3, 1999, Cardinal completed a merger transaction with Allegiance Corporation, a McGaw Park, Illinois-based distributor and manufacturer of medical, surgical and laboratory products and a provider of cost-saving services. On September 10, 1999, Cardinal completed a merger transaction with Automatic Liquid Packaging, Inc., a Woodstock, Illinois-based custom manufacturer of sterile liquid pharmaceuticals and other healthcare products. On August 16, 2000, Cardinal completed the purchase of Bergen Brunswig Medical Corporation, a distributor of medical, surgical and laboratory supplies to doctors' offices, long-term care and nursing centers, hospitals and other providers of care. Cardinal has also completed a number of smaller acquisition transactions during the last five years, including the acquisitions of Comprehensive Reimbursement Consultants, Inc.; Pharmacists: prn, Inc.; The Enright Group, Inc.; Pharmaceutical Packaging Specialties, Inc.; Pacific Surgical Innovations, Inc.; Herd Mundy Richardson Limited; TriMaras Printing Company, Inc.; Helpmate Robotics, Inc.; and Contract Health Professionals, Inc.

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

   Cardinal and Brick Merger Corp. each have their principal executive office at 7000 Cardinal Place, Dublin, Ohio 43017, and their telephone number is (614) 757-5000. Additional information concerning Cardinal and its subsidiaries is included in the Cardinal documents filed with the Securities and Exchange Commission, which are incorporated by reference herein. See "Where You Can Find More Information" on page 96.

BRICK MERGER CORP.

   Brick Merger Corp. is a newly formed, wholly owned subsidiary of Cardinal formed for the purpose of effecting the merger.

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

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Cardinal and Bindley Western which are incorporated by reference in this proxy statement/prospectus. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated nor is it necessarily indicative of future operating results of financial position of the combined enterprise. The unaudited pro forma condensed combined financial information does not reflect any adjustments to conform accounting practices or to reflect any cost savings or other synergies anticipated as a result of the merger or any merger-related expenses. See Note 2 for further discussion.

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

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

   The following unaudited pro forma combined balance sheet presents, under the pooling-of-interests accounting method, the consolidated balance sheets of Cardinal and Bindley Western combined as of September 30, 2000.

                                                                    CARDINAL &
                                             BINDLEY                  BINDLEY
                              CARDINAL       WESTERN                WESTERN PRO
                            SEPTEMBER 30, SEPTEMBER 30,  PRO FORMA     FORMA
                                2000          2000      ADJUSTMENTS BALANCES(1)
                            ------------- ------------- ----------- -----------
                                               (IN MILLIONS)
          ASSETS
Current assets:
  Cash and equivalents.....   $   491.1     $   82.2       $ --      $   573.3
  Trade receivables........     1,904.2        619.7                   2,523.9
  Current potion of net
   investment in sales-type
   leases..................       198.5          --                      198.5
  Inventories(3)...........     4,468.4      1,077.1                   5,545.5
  Prepaid expenses and
   other...................       677.5         26.7                     704.2
                              ---------     --------       -----     ---------
    Total current assets...     7,739.7      1,805.7         --        9,545.4
                              ---------     --------       -----     ---------
Property and equipment--at
 cost......................     3,025.1        133.5                   3,158.6
Accumulated depreciation
 and amortization..........    (1,370.8)       (33.6)                 (1,404.4)
                              ---------     --------       -----     ---------
Property and equipment--
 net.......................     1,654.3         99.9         --        1,754.2
Other assets:
  Net investment in sales-
   type lease, less current
   portion.................       579.7          --                      579.7
  Goodwill and other
   intangibles.............     1,045.4         83.3                   1,128.7
  Other....................       205.5          --                      205.5
                              ---------     --------       -----     ---------
    Total..................   $11,224.6     $1,988.9       $ --      $13,213.5
                              =========     ========       =====     =========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable--banks and
   other short-term
   obligations.............   $    10.5     $  400.0       $ --      $   410.5
  Current portion of long-
   term obligations........        10.6          --                       10.6
  Accounts payable.........     3,429.4      1,050.0                   4,479.4
  Other accrued
   liabilities(2)..........     1,058.8         39.8                   1,098.6
                              ---------     --------       -----     ---------
    Total current
     liabilities...........     4,509.3      1,489.8         --        5,999.1
                              ---------     --------       -----     ---------
  Long-term obligations--
   less current portion....     1,973.3         38.3                   2,011.6
  Deferred tax and other
   liabilities.............       511.7         15.9                     527.6
Shareholders' equity:
  Common shares--without
   par value...............     1,324.5        290.7                   1,615.2
  Retained earnings(2).....     3,337.9        177.2                   3,515.1
  Common shares in
   treasury, at cost.......      (315.8)       (19.6)                   (335.4)
  Other comprehensive
   income..................      (107.8)         --                     (107.8)
  Other....................        (8.5)        (3.4)                    (11.9)
                              ---------     --------       -----     ---------
    Total shareholders'
     equity................     4,230.3        444.9         --        4,675.2
                              ---------     --------       -----     ---------
    Total..................   $11,224.6     $1,988.9       $ --      $13,213.5
                              =========     ========       =====     =========

 See accompanying notes to the unaudited pro forma condensed combined financial information.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

   The following unaudited pro forma condensed combined statements of earnings present, under the pooling-of-interests accounting method, the consolidated statements of earnings of Cardinal for the fiscal years ended June 30, 2000, 1999 and 1998 combined with the statements of earnings of Bindley Western for the fiscal years ended December 31, 1999, 1998 and 1997, respectively. Cardinal's financial information for the three months ended September 30, 2000 and 1999 have been combined with Bindley Western's financial information for the three months ended September 30, 2000 and March 31, 1999, respectively.

   The financial results of Bindley Western for the six months ended June 30, 2000 are excluded from the pro forma data. Bindley Western's net revenue and net loss for the six months ended June 30, 2000 were approximately $4.9 billion and $2.8 million, respectively.

                                FISCAL YEAR ENDED
                         -------------------------------
                         JUNE 30, 2000 DECEMBER 31, 1999
                         ------------- -----------------  PRO FORMA  PRO FORMA
                           CARDINAL     BINDLEY WESTERN  ADJUSTMENTS RESULTS(1)
                         ------------- ----------------- ----------- ----------
                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Operating revenue.....   $25,246.9       $5,010.9         $ --     $30,257.8
  Bulk deliveries to
   customer warehouses..     4,623.7        3,468.4                    8,092.1
                           ---------       --------         -----    ---------
    Total revenue(3)....    29,870.6        8,479.3           --      38,349.9
Cost of products sold:
  Operating cost of
   products sold........    22,360.1        4,806.1                   27,166.2
  Cost of products
   sold--bulk
   deliveries...........     4,623.4        3,466.5                    8,089.9
                           ---------       --------         -----    ---------
    Total cost of
     products sold(3)...    26,983.5        8,272.6                   35,256.1
                           ---------       --------         -----    ---------
Gross margin............     2,887.1          206.7           --       3,093.8
Selling, general and
 administrative
 expenses...............     1,627.4          123.6                    1,751.0
Special charges:
  Merger-related costs--
   prior mergers(4).....        64.7            --                        64.7
  Other special
   charges..............         --             --                         --
                           ---------       --------         -----    ---------
    Total special
     charges............        64.7            --            --          64.7
Operating earnings......     1,195.0           83.1           --       1,278.1
Interest expense and
 other..................       117.2           21.5                      138.7
                           ---------       --------         -----    ---------
Earnings before income
 taxes..................     1,077.8           61.6           --       1,139.4
Provision for income
 taxes..................       398.1           24.9                      423.0
                           ---------       --------         -----    ---------
Net earnings--excluding
 estimated merger
 expenses(2)(4).........   $   679.7       $   36.7         $ --     $   716.4
                           =========       ========         =====    =========
Earnings per common
 share, excluding
 estimated merger
 expenses(2)(4)(5)......
  Basic.................   $    2.44                                 $    2.45
  Diluted...............        2.39                                      2.40
Weighted average number
 of common shares
 outstanding(5):
  Basic.................       279.1                                     292.6
  Diluted...............       284.4                                     299.1

 See accompanying notes to the unaudited pro forma condensed combined financial information.

                                FISCAL YEAR ENDED
                         -------------------------------
                         JUNE 30, 1999 DECEMBER 31, 1998
                         ------------- -----------------  PRO FORMA  PRO FORMA
                           CARDINAL     BINDLEY WESTERN  ADJUSTMENTS RESULTS(1)
                         ------------- ----------------- ----------- ----------
                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Operating Revenue.....   $21,558.5       $4,124.0         $ --     $25,682.5
  Bulk deliveries to
   customer warehouses..     3,553.0        3,497.4                    7,050.4
                           ---------       --------         -----    ---------
    Total revenue(3)....    25,111.5        7,621.4           --      32,732.9
Cost of products sold:
  Operating cost of
   products sold........    18,931.5        3,934.7                   22,866.2
  Cost of products
   sold--bulk
   deliveries...........     3,553.0        3,495.1                    7,048.1
  Merger-related costs..         4.0            --                         4.0
                           ---------       --------         -----    ---------
    Total cost of
     products sold(3)...    22,488.5        7,429.8                   29,918.3
                           ---------       --------         -----    ---------
Gross margin............     2,623.0          191.6           --       2,814.6
Selling, general and
 administrative
 expenses...............     1,580.9          116.3                    1,697.2
Special charges:
  Merger-related costs--
   prior mergers(4).....       142.6            --                       142.6
  Other special
   charges..............         --            18.8                       18.8
                           ---------       --------         -----    ---------
    Total special
     charges............       142.6           18.8           --         161.4
Operating earnings......       899.5           56.5           --         956.0
Interest expense and
 other..................       114.2           18.7                      132.9
                           ---------       --------         -----    ---------
Earnings before income
 taxes..................       785.3           37.8           --         823.1
Provision for income
 taxes..................       304.3           18.7                      323.0
                           ---------       --------         -----    ---------
Net earnings--excluding
 estimated merger
 expenses(2)(4).........   $   481.0       $   19.1         $ --     $   500.1
                           =========       ========         =====    =========
Earnings per common
 share, excluding
 estimated merger
 expenses(2)(4)(5)......
  Basic.................   $    1.73                                 $    1.72
  Diluted...............        1.68                                      1.68
Weighted average number
 of common shares
 outstanding(5):
  Basic.................       277.7                                     290.0
  Diluted...............       285.2                                     298.1

 See accompanying notes to the unaudited pro forma condensed combined financial information.

                                FISCAL YEAR ENDED
                         -------------------------------
                         JUNE 30, 1998 DECEMBER 31, 1997
                         ------------- -----------------  PRO FORMA  PRO FORMA
                           CARDINAL     BINDLEY WESTERN  ADJUSTMENTS RESULTS(1)
                         ------------- ----------------- ----------- ----------
                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Operating revenue.....   $18,084.6       $2,760.2         $ --     $20,844.8
  Bulk deliveries to
   customer warehouses..     2,991.4        4,549.7                    7,541.1
                           ---------       --------         -----    ---------
    Total revenue(3)....    21,076.0        7,309.9           --      28,385.9
Cost of products sold:
  Operating cost of
   products sold........    15,823.5        2,619.4                   18,442.9
  Cost of products
   sold--bulk
   deliveries...........     2,991.4        4,547.9                    7,539.3
                           ---------       --------         -----    ---------
    Total cost of
     products sold(3)...    18,814.9        7,167.3                   25,982.2
                           ---------       --------         -----    ---------
Gross margin............     2,261.1          142.6           --       2,403.7
Selling, general and
 administrative
 expenses...............     1,403.0           88.5                    1,491.5
Special charges:
  Merger-related costs--
   prior mergers(4).....        49.2            --                        49.2
  Other special
   charges..............         8.6            --                         8.6
                           ---------       --------         -----    ---------
    Total special
     charges............        57.8            --            --          57.8
Operating earnings......       800.3           54.1           --         854.4
Interest expense and
 other..................       108.9           14.6                      123.5
                           ---------       --------         -----    ---------
Earnings before income
 taxes..................       691.4           39.5           --         730.9
Provision for income
 taxes..................       242.9           15.8                      258.7
                           ---------       --------         -----    ---------
Net earnings--excluding
 estimated merger
 expenses(2)(4).........   $   448.5       $   23.7         $ --     $   472.2
                           =========       ========         =====    =========
Earnings per common
 share, excluding
 estimated merger
 expenses(2)(4)(5)......
  Basic.................   $    1.61                                 $    1.64
  Diluted...............        1.58                                      1.60
Weighted average number
 of common shares
 outstanding(5):
  Basic.................       277.9                                     287.6
  Diluted...............       284.6                                     296.8


 See accompanying notes to the unaudited pro forma condensed combined financial information.

                         THREE MONTHS ENDED THREE MONTHS ENDED
                         SEPTEMBER 30, 2000 SEPTEMBER 30, 2000
                         ------------------ ------------------  PRO FORMA  PRO FORMA
                              CARDINAL       BINDLEY WESTERN   ADJUSTMENTS RESULTS(1)
                         ------------------ ------------------ ----------- ----------
                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Operating revenue.....      $6,983.2           $1,527.7         $ --     $ 8,510.9
  Bulk deliveries to
   customer warehouses..       1,751.4              777.6                    2,529.0
                              --------           --------         -----    ---------
    Total revenue(3)....       8,734.6            2,305.3           --      11,039.9
Cost of products sold:
  Operating cost of
   products sold........       6,246.8            1,460.3                    7,707.1
  Cost of products
   sold--bulk
   deliveries...........       1,751.4              777.2                    2,528.6
                              --------           --------         -----    ---------
    Total cost of
     products sold(3)...       7,998.2            2,237.5                   10,235.7
                              --------           --------         -----    ---------
Gross margin............         736.4               67.8           --         804.2
Selling, general and
 administrative
 expenses...............         426.1               41.3                      467.4
Special charges:
  Merger-related costs--
   prior mergers(4).....          17.3                --                        17.3
  Other special
   charges..............           --                (5.0)                      (5.0)
                              --------           --------         -----    ---------
    Total special
     charges............          17.3               (5.0)          --          12.3
Operating earnings......         293.0               31.5           --         324.5
Interest expense and
 other..................          27.0                6.7                       33.7
                              --------           --------         -----    ---------
Earnings before income
 taxes..................         266.0               24.8           --         290.8
Provision for income
 taxes..................          92.8                8.0                      100.8
                              --------           --------         -----    ---------
Net earnings--excluding
 estimated merger
 expenses(2)(4)(5)......      $  173.2           $   16.8         $ --     $   190.0
                              ========           ========         =====    =========
Earnings per common
 share, excluding
 estimated merger
 expenses(2)(4)(5)......
  Basic.................      $   0.62                                     $    0.65
  Diluted...............          0.61                                          0.63
Weighted average number
 of common shares
 outstanding(5):
  Basic.................         277.6                                         292.6
  Diluted...............         284.4                                         300.6

 See accompanying notes to the unaudited pro forma condensed combined financial information.

                                             THREE MONTHS
                         THREE MONTHS ENDED     ENDED
                         SEPTEMBER 30, 1999 MARCH 31, 1999
                         ------------------ --------------
                                               BINDLEY      PRO FORMA  PRO FORMA
                              CARDINAL         WESTERN     ADJUSTMENTS RESULTS(1)
                         ------------------ -------------- ----------- ----------
                                   (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenue:
  Operating revenue.....      $5,829.3         $1,216.6       $ --      $7,045.9
  Bulk deliveries to
   customer warehouses..         954.4            758.4                  1,712.8
                              --------         --------       -----     --------
    Total revenue(3)....       6,783.7          1,975.0         --       8,758.7
Cost of products sold:
  Operating cost of
   products sold........       5,174.5          1,169.9                  6,344.4
  Cost of products
   sold--bulk
   deliveries...........         954.4            757.9                  1,712.3
                              --------         --------       -----     --------
    Total cost of
     products sold(3)...       6,128.9          1,927.8                  8,056.7
                              --------         --------       -----     --------
Gross margin............         654.8             47.2         --         702.0
Selling, general and
 administrative
 expenses...............         391.3             27.3                    418.6
Special charges:
  Merger-related costs--
   prior mergers(4).....          36.8              --                      36.8
  Other special
   charges..............           --               --                       --
                              --------         --------       -----     --------
    Total special
     charges............          36.8              --          --          36.8
Operating earnings......         226.7             19.9         --         246.6
Interest expense and
 other..................          24.9              5.0                     29.9
                              --------         --------       -----     --------
Earnings before income
 taxes..................         201.8             14.9         --         216.7
Provision for income
 taxes..................          79.8              5.9                     85.7
                              --------         --------       -----     --------
Net earnings--excluding
 estimated merger
 expenses(2)(4).........      $  122.0         $    9.0       $ --      $  131.0
                              ========         ========       =====     ========
Earnings per common
 share, excluding
 estimated merger
 expenses(2)(4)(5)......
  Basic.................      $   0.44                                  $   0.45
  Diluted...............          0.43                                      0.44
Weighted average number
 of common shares
 outstanding(5):
  Basic.................         280.0                                     292.9
  Diluted...............         286.2                                     300.3

 See accompanying notes to the unaudited pro forma condensed combined financial information.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

(1) CARDINAL AND BINDLEY WESTERN HISTORICAL FISCAL YEARS

   Cardinal's historical fiscal year ends on June 30 and Bindley Western's historical fiscal year ends on December 31. For purposes of combining Bindley Western's historical financial information with Cardinal's financial information in the pro forma condensed combined statements of earnings herein, the financial information of Cardinal for the fiscal years ended June 30, 2000, 1999 and 1998 have been combined with Bindley Western's financial information for the fiscal years ended December 31, 1999, 1998 and 1997. Cardinal's financial information for the three months ended September 30, 2000 and 1999 have been combined with Bindley Western's financial information for the three months ended September 30, 2000 and March 31, 1999.

   The financial results of Bindley Western for the six months ended June 30, 2000 are excluded in the pro forma data. Bindley Western's net revenues and net loss for the six months ended June 30, 2000 were approximately $4.9 billion and $2.8 million, respectively.

   In addition, certain amounts in the historical financial statements of Bindley Western have been reclassified for the pro forma presentation.

(2) HISTORICAL MERGER-RELATED EXPENSES

   In connection with the merger, the companies expect to incur investment banking, legal, accounting and other related transaction costs and fees. Additionally, the companies expect to incur other historical merger-related costs associated with the integration of the separate companies and institution of efficiencies anticipated as a result of the merger. The historical merger-related expenses will be charged to operating expense in the period in which the merger is consummated, or in subsequent periods when incurred. Since the merger has not yet been consummated and transition plans are being developed, the merger expenses cannot be reasonably estimated at this time.

   The accounting policies of Cardinal and Bindley Western are currently being studied to determine how they should be conformed. The impact of conforming accounting policies (if any) is not presently estimable. If conforming adjustments are required, they will be recorded as part of the restatement of prior periods as required by the pooling-of-interests accounting method.

(3) TRANSACTIONS BETWEEN CARDINAL AND BINDLEY WESTERN

   Cardinal and Bindley Western purchased pharmaceuticals from each other during the periods covered by the pro forma financial statements. At September 30, 2000, Cardinal's unsold inventory related to purchases from Bindley Western and Bindley Western's unsold inventory related to purchases from Cardinal were not significant. The amounts arising from these transactions are not material and, accordingly, the unaudited pro forma statements of earnings do not include adjustments for these items.

(4) EFFECT OF MERGER-RELATED COSTS AND OTHER SPECIAL CHARGES

   Amounts reflect the impact of merger-related costs and other special charges recorded by Cardinal. Amounts in fiscal 1998 and 1999 do not reflect the impact of the pro forma adjustment related to Automatic Liquid Packaging taxes. See Notes 1 and 2 of the "Notes to Consolidated Financial Statements" incorporated by reference to Cardinal's Form 10-K for the fiscal year ended June 30, 2000 for further discussion of these charges and adjustments in fiscal 2000, 1999 and 1998. See Note 5 of "Notes to Condensed Consolidated Financial Statements" incorporated by reference to Cardinal's Form 10-Q for the three months ended September 30, 2000 for further discussion of merger-related costs and other special charges affecting the three months ended September 30, 2000 and 1999.

   Amounts reflect the impact of special charges recorded by Bindley Western during the year ended December 31, 1998 and the three months ended September 30, 2000. See Notes 2, 7, 10, 12, 13 and 17 of the

"Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's Form 10-K/A for the year ended December 31, 1999 for further discussion of the charges in the year ended December 31, 1998. See Note 3 of the "Notes to Consolidated Financial Statements" incorporated by reference to Bindley Western's Form 10-Q/A for the nine months ended September 30, 2000 for further discussion of the charges during the three months ended September 30, 2000.

   Bindley Western's historical net earnings per common share included in the three-month period ended September 30, 2000 include the impact of a one-time reversal of a legal accrual of $5.0 million ($5.0 million, net of tax) as a result of a legal settlement.

   The following table summarizes the impact of the historical merger-related costs and special charges, as well as the impact of the pro forma adjustments related to Automatic Liquid Packaging taxes on pro forma net earnings and pro forma diluted net earnings per common share in the periods in which they were recorded (in millions, except per share amounts):

                                                           THREE MONTHS ENDED
                                       FISCAL YEAR           SEPTEMBER 30,
                                  -----------------------  --------------------
                                   1998    1999     2000     1999       2000
                                  ------  -------  ------  ---------  ---------
Pro forma:
  Net Earnings................... $(19.5) $(122.3) $(49.8) $   (29.7) $   (6.0)
  Diluted net earnings per common
   share.........................  (0.06)   (0.41)  (0.16)     (0.10)    (0.02)

(5) EARNINGS PER SHARE

   The pro forma net earnings per share reflect: (a) the weighted average number of Cardinal common shares that would have been outstanding had the merger occurred at the beginning of the periods presented based upon an exchange ratio of 0.4275 of a Cardinal common share to be issued for each Bindley Western common share outstanding (excluding Bindley Western common shares held in treasury, which will be canceled or retired), and (b) the dilutive impact of stock options and warrants using the treasury stock method. All Bindley Western stock options are assumed to be converted into Cardinal stock options at the exchange ratio of 0.4275 Cardinal common shares for each Bindley Western common share before application of the treasury stock method.

                     DESCRIPTION OF CARDINAL CAPITAL STOCK

   The following is a summary of certain rights of the holders of Cardinal common shares. Reference is made to Cardinal's amended and restated articles of incorporation and Cardinal's restated code of regulations, as amended, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. See "Where You Can Find More Information" on page 96 of this proxy statement/prospectus for information on how to obtain a copy of the articles of incorporation or code of regulations.

AUTHORIZED AND OUTSTANDING SHARES

   Cardinal's articles of incorporation authorize us to issue up to 750,000,000 common shares. On December 1, 2000, 279,329,887 common shares were issued and outstanding, approximately 7,323,041 were held in treasury, approximately 22,884,223 were reserved for issuance under stock incentive and deferred compensation plans and approximately 4,200,000 were reserved for issuance under an equity shelf registration statement. The articles of incorporation also authorize Cardinal to issue up to 5,000,000 Class B common shares, none of which is outstanding, and 500,000 nonvoting preferred shares, none of which is outstanding. From time to time, Cardinal may issue additional authorized but unissued common shares for share dividends, stock splits, employee benefit programs, financing and acquisition transactions, and other general purposes. Those common shares will be available for issuance without action by Cardinal's shareholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which common shares may be listed in the future. All of the outstanding common shares are fully paid and nonassessable. Holders of the common shares do not have preemptive rights and have no rights to convert their common shares into any other security. All common shares are entitled to participate equally and ratably in dividends, when and as declared by the board of directors.

VOTING

   Holders of Cardinal common shares are entitled to one vote per share for the election of directors and upon all matters on which shareholders are entitled to vote. Holders of Class B common shares (if any are issued in the future) are entitled to one-fifth of one vote per share in the election of directors and upon all matters on which shareholders are entitled to vote. Under certain circumstances, holders of Class B common shares have a separate class vote. Under Ohio law, Cardinal shareholders are afforded the right to vote their common shares cumulatively for the election of nominees to fill the particular class of directors to be elected at each annual meeting, subject to compliance with certain procedural requirements.

BOARD OF DIRECTORS

   Cardinal's board of directors currently consists of 13 members, divided into two classes of four members each and a third class of five members. Following the appointment of William E. Bindley to the board of directors upon completion of the merger, the board will consist of 14 directors. The code of regulations provides that the number of directors may be increased or decreased by action of the board of directors upon the majority vote of the board, but in no case may the number of directors be fewer than 9 or more than 16 without an amendment approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to that proposed amendment. The code of regulations requires that any proposal to either remove a director during his term of office or to further amend the code of regulations relating to the classification or removal of directors be approved by the affirmative vote of the holders of not less than 75% of the shares having voting power with respect to such proposal. The board of directors may fill any vacancy with a person who shall serve until the shareholders hold an election to fill the vacancy. The purpose of these provisions is to prevent directors from being removed from office prior to the expiration of their respective terms, thus protecting the safeguards inherent in the classified board structure unless dissatisfaction with the performance of one or more directors is widely shared by Cardinal's shareholders. These provisions could also have the effect of increasing from one year to two or three years (depending upon the number of common shares held) the amount of time required for an acquiror to obtain control of Cardinal by electing a majority of the board of directors and may also make the removal of incumbent management more difficult and discourage or render more difficult certain mergers, tender offers, proxy contests, or other potential takeover proposals.

ANTI-TAKEOVER PROVISIONS OF OHIO REVISED CODE

   Chapter 1704 of the Ohio Revised Code provides generally that any person who acquires 10% or more of a corporation's voting stock (thereby becoming an "interested shareholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested shareholder, unless the directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation. These restrictions on interested shareholders do not apply under certain circumstances, including, but not limited to, the following:

  . if the corporation's original articles of incorporation contain a provision expressly electing not to be governed by Chapter 1704 of the Ohio Revised Code;

  . if the corporation, by action of its shareholders, adopts an amendment to its articles of incorporation expressly electing not to be governed by Chapter 1704 of the Ohio Revised Code; or

  . if, on the date the interested shareholder became a shareholder of the corporation, the corporation did not have a class of voting shares registered or traded on a national securities exchange.

   The Cardinal articles of incorporation do not contain a provision electing not to be governed by Chapter 1704. Under Section 1701.831 of the Ohio Revised Code, unless the articles of incorporation or regulations of a corporation otherwise provide, any "control share acquisition" of an "issuing public corporation" can be made only with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%, at least 33 1/3% but less than 50%, or 50% or more. Cardinal falls within the definition of issuing public corporation, but its regulations expressly provide that the provisions of Section 1701.831 of the Ohio Revised Code do not apply to Cardinal.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Cardinal common shares is EquiServe Trust Company, Jersey City, New Jersey.

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                       COMPARISON OF SHAREHOLDER RIGHTS

   As a result of the merger, Bindley Western shareholders will receive Cardinal common shares in exchange for their Bindley Western common shares. The following is a summary of certain material differences between the rights of holders of Bindley Western common shares and the rights of holders of Cardinal common shares. These differences arise in part from the differences between Indiana law governing business corporations, including the Indiana Business Corporation Law, generally referred to as the IBCL, and Ohio law governing business corporations, including the Ohio General Corporation Law, generally referred to as the OGCL. Additional differences arise from the governing instruments of the two companies (in the case of Bindley Western, the Bindley Western articles of incorporation and the Bindley Western bylaws, and, in the case of Cardinal, the Cardinal articles of incorporation and the Cardinal code of regulations). Although it is impractical to compare all of the aspects in which Indiana law and Ohio law and Bindley Western's and Cardinal's governing instruments differ with respect to shareholders' rights, the following discussion summarizes certain significant differences between them.

AUTHORIZED CAPITAL SHARES

                  Cardinal                               Bindley Western

    .  750,000,000 common shares                    . 53,333,333 common shares
    .  5,000,000 Class B common shares              . 1,000,000 special shares
    .  500,000 nonvoting preferred shares

SIZE OF THE BOARD OF DIRECTORS

Cardinal

   The OGCL provides that the board of directors of an Ohio corporation must consist of three or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or code of regulations. Cardinal's code of regulations provides that the number of directors shall not be fewer than 9 nor greater than 16. Cardinal's code of regulations currently fixes the number of directors of Cardinal at 13.

Bindley Western

   The IBCL provides that the board of directors of an Indiana corporation must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws. Under Bindley Western's articles of incorporation, the number of directors shall be fixed in the bylaws and may be changed from time to time by amendment to the bylaws. The bylaws currently fix the number of directors of Bindley Western at 11.


CLASSES OF DIRECTORS

   A classified board of directors is one in which some, but not all, of the directors are elected on a rotating basis each year. The purpose of staggering the terms of members of a board of directors is to promote stability and continuity within the board of directors. However, staggering the terms of directors also has the effect of decreasing the number of directors that may otherwise be elected by shareholders in a given year and, therefore, may have the effect of precluding a contest for the election of directors or may delay, prevent or make more difficult changes in control of a corporation.

Cardinal

   The OGCL permits, but does not require, an Ohio corporation to provide in its articles of incorporation or code of regulations for a classified board of directors. Cardinal's code of regulations divides the board of directors into three classes, as nearly equal in number as possible, with each class of directors serving a staggered term of three years.



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Bindley Western

   The IBCL provides that the articles of incorporation of an Indiana corporation or, if the articles of incorporation so authorize, the bylaws, may provide for staggering the terms of directors. Bindley Western's articles of incorporation do not provide for a classified board.

NOMINATION OF DIRECTORS FOR ELECTION

Cardinal

   The OGCL provides that only those persons nominated may be elected as directors. Cardinal's code of regulations does not specify advance notice requirements for nominating directors.

Bindley Western

   Under Bindley Western's bylaws, the board of directors or any shareholder entitled to vote in the election of directors who complies with the notice procedures in Bindley Western's bylaws may nominate one or more persons for Bindley Western's board of directors. The notice procedures in Bindley Western's bylaws require shareholders to give notice to Bindley Western:

   For an annual meeting:

  . not less than 70 nor more than 90 days prior to the first anniversary of the prior year's annual meeting (for elections to be held at an annual meeting), or

  . if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, not earlier than the 90th day prior to the annual meeting and not later than the 70th day prior to the meeting or the 10th day following public announcement of the date of the meeting, whichever occurs later.

   For a special meeting:

  . not earlier than the 90th day prior to the special meeting and not later than the 60th day prior to the meeting or the 10th day following the date on which notice of a special meeting is first given to shareholders, whichever is later (for elections to be held at a special meeting).

   The notice must include information on the nominating shareholder and information regarding the nominee required by the proxy rules of the Securities and Exchange Commission.



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VACANCIES OF THE BOARD

Cardinal

   The OGCL provides that vacancies, including vacancies resulting from an increase in the number of directors, on a corporation's board of directors may be filled by a majority of the remaining directors of the corporation unless the governing documents of the corporation provide otherwise. If the remaining directors constitute less than a quorum of the board, then the remaining directors may fill vacancies by a majority vote. The Cardinal code of regulations provides that vacancies on the Cardinal board of directors may be filled by the Cardinal board of directors until Cardinal shareholders hold a meeting to fill such vacancy. In addition, Cardinal shareholders may elect a director to fill a vacancy (including any vacancy that previously had been filled by the directors) at any meeting of Cardinal shareholders called for that purpose.

 Bindley Western

   The IBCL provides that vacancies, including vacancies resulting from an increase in the number of directors, on a corporation's board of directors may be filled by the remaining directors of the corporation unless the governing documents of the corporation provide otherwise. If the remaining directors constitute less than a quorum of the board, then the remaining directors may fill vacancies by a majority vote. Bindley Western's articles of incorporation provide that vacancies shall be filled in the manner provided in the bylaws. Bindley Western's bylaws provide that the remaining members of the board of directors, whether or not they constitute a quorum of the board, may fill vacancies, including vacancies resulting from an increase in the number of directors; provided however, if no members remain or the remaining members cannot agree on a successor, such vacancy may be filled at a special meeting of shareholders called for that purpose.

REMOVAL OF DIRECTORS

 Cardinal

   The OGCL provides that directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of a corporation, except that, unless all the directors or all the directors of a particular class are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal that, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director unless the corporation's governing documents provide otherwise. The Cardinal code of regulations provides that removal of a director requires the affirmative votes of holders of at least 75% of the voting power. In addition, the Cardinal code of regulations provides that any director may be removed by the Cardinal board of directors for certain causes specified in Section 1701.58(B) of the OGCL (if a director is found by order of court to be of unsound mind, if such director is adjudicated a bankrupt, or if such director fails to meet any qualifications for office).

 Bindley Western

   Under the IBCL, directors of an Indiana corporation may be removed in any manner provided in the corporation's articles of incorporation. In addition, the IBCL provides that, unless the articles of incorporation provide otherwise, the shareholders or directors may remove one or more directors with or without cause. Bindley Western's articles of incorporation provide that directors may be removed, with or without cause, only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of outstanding shares representing at least a majority of all the votes then entitled to be cast at an election of directors.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

 Cardinal

   Chapter 1704 of the Ohio state statutes prohibits an "interested shareholder" from engaging in a wide range of business combinations (such as mergers and significant asset sales) with an "issuing public



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corporation" for three years after the interested shareholder's "share acquisition date," unless the directors of the corporation approved the transaction or the share purchase by the interested shareholder prior to the share acquisition date. If the transaction was not previously approved, the interested shareholder may effect a transaction after the three-year period only if that shareholder receives approval by the affirmative vote of two-thirds of the voting power of the corporation (which must include the affirmative vote of the holders of at least a majority of the disinterested shareholders) or the offer meets certain fair price criteria.

  . "Issuing public corporation" means an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, assets having substantial value, or a substantial portion of its assets within the state of Ohio.

  . "Interested shareholder" means any person who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation in the election of directors.

  . "Share acquisition date" means the date on which a shareholder becomes an interested shareholder.

   Chapter 1704 restrictions do not apply if a corporation, by action of its shareholders holding at least two-thirds of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 of the Ohio law shall not be applicable to the corporation. No such amendment has been adopted by Cardinal.

   Cardinal's articles of incorporation provide that any action requiring a supermajority vote under Ohio law may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of Cardinal.

   Under Section 1701.831 of the OGCL, unless the articles of incorporation or code of regulations of a corporation otherwise provide, any "control share acquisition" of an "issuing public corporation" can only be made with the prior approval of the shareholders of the corporation. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable a person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; 50% or more. The Cardinal articles of incorporation expressly provide that the provisions of Section 1701.831 of the OGCL shall not apply.


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

 Bindley Western

   The IBCL restricts the ability of a "resident domestic corporation" to engage in any combination with an "interested shareholder" for five years after the interested shareholder's date of acquiring shares unless the combination or the purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if the shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. A corporation may elect out of these provisions in an amendment to its articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective for 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Bindley Western's articles of incorporation do not elect out of these provisions.

 . "Resident domestic corporation" means an Indiana corporation that has 100 or more shareholders.

 . "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is:

  -- the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation, or

  -- an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the outstanding shares of the resident domestic corporation.

   Bindley Western's board of directors has approved in advance Cardinal's acquisition of beneficial ownership of Bindley Western common shares in the merger and under the stock option agreement and the support/voting agreements.

   The IBCL's control share acquisition provisions give the disinterested shareholders of certain Indiana corporations a right to vote collectively on whether to accord voting power to shares that would give their acquirer a significant level of influence or control over the future governance of the corporation. Under the IBCL, an acquiring person who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. Unless otherwise provided in a corporation's articles of incorporation or bylaws before a control share acquisition has occurred, in the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters' rights to receive the fair value of their shares.

 . "Control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect of which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

   -- one-fifth or more but less than one-third,

   -- one-third or more but less than a majority, or

   -- a majority or more.

 . "Control share acquisition" means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within 90 days or pursuant to a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

 . "Issuing public corporation" means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and one of the following:

  -- more than 10% of its shareholders resident in Indiana,

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  -- more than 10% of its shares owned by Indiana residents, or

  -- 10,000 shareholders resident in Indiana.

These control share acquisition provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or bylaws (including a board-adopted bylaw) provide that they do not apply. Prior to signing the merger agreement, Bindley Western's articles of incorporation and bylaws did not exclude Bindley Western from the restrictions imposed by these provisions. Bindley Western's bylaws were amended prior to signing of the merger agreement, to remove application of these provisions effective at 12:01 a.m. on December 2, 2000.

   Bindley Western's articles of incorporation opt into a provision of the IBCL that allows Bindley Western to redeem an acquiring person's control shares under certain circumstances, including the person's failure to file an acquiring person statement regarding the control shares.

MERGERS, ACQUISITIONS, SHARE PURCHASES AND OTHER TRANSACTIONS

 Cardinal

   The OGCL generally requires approval of mergers, dissolutions, dispositions of all or substantially all of a corporation's assets, and majority share acquisitions and combinations involving issuance of shares representing one-sixth or more of the voting power of the corporation immediately after the consummation of the transaction (other than so-called "parent-subsidiary" mergers), by two-thirds of the voting power of a corporation, unless the articles of incorporation specify a different proportion (not less than a majority). The Cardinal articles of incorporation provide that the vote of a majority of the voting power of Cardinal (or majority of each class, if applicable) is required to approve such actions.

 Bindley Western

   Under the IBCL, in order for a merger or share exchange to be approved, the board of directors must recommend the plan of merger or share exchange to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders. Approval by the shareholders requires the vote of a majority of the shares entitled to vote on a proposed plan of merger or share exchange, unless any class or series of shares is entitled to vote separately as a class on the plan. However, the vote of the shareholders of the surviving corporation on a plan of merger is not required if:

 . the articles of incorporation of the surviving corporation will not differ from its articles before the merger;

 . each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares proportionate to the

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   number of shares held by all such shareholders (except for shares of the surviving corporation received solely as a result of the shareholder's proportionate shareholdings in the other corporation party to the merger), with identical designations, preferences, limitations and relative rights, immediately after the merger;

 . the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

 . the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger. "Participating shares" means shares that entitle their holders to participate without limitation in distributions.

   Bindley Western's shareholders are required to vote to approve the merger agreement with Cardinal.

NOTICE OF SHAREHOLDER MEETINGS

 Cardinal

   The OGCL requires Ohio corporations to notify shareholders of the time, place, and purposes of shareholder meetings at least 7 days but no more than 60 days prior to the date of the meeting, unless the articles or regulations specify a longer period. Upon request of a person entitled to call a special shareholders meeting, the corporation shall give shareholders notice of the special meeting to be held no less than 7 nor more than 60 days after receipt of the request. If notice is not given within 15 days of receipt of the request (or such shorter or longer period as the articles or regulations specify), the persons calling the meeting may fix the time for the meeting and give notice to the other shareholders. Cardinal's code of regulations does not alter these statutory provisions.


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 Bindley Western

   The IBCL requires Indiana corporations to notify shareholders of the date, time and place of each annual and special shareholders' meeting at least 10 days, but not more than 60 days, before the meeting date. Unless another provision of the IBCL or the articles of incorporation require otherwise, Indiana corporations are required to give notice only to shareholders entitled to vote at the meeting. Bindley Western's bylaws provide that Bindley Western will notify all shareholders of record who do not waive notice at least 10 days but not more than 60 days before any meeting. In the event of a special meeting required to be called as the result of a demand made by shareholders, notice shall be given no later than the 60th day after Bindley Western's receipt of the demand requiring the meeting to be called.

   Bindley Western's bylaws provide that notice of a meeting will be given to shareholders not entitled to vote, but only if a purpose for the meeting is to vote on any amendment to Bindley Western's articles of incorporation, merger, share exchange, sale of its assets, dissolution, or consideration of voting rights to be accorded to shares acquired in a control share acquisition.

SUBMISSION OF SHAREHOLDER PROPOSALS

 Cardinal

   No provision for the submission of shareholder proposals is made in the OGCL or Cardinal's articles of incorporation or code of regulations.

 Bindley Western

   Bindley Western's bylaws provide that in order for a shareholder to bring business before the annual meeting, the shareholder must give timely notice of the proposal to Bindley Western. To be considered timely, the shareholder must have given written notice to Bindley Western not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. If the annual meeting is more than 30 days earlier or more than 60 days later than that anniversary date, however, notice by the shareholder must be delivered or received not earlier than the 90th day prior to the annual meeting and not later than the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, whichever is later.

SPECIAL MEETING OF SHAREHOLDERS

 Cardinal

   The OGCL provides that holders of at least 25% of the outstanding shares of a corporation (unless the corporation's code of regulations specifies another percentage, which may in no case be greater than 50%), the directors by action at a meeting or a majority of the directors acting without a meeting, the chairman of the board, and the president (or, in case of the president's death or disability, the vice president authorized to exercise the authority of the president) have the authority to call special meetings of shareholders. The Cardinal code of regulations expressly provides that special meetings of Cardinal shareholders may be called by the chairman of the board, the president, a majority of directors acting with or without a meeting, or the holders of shares entitling them to exercise at least 25% of the voting power of Cardinal entitled to be voted at the meeting.


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

 Bindley Western

   The IBCL provides that an Indiana corporation with more than 50 shareholders must hold a special meeting of shareholders on demand of its board of directors or the persons specifically authorized to make such a demand by the articles of incorporation or bylaws. Bindley Western's bylaws provide that the board of directors or the chairman of the board of directors may call a special meeting of shareholders. Further, the board of directors will call a special meeting of the shareholders upon the receipt of a written request describing in reasonable detail the purpose of the meeting from the holders of shares representing at least 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

SHAREHOLDER ACTION WITHOUT A MEETING

 Cardinal

   The OGCL provides that any action that may be taken by shareholders of a corporation at a meeting of shareholders may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat. Cardinal's code of regulations contains an identical provision.

 Bindley Western

   Under the IBCL, action required or permitted to be taken at a shareholders' meeting of an Indiana corporation may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion with the minutes or filing with the corporate records. Bindley Western's articles of incorporation contain provisions substantially similar to the IBCL.

CUMULATIVE VOTING

   Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

 Cardinal

   The OGCL provides that each shareholder of a corporation has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied unless the articles of incorporation of a corporation are amended to eliminate cumulative voting for directors following their initial filing with the Ohio Secretary of State. The Cardinal articles of incorporation expressly permit shareholders to cumulate their votes in accordance with the statute.

 Bindley Western

   Under the IBCL, shareholders of Indiana corporations do not have the right to cumulate their votes in the election of directors unless that right is granted in the articles of incorporation. Bindley Western's articles of incorporation do not confer cumulative voting rights.

VOTING RIGHTS

 Cardinal

   Under the OGCL, except to the extent that the express terms of the shares of any class provide otherwise, each outstanding share regardless of class shall entitle the holder to one vote on each matter


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properly submitted to the shareholders for their vote. Cardinal's articles of incorporation expressly provide that each Cardinal common share entitles the holder to one vote and each Cardinal Class B common share entitles the holder to one-fifth of one vote.

 Bindley Western

   Under the IBCL, unless the articles of incorporation provide otherwise, shareholders of an Indiana corporation are entitled to one vote per share on each matter to be voted upon by the shareholders. Bindley Western's articles of incorporation do not provide otherwise.

SHAREHOLDER CLASS VOTING RIGHTS

 Cardinal

   The OGCL provides that holders of a particular class of shares are entitled to vote as a separate class if the rights of that class are affected in certain respects by mergers, consolidations, or amendments to the articles of incorporation.

   Cardinal's articles of incorporation permit holders of Class B common shares to vote as a separate class on any amendment to the articles of incorporation that alters the shares' voting rights; on the issuance in the aggregate by Cardinal of additional Class B common shares in excess of the number of Class B common shares held by Chemical Equity Associates and its affiliates or issuable pursuant to the provisions of the articles of incorporation governing the conversion of common shares and Class B common shares; and any amendment, repeal, or modification of Cardinal's articles of incorporation that adversely affects the powers, preferences, or special rights of the holders of Class B common shares.

 Bindley Western

   Under the IBCL, the holders of the outstanding shares of a class are entitled to vote as a separate voting group, only if shareholder voting is otherwise required by the IBCL, on a proposed amendment to an Indiana corporation's articles of incorporation that would affect that class in any of several specified ways. The ways include, among others, increasing or decreasing the aggregate number of authorized shares of the class; changing the designations, rights, preferences or limitations of all or part of the shares of the class; and creating a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class. Holders of outstanding shares of a class are also entitled to vote as a separate voting group on a resolution granting voting rights to control shares if a proposed control share acquisition would, if fully carried out, result in any of the changes to that class referred to above. Holders of outstanding shares of a class are also entitled to vote as a separate voting group on a plan of merger if that plan contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require action by one or more separate voting groups. In addition, holders of outstanding shares are entitled to vote as a separate voting group on a plan of share exchange by each class or series of shares included in the exchange, with each series constituting a separate voting group.

RIGHTS OF PREFERRED AND SPECIAL SHAREHOLDERS

 Cardinal

   Cardinal's articles of incorporation authorize the board of directors to issue up to 500,000 nonvoting preferred shares in multiple series, without shareholder approval. Prior to issuance, the board of directors would determine the designations, preferences, limitations, and relative and other rights of the preferred shares. No shares of Cardinal preferred stock are currently outstanding. Depending upon the terms of the preferred shares issued, an issuance may dilute the voting rights of common shareholders and any other preferred shareholders who hold shares with preferences and rights superior to the rights of common shareholders. The authorized preferred shares may also have possible antitakeover effects, because Cardinal could use the shares in the adoption of a shareholder rights plan or other defensive measure.



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 Bindley Western

   Bindley Western's articles of incorporation authorize the board of directors to issue up to 1,000,000 special shares in multiple series without shareholder approval. Prior to issuance, the board of directors would determine the preferences, limitations and relative voting and other rights of the special shares by adoption of an amendment to the articles of incorporation. Depending upon the terms of the special shares issued, an issuance may dilute the voting rights of common shareholders and any other special shareholders who hold shares with preferences and rights superior to the rights of common shareholders. The authorized special shares may also have possible antitakeover effects, because Bindley Western could use the shares in the adoption of a shareholder rights plan or other defensive measure.

DIVIDENDS

 Cardinal

   The OGCL provides that dividends may be paid in cash, property or shares of a corporation's capital stock.

   The OGCL provides that a corporation may pay dividends out of surplus in certain circumstances and must notify its shareholders if a dividend is paid out of capital surplus.

 Bindley Western

   Under the IBCL, Indiana corporations may not pay dividends or make other distributions if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or if the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Bindley Western's articles of incorporation provide that determination of the company's ability to make distributions shall be made without reference to any amounts that would be needed, if the company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of special shares.

   Under the IBCL, the board of directors may base its determination of whether the corporation may make distributions either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

RIGHTS OF DISSENTING SHAREHOLDERS

 Cardinal

   Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights. The OGCL provides shareholders of an acquiring corporation with voting rights if the acquisition (a "majority share acquisition") involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction.

   The OGCL provides that a shareholder's written demand must be delivered to a corporation not later than 10 days after the taking of the vote on the matter giving rise to appraisal rights.

 Bindley Western

   The IBCL provides shareholders of an Indiana corporation that is involved in certain mergers, share exchanges or sales or exchanges of all or substantially all of its property the right to dissent from that action and obtain payment of the fair value of their shares. However, dissenters' rights are not available to holders of shares listed on a national securities exchange or traded on the Nasdaq National Market or a similar market. Dissenters' rights are not available to the Bindley Western shareholders with respect to the merger with Cardinal because Bindley Western's common shares are traded on the New York Stock Exchange.

SHAREHOLDER PREEMPTIVE RIGHTS

 Cardinal

   The OGCL provides that the shareholders of an Ohio corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation permit. The Cardinal articles of incorporation expressly eliminate any preemptive rights.

 Bindley Western

   The IBCL provides that shareholders of an Indiana corporation do not have a preemptive right to acquire the corporation's unissued shares except to the extent the articles of incorporation so provide. Bindley Western's articles of incorporation expressly state that shareholders do not have preemptive rights to acquire shares.

INSPECTION OF SHAREHOLDER LISTS

 Cardinal

   Under the OGCL, shareholders have the right, upon written demand stating the purpose, to examine at any reasonable time and for any reasonable and proper purpose the articles of the corporation, its books and records of account, minutes, records of shareholders, and voting trust agreements, if any, on file with the corporation, and to make copies of such items. Cardinal's code of regulations authorizes the board of directors to make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of Cardinal shall be open to inspection by shareholders.

 Bindley Western

   The IBCL permits any shareholder who gives at least five business days' written notice to the corporation to have the right to inspect and copy during normal business hours, at the principal office of the corporation, the following books and records of the corporation:

 .  the articles of incorporation and the by-laws;

 . resolutions adopted by the board of directors with respect to one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued under the resolutions are outstanding;

   The OGCL requires that upon the request of a shareholder at any meeting of shareholders, the corporation shall produce at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote.

 . the minutes of all shareholders' meetings and executed written consents evidencing all action taken by the shareholders without a meeting for the past three years;

 . all written communications to shareholders generally within the past three years, including the annual financial statements furnished as provided in IBCL Section 23-1-53-1;

 . the names and business addresses of the corporation's current directors and officers; and

 .  the most recent annual report of the corporation filed with the Indiana
   Secretary of State.

   Under the IBCL, a shareholder also has a right, subject to the limitations described below, upon at least five business days' written notice to the corporation, to inspect and copy, during normal business hours, at a reasonable location specified by the corporation, the following records of the corporation:

 . excerpts from minutes of any meeting of the board, records of any action of a committee of the board while acting for the board, minutes of any meetings of shareholders, and records of action taken by shareholders or the board without a meeting, to the extent not subject to inspection under the provisions described in the immediately preceding paragraph;

 .  accounting records of the corporation; and

 .  the record of shareholders.

   The right to inspect and copy described in this paragraph is limited to instances where:

 .  the shareholder's demand is made in good faith and for a proper purpose;

 . the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect; and

 .  the records are directly connected with the shareholder's purpose.

LIABILITY OF DIRECTORS AND OFFICERS

 Cardinal

   The OGCL provides no comparable provision limiting the liability of officers, employees or agents of a corporation and the Cardinal articles of incorporation contain no such provision. However, under the OGCL, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that such director's action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

 Bindley Western

   The IBCL provides that a director is not liable for any action taken as a director, or any failure to act, unless the director has breached or failed to perform the duties of the director's office in compliance with the IBCL and the breach or failure to perform constitutes willful misconduct or recklessness. Subject to this standard, a director who votes for or assents to distributions in violation of the IBCL is personally liable to the corporation for the amount of the illegal distribution and is entitled to contribution from the other directors who voted for or assented to such distribution and the shareholders who received the distribution. Bindley Western's articles of incorporation do not contain any provisions that would alter the statutory provisions.

DUTIES OF DIRECTORS

 Cardinal

   The OGCL requires a director to perform his duties as a director:

 .  in good faith,

 . with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and

 . in a manner the director reasonably believes to be in or not opposed to the best interests of the corporation.

   Under Ohio law, actions taken by directors in connection with a proposed acquisition of control of the corporation in the good faith exercise of their business judgment are not subject to a different or higher degree of scrutiny than other actions of the directors.

 Bindley Western

   Under Indiana law, a director must discharge his duties as a director:

 .  in good faith,

 . with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and

 . in a manner the director reasonably believes to be in the best interests of the corporation.

   Actions taken by directors in connection with a proposed acquisition of control of the corporation in the good faith exercise of their business judgment are not subject to a different or higher degree of scrutiny than other actions of the directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Cardinal

   The OGCL provides that a corporation may indemnify directors, officers, employees and agents within prescribed limits, and must indemnify them under certain circumstances. The OGCL does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee, or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful, indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation, or code of regulations, or by contract, and except with respect to the advancement of expenses to directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify such persons.

   The OGCL provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

   The Cardinal code of regulations provides for indemnification by Cardinal to the fullest extent expressly permitted by the OGCL of any person made or threatened to be made a party to any action, suit, or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of Cardinal or of any other corporation for which such person was serving as a director, officer, employee, or agent at the request of Cardinal.

 Bindley Western

   Under the IBCL, an Indiana corporation is obligated to indemnify officers and directors in connection with liabilities arising from legal proceedings resulting from that person's service to the corporation in certain circumstances. An Indiana corporation may also voluntarily undertake to indemnify certain persons acting on its behalf in certain circumstances.

 . The IBCL requires Indiana corporations, unless limited by their articles of incorporation, to indemnify any director or officer against reasonable expenses incurred in connection with any proceeding to which such person was a party if the individual is wholly successful on the merits or otherwise.

 . The IBCL authorizes corporations to indemnify any director against liability incurred in such a proceeding generally if the director's conduct was in good faith and he or she reasonably believed, in the case of conduct in the director's official capacity, that his or her conduct was in the corporation's best interests and in all other cases that his or her conduct was not opposed to the best interests of such corporation, and in the case of any criminal proceeding, the director either had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful.

 . The IBCL further authorizes any court of competent jurisdiction, unless the articles of incorporation provide otherwise, to order indemnification generally if the court determines a director or officer of a corporation is entitled to mandatory indemnification or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

 . The IBCL also authorizes corporations to advance reasonable expenses to a director in advance of final disposition of a proceeding generally if the director affirms in writing a good faith belief that he or she satisfies the standard of conduct for permissive indemnification, he or she undertakes in a signed writing to repay the advance if it is determined he or she does not satisfy the standard of conduct for permissive indemnification, and the corporation determines that the facts then known do not preclude indemnification.

 . The IBCL further authorizes Indiana corporations, unless their articles of incorporation provide otherwise, to indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

 . Finally, the IBCL authorizes further indemnification to the extent that the corporation may provide in its articles of incorporation, bylaws, a resolution of the board of directors or the shareholders or any other authorization adopted after notice by a majority vote of holders of all the voting shares then issued and outstanding.

Bindley Western's articles of incorporation and bylaws do not contain provisions altering the statutory provisions.

AMENDMENT OF CHARTER DOCUMENTS

 Cardinal

   To amend an Ohio corporation's articles of incorporation, the OGCL requires the approval of shareholders holding two-thirds of the voting power of the corporation or, in cases in which class voting is required, of shareholders holding two-thirds of the voting power of such class, unless otherwise specified in such corporation's articles of incorporation. The Cardinal articles of incorporation specify that the holders of a majority of the voting power of Cardinal, or, when appropriate, any class of shareholders, may amend the Cardinal articles of incorporation.

 Bindley Western

   The IBCL provides that, unless a greater vote is required under a specified provision of the IBCL or by a corporation's articles of incorporation or its board of directors, a corporation may amend its articles of incorporation upon the affirmative vote of the holders of a greater number of shares cast in favor of the amendment than the holders of shares cast against the amendment, unless the amendment would create dissenters' rights in which case a favorable vote of the holders of a majority of the outstanding shares entitled to vote is required. Under the IBCL, a corporation's board of directors may condition its submission of a proposed amendment to the shareholders of the corporation on any basis, including the requirement of the affirmative vote of holders of a greater percentage of the voting shares of the corporation than otherwise would be required under the IBCL.

AMENDMENT AND REPEAL OF BYLAWS AND REGULATIONS

 Cardinal

   The OGCL provides that only shareholders of a corporation have the power to amend and repeal that corporation's code of regulations. The Cardinal code of regulations requires that such amendments be approved by the affirmative vote of the holders of a majority of the voting power entitled to vote on such matter, except that the affirmative vote of the holders of not less than 75% of the shares having voting power is required to amend, change, adopt any provision inconsistent with, or repeal provisions of the Cardinal code of regulations regarding the number and classification of directors, the term of office of directors, the removal of directors, or amendments to the Cardinal code of regulations.

 Bindley Western

   Under the IBCL, unless the articles of incorporation provide otherwise, only the board of directors of an Indiana corporation may amend or repeal the corporation's bylaws. Bindley Western's articles of incorporation do not provide otherwise. Bindley Western's bylaws expressly state that the bylaws may be amended or waived by the affirmative vote of a majority of the entire number of directors.

        OTHER ACTION TO BE TAKEN AT THE BINDLEY WESTERN SPECIAL MEETING

BINDLEY WESTERN ADJOURNMENT PROPOSAL

   Bindley Western is submitting a proposal to the Bindley Western shareholders to authorize the named attorneys-in-fact to vote in favor of the adjournment proposal at the special meeting of shareholders in the event that there are not sufficient votes to approve the merger proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Bindley Western may not have received sufficient votes to approve the merger proposal. In that event, we would need to adjourn the special meeting in order to solicit additional proxies.

   To allow the proxies that have been received by Bindley Western at the time of the special meeting of shareholders to be voted for such adjournment, if necessary, Bindley Western has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Bindley Western shareholders for their consideration. Approval of the adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

   The Bindley Western board of directors recommends that the Bindley Western shareholders vote their proxies in favor of the Bindley Western adjournment proposal so that their proxies may be used for such purpose, should it become necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon. If it is necessary to adjourn the special meeting, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the special meeting. The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the merger proposal in the event that there are insufficient votes to approve the merger proposal at the special meeting. Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

   The Bindley Western board of directors retains full authority to postpone the special meeting prior to such meeting being convened, without the consent of any shareholder.

   THE BINDLEY WESTERN BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADJOURNMENT PROPOSAL.

                                 LEGAL MATTERS

   The validity of the Cardinal common shares to be issued in the merger will be passed upon for Cardinal by Wachtell, Lipton, Rosen & Katz, special counsel to Cardinal.

   Baker & Daniels, counsel to Bindley Western, has rendered the opinion referred to under "United States Federal Income Tax Consequences."

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The consolidated financial statements and the related financial statement schedules of Cardinal and its consolidated subsidiaries as of June 30, 2000 and 1999, and for each of the three years in the period ended June 30, 2000 have been incorporated in this proxy statement/prospectus by reference from Cardinal's annual report on Form 10-K for the fiscal year ended June 30, 2000. The consolidated financial statements and schedules of Cardinal and its subsidiaries as of and for the year ended June 30, 2000 have been audited by Arthur Andersen LLP as stated in their report which is incorporated herein by reference from the Cardinal Form 10-K for the fiscal year ended June 30, 2000. The consolidated financial statements and schedules of Cardinal and its subsidiaries, except the financial statements of Allegiance Corporation and of R.P. Scherer Corporation, as of and for each of the two years in the period ended June 30, 1999 have been audited by Deloitte & Touche LLP as stated in their report which is incorporated herein by reference from the Cardinal
Form 10-K for the fiscal year ended June 30, 2000. The financial statements of Allegiance as of June 30, 1999 and for each of the two years in the period ended June 30, 1999 have been audited by PricewaterhouseCoopers LLP and the financial statements of R.P. Scherer as of June 30, 1999 and for the years ended June 30, 1999 and March 31, 1998 have been audited by Arthur Andersen LLP, as stated in their reports which are incorporated herein by reference from Cardinal's Form 10-K for the fiscal year ended June 30, 2000.

   The consolidated financial statements of Bindley Western and its consolidated subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated into this preliminary proxy statement/prospectus by reference have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report (which contains an explanatory paragraph relating to Bindley Western's restatement for purchase accounting as described in Note 3 to the financial statements) appearing therein.

                                 OTHER MATTERS

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Bindley Western special meeting with the opportunity to make statements if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   The deadline for shareholder submission of proposals to be included in the proxy statement and form of proxy relating to the Bindley Western 2001 annual meeting of shareholders was November 30, 2000. Bindley Western is not required to include in its proxy statement a form of proxy or shareholder proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by regulations of the Securities and Exchange Commission. If the merger is consummated before the date of such meeting, there will be no 2001 Annual Meeting of Bindley Western shareholders.

                      WHERE YOU CAN FIND MORE INFORMATION

   Cardinal has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the distribution to Bindley Western shareholders of the Cardinal common shares to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Cardinal and Bindley Western. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

   In addition, Cardinal and Bindley Western file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the Securities and Exchange Commission:

     Public Reference Room          New York Regional Office           Chicago Regional Office
     450 Fifth Street, N.W.           7 World Trade Center           Citicorp Center, Suite 1400
          Room 1024                        Suite 1300                  500 West Madison Street
     Washington, D.C. 20549         New York, New York 10048         Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Cardinal and Bindley Western, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Cardinal and Bindley Western at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The Securities and Exchange Commission allows Cardinal and Bindley Western to "incorporate by reference" information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

   This proxy statement/prospectus incorporates by reference the documents listed below that Cardinal and Bindley Western have previously filed with the Securities and Exchange Commission. They contain important information about our companies and their financial condition.

CARDINAL COMMISSION FILINGS (FILE
NO. 0-12591)                         DESCRIPTION OR PERIOD/AS OF DATE
---------------------------------    --------------------------------
Annual Report on Form 10-K           Year ended June 30, 2000

Quarterly Report on Form 10-Q        Quarter ended September 30, 2000

Proxy Statement                      For Cardinal's 2000 annual meeting of
                                     shareholders held November 1, 2000

Registration Statement on Form 8-A,  Description of Cardinal common shares
 dated August 19, 1994               contained therein and any amendment or
                                     report filed for the purpose of updating
                                     such description

BINDLEY WESTERN COMMISSION FILINGS
(FILE NO. 001-11519)                    DESCRIPTION OR PERIOD/AS OF DATE
----------------------------------      --------------------------------
Annual Report on Form 10-K/A            Year ended December 31, 1999

Quarterly Reports on Form 10-Q/A        Quarters ended March 31, 2000,
                                        June 30, 2000 and September 30, 2000

Current Report on Form 8-K              November 15, 2000

Proxy Statement                         For Bindley Western's annual meeting of
                                        shareholders held May 18, 2000

Registration Statement on Form 8-A,     Description of Bindley Western common
 filed with the Commission on July 24,  shares contained therein and any
 1995                                   amendment or report filed for the
                                        purpose of updating such description

   Cardinal and Bindley Western incorporate by reference additional documents that either company may file with the Securities and Exchange Commission between the date of this proxy statement/prospectus and the date of the special meeting of Bindley Western shareholders. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through Cardinal or Bindley Western, as the case may be, or from the Securities and Exchange Commission through the Securities and Exchange Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

         FOR CARDINAL
         SHAREHOLDERS:                    FOR BINDLEY WESTERN SHAREHOLDERS:
     Cardinal Health, Inc.                Bindley Western Industries, Inc.
      7000 Cardinal Place                         8909 Purdue Road
      Dublin, Ohio 43017                     Indianapolis, Indiana 46268
     Attention: Director--
       Investor Relations              Attention: Director--Investor Relations
        (614) 757-5000                             (317) 704-4000

   IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY [ ], 2001 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   Shareholders who require assistance in changing or revoking a proxy should contact the solicitation agent Bindley Western has hired in connection with the special meeting:

                                [MACKENZIE LOGO]
                                   [ADDRESS]
                             (212)    -     (Call Collect)
                             (800)    -     (Call Toll-Free)

   WE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

   IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO

WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

   THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

   WITH RESPECT TO THE INFORMATION CONTAINED IN THIS DOCUMENT, CARDINAL HAS SUPPLIED THE INFORMATION CONCERNING CARDINAL AND BRICK MERGER CORP., AND BINDLEY WESTERN HAS SUPPLIED THE INFORMATION CONCERNING BINDLEY WESTERN.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             CARDINAL HEALTH, INC.
                                 ("CARDINAL"),

                               BRICK MERGER CORP.
                  A WHOLLY OWNED DIRECT SUBSIDIARY OF CARDINAL
                                  ("SUBCORP"),

                                      AND

                        BINDLEY WESTERN INDUSTRIES, INC.
                                    ("BWI")

                                DECEMBER 2, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 PRELIMINARY STATEMENTS....................................................   1

 ARTICLE I.THE MERGER......................................................   1

      1.1  The Merger.....................................................    1
      1.2  Effective Time.................................................    1
      1.3  Effects of the Merger..........................................    2
      1.4  Articles of Incorporation and Bylaws...........................    2
      1.5  Directors and Officers of the Surviving Corporation............    2
      1.6  Additional Actions.............................................    2

 ARTICLE II.CONVERSION OF SECURITIES.......................................   2

      2.1  Conversion of Capital Stock....................................    2
      2.2  Exchange Ratio; Fractional Shares; Adjustments.................    3
      2.3  Exchange of Certificates.......................................    3
           (a)Exchange Agent..............................................    3
           (b)Exchange Procedures.........................................    3
           (c)Distributions with Respect to Unexchanged Shares............    4
           (d)No Further Ownership Rights in BWI Common Stock.............    4
           (e)Termination of Exchange Fund................................    4
           (f)No Liability................................................    5
           (g)Investment of Exchange Fund.................................    5
           (h)Withholding Rights..........................................    5
      2.4  Treatment of Stock Options.....................................    5

 ARTICLE III.REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP........   6

      3.1  Organization and Standing......................................    6
      3.2  Corporate Power and Authority..................................    6
      3.3  Capitalization of Cardinal and Subcorp.........................    6
      3.4  Conflicts; Consents and Approval...............................    7
      3.5  Brokerage and Finders' Fees....................................    7
      3.6  Accounting Matters; Reorganization.............................    7
      3.7  Cardinal SEC Documents.........................................    8
      3.8  Registration Statement.........................................    8
      3.9  Compliance with Law............................................    8
      3.10 Litigation.....................................................    9
      3.11 No Material Adverse Change.....................................    9

 ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF BWI..........................   9

      4.1  Organization and Standing......................................    9
      4.2  Subsidiaries...................................................    9
      4.3  Corporate Power and Authority..................................   10
      4.4  Capitalization of BWI..........................................   10
      4.5  Conflicts; Consents and Approvals..............................   10
      4.6  Brokerage and Finders' Fees....................................   11
      4.7  Accounting Matters; Reorganization.............................   11
      4.8  BWI SEC Documents..............................................   11
      4.9  Registration Statement; Proxy Statement........................   12

                                                                           PAGE
                                                                           ----
      4.10 Compliance with Law..........................................    12
      4.11 Litigation; Products Liability...............................    12
      4.12 No Material Adverse Change...................................    12
      4.13 Taxes........................................................    13
      4.14 Intellectual Property........................................    14
      4.15 Title to and Condition of Properties.........................    15
      4.16 Employee Benefit Plans.......................................    15
      4.17 Contracts....................................................    17
      4.18 Labor Matters................................................    18
      4.19 Undisclosed Liabilities......................................    18
      4.20 Operation of BWI's Business; Relationships...................    18
      4.21 Permits; Compliance..........................................    18
      4.22 Environmental Matters........................................    19
      4.23 Opinion of Financial Advisor.................................    20
      4.24 Board Recommendation; Required Vote..........................    20
      4.25 Chapters 42 and 43 of IBCL...................................    20
      4.26 Accounts Receivable and Inventories..........................    20
      4.27 Insurance....................................................    20
      4.28 Executive Agreement..........................................    21

 ARTICLE V.COVENANTS OF THE PARTIES......................................   21

      5.1  Mutual Covenants.............................................    21
           (a)HSR Act Filings; Reasonable Efforts; Notification.........    21
           (b)Pooling of Interests......................................    22
           (c)Tax-Free Treatment........................................    23
           (d)Public Announcements......................................    23
      5.2  Covenants of Cardinal........................................    23
           (a)Preparation of Registration Statement.....................    23
           (b)Conduct of Cardinal's Operations..........................    23
           (c)Indemnification; Directors' and Officers' Insurance.......    23
           (d)Merger Sub................................................    24
           (e)NYSE Listing..............................................    24
           (f)Board of Directors of Cardinal............................    24
           (g)Employees and Employee Benefits...........................    24
      5.3  Covenants of BWI.............................................    24
           (a)BWI Shareholders Meeting..................................    24
           (b)Information for the Registration Statement and Preparation
           of Proxy Statement...........................................    25
           (c)Conduct of BWI's Operations...............................    25
           (d)No Solicitation...........................................    27
           (e)Termination Right.........................................    28
           (f)Affiliates of BWI.........................................    28
           (g)Access....................................................    28
           (h)Subsequent Financial Statements...........................    29

 ARTICLE VI.CONDITIONS...................................................   29

      6.1  Conditions to the Obligations of Each Party..................    29
      6.2  Conditions to Obligations of BWI.............................    30
      6.3  Conditions to Obligations of Cardinal and Subcorp............    30

                                                                            PAGE
                                                                            ----
 ARTICLE VII.TERMINATION AND AMENDMENT.....................................  31

      7.1  Termination....................................................   31
      7.2  Effect of Termination..........................................   32
      7.3  Amendment......................................................   33
      7.4  Extension; Waiver..............................................   33

 ARTICLE VIII.MISCELLANEOUS................................................  33

      8.1  Survival of Representations and Warranties.....................   33
      8.2  Notices........................................................   34
      8.3  Interpretation.................................................   34
      8.4  Counterparts...................................................   35
      8.5  Entire Agreement...............................................   35
      8.6  Third-Party Beneficiaries......................................   35
      8.7  Governing Law..................................................   35
      8.8  Consent to Jurisdiction; Venue.................................   35
      8.9  Specific Performance...........................................   36
      8.10 Assignment.....................................................   36
      8.11 Expenses.......................................................   36

 EXHIBITS

 Exhibit A--Form of BWI Affiliate Letter

                             INDEX OF DEFINED TERMS

                 DEFINED TERM                           SECTION         PAGE NO.
                 ------------                           -------         --------
Acquisition Agreement.......................... 5.3(e)                     36
Action......................................... 3.10                       11
Agreement...................................... Preamble                    1
Antitrust Laws................................. 5.1(a)(ii)                 28
APB No. 16..................................... 5.1(b)                     29
Applicable Laws................................ 3.9                        11
Articles of Merger............................. 1.2                         2
Bindley Western................................ Preamble                    1
BWI............................................ Preamble                    1
BWI Affiliate Letter........................... 5.3(f)                     36
BWI Articles................................... 4.1                        12
BWI Bylaws..................................... 4.1                        12
BWI Board Recommendation....................... 4.24                       26
BWI Common Stock............................... 4.4                        13
BWI Disclosure Schedule........................ 4.1                        12
BWI Employees.................................. 5.2(g)                     31
BWI Option..................................... 2.4(a)                      6
BWI Permits.................................... 4.21(a)                    24
BWI SEC Documents.............................. 4.8                        15
BWI Shareholders............................... Preliminary Statement B     1
BWI Shareholders Meeting....................... 5.3(a)                     31
BWI Stock Option Agreement..................... 4.4                        13
Business Combination........................... 7.2                        42
Cardinal....................................... Preamble                    1
Cardinal Articles.............................. 3.1                         8
Cardinal Code of Regulations................... 3.1                         8
Cardinal Common Shares......................... 3.3(a)                      8
Cardinal Disclosure Schedule................... 3.3(a)                      8
Cardinal Exchange Option....................... 2.4(a)                      6
Cardinal SEC Documents......................... 3.7                        10
Certificates................................... 2.2(c)                      3
Closing........................................ 1.2                         2
Closing Date................................... 1.2                         2
Code........................................... Preliminary Statement C     1
Commission..................................... 2.4(c)                      7
Competing Transaction.......................... 5.3(d)                     35
Contract....................................... 4.17                       22
Controlled Group Liability..................... 4.16(a)                    19
Costs.......................................... 7.2                        41
Effective Time................................. 1.2                         2
Environmental Laws............................. 4.22                       25
Environmental Permit........................... 4.22                       25
ERISA.......................................... 4.16(a)                    19
ERISA Affiliate................................ 4.16(a)                    19
Exchange Act................................... 2.4(d)                      7
Exchange Agent................................. 2.3(a)                      4
Exchange Fund.................................. 2.3(a)                      4
Exchange Ratio................................. 2.2(a)                      3
FDA............................................ 4.21(b)(ii)                24

                 DEFINED TERM                           SECTION         PAGE NO.
                 ------------                           -------         --------
Governmental Authority......................... 3.4(d)                      9
Hazardous Materials............................ 4.22                       25
HSR Act........................................ 3.4(d)                      9
IBCL........................................... 1.1                         2
Indiana Secretary of State..................... 1.2                         2
Intellectual Property.......................... 4.14(a)(ii)                18
knowledge...................................... 8.3                        45
Material Adverse Effect........................ 8.3                        44
Merger......................................... Preliminary Statement A     1
Multiemployer Plan............................. 4.16(f)                    20
Multiple Employer Plan......................... 4.16(f)                    20
NRC............................................ 4.21(b)(ii)                24
NYSE........................................... 2.2(c)                      4
NYSE Composite Tape............................ 2.2(c)                      4
Option Schedule................................ 4.4                        13
Order.......................................... 5.1(a)(ii)                 28
Priority Healthcare............................ 4.17                       23
Priority Spin-Off.............................. 4.17                       23
Plans.......................................... 4.16(a)                    19
Prospectus..................................... 3.8                        10
Proxy Statement................................ 3.8                        10
PwC............................................ 5.1(b)                     29
Qualified Plan................................. 4.16(c)                    20
Registration Statement......................... 3.8                        10
Section 16..................................... 2.4(d)                      7
Securities Act................................. 2.3(d)                      5
SSB............................................ 4.6                        14
Subcorp........................................ Preamble                    1
Subcorp Common Stock........................... 2.1(a)                      3
subsidiary..................................... 8.3                        45
Superior Proposal.............................. 5.3(d)                     35
Support Agreements............................. 4.25                       26
Surviving Corporation.......................... 1.1                         2
Tax Returns.................................... 4.13(d)                    17
Taxes.......................................... 4.13(e)                    17

                          AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 2nd day of December, 2000, by and among Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Brick Merger Corp., an Indiana corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Bindley Western Industries, Inc., an Indiana corporation ("BWI" or "Bindley Western").

                             PRELIMINARY STATEMENTS

   A. Cardinal desires to combine its businesses with the businesses operated by BWI through the merger of Subcorp with and into BWI, with BWI as the surviving corporation (the "Merger"), pursuant to which each share of BWI Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Cardinal Common Shares (as defined in Section 3.3(a)), all as more fully provided herein.

   B. The Board of Directors of BWI has determined that the Merger is consistent with and in furtherance of the long-term business strategy of BWI and BWI desires to combine its businesses with the businesses operated by Cardinal and for the holders of shares of BWI Common Stock ("BWI Shareholders") to have a continuing equity interest in the combined Cardinal/BWI businesses through the ownership of Cardinal Common Shares.

   C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations thereunder, the "Code"), by reason of Section 368(a)(2)(E) of the Code.

   D. The parties intend that the Merger be accounted for as a pooling of interests for financial reporting purposes.

   E. The respective Boards of Directors of Cardinal, Subcorp and BWI have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

                                   AGREEMENT

   Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

   1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Indiana Business Corporation Law (the "IBCL"), Subcorp shall be merged with and into BWI at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and BWI shall continue its existence under the laws of the State of Indiana. BWI, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

   1.2. Effective Time. As promptly as possible on the Closing Date (as defined below), the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with Section 23-1-40-5 of the IBCL. The Merger shall become effective (the "Effective Time") when the Articles of Merger have been filed with the Indiana Secretary of State or at such later time as shall be agreed upon by Cardinal and BWI and specified in the Articles of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Cardinal, 7000 Cardinal Place, Dublin, Ohio 43017, or such other place as the parties may agree on, as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as Cardinal and BWI may agree; provided that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date". For all tax purposes, the Closing shall be effective at the end of the day on the Closing Date.

   1.3. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 23-1-40-6 of the IBCL.

   1.4. Articles of Incorporation and Bylaws. The Articles of Merger shall provide that at the Effective Time (i) the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Articles of Incorporation of Subcorp, except for Article I thereof, which shall continue to read "The name of the corporation is "Bindley Western Industries, Inc."', and
(ii) the Bylaws of Subcorp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case, until amended in accordance with the IBCL.

   1.5. Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of BWI shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, BWI shall deliver to Cardinal evidence satisfactory to Cardinal of the resignations of the directors of BWI, such resignations to be effective as of the Effective Time.

   1.6. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of BWI, or (b) otherwise carry out the provisions of this Agreement, BWI and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of BWI or otherwise to take any and all such action.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

   2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Cardinal, Subcorp or BWI or their respective shareholders:

     (a) Each share of common stock, without par value, of Subcorp ("Subcorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, without par value, of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     (b) Subject to the other provisions of this Article II, each share of BWI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive a number of Cardinal Common Shares equal to the Exchange Ratio (as defined in Section 2.2(a)).

     (c) Each share of capital stock of BWI held in the treasury of BWI shall be cancelled and retired and no payment shall be made in respect thereof.

   2.2. Exchange Ratio; Fractional Shares; Adjustments.

   (a) The "Exchange Ratio" shall be equal to 0.4275.

   (b) No certificates for fractional Cardinal Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b) and such fractional share interests will not entitle the owner thereof to vote or have any rights of a holder of Cardinal Common Shares.

   (c) In lieu of any such fractional Cardinal Common Shares, the holder of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of BWI Common Stock whose shares were converted into the right to receive Cardinal Common Shares pursuant to
Section 2.1(b), upon presentation of such fractional interest represented by an appropriate certificate for BWI Common Stock to the Exchange Agent (as defined in Section 2.3(a)) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Cardinal Common Shares as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Tape (the "NYSE Composite Tape") on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one Certificate shall be surrendered for the account of the same holder, the number of Cardinal Common Shares for which Certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the Certificates so surrendered.

   (d) In the event that prior to the Effective Time Cardinal shall declare a stock dividend or other distribution payable in Cardinal Common Shares or securities convertible into Cardinal Common Shares, or effect a stock split, reclassification, combination or other change with respect to Cardinal Common Shares, the Exchange Ratio set forth in this Section 2.2 shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

   2.3. Exchange of Certificates.

   (a) Exchange Agent. Promptly following the Effective Time, Cardinal shall deposit with EquiServe Trust Company or such other exchange agent as may be designated by Cardinal (the "Exchange Agent"), for the benefit of BWI Shareholders, for exchange in accordance with this Section 2.3, certificates representing Cardinal Common Shares issuable pursuant to Section 2.1 in exchange for outstanding shares of BWI Common Stock and shall from time to time deposit cash in an amount reasonably expected to be paid pursuant to Section
2.2 (such Cardinal Common Shares and cash, together with any dividends or distributions with respect thereto, the "Exchange Fund").

   (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as Cardinal may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Cardinal Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Cardinal Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. The shares represented by Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of BWI Common Stock. In the event of a transfer of ownership of shares of BWI Common Stock that is not registered on the transfer records of BWI, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of BWI Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Cardinal Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Cardinal, the posting by such person of a bond in such reasonable amount as Cardinal may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of Cardinal Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of BWI Common Stock formerly represented thereby, and unpaid dividends and distributions on Cardinal Common Shares, if any, as provided in this Article II.

   (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Cardinal Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Cardinal Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Cardinal Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Cardinal Common Shares, less the amount of any withholding taxes which may be required thereon.

   (d) No Further Ownership Rights in BWI Common Stock. All Cardinal Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BWI Common Stock represented thereby, and, as of the Effective Time, the stock transfer books of BWI shall be closed and there shall be no further registration of transfers on the stock transfer books of BWI of shares of BWI Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of BWI for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Cardinal has received written undertakings from such person in the form attached as Exhibit A to this Agreement.

   (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to BWI Shareholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to Cardinal, upon demand thereby, and holders of Certificates who have not theretofore complied with this Section 2.3 shall thereafter look only to Cardinal for payment of any claim to Cardinal Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

   (f) No Liability. None of Cardinal, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of BWI Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of BWI Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d))), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Cardinal, free and clear of all claims or interest of any person previously entitled thereto.

   (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Cardinal, on a daily basis. Any interest and other income resulting from such investments shall be paid to Cardinal upon termination of the Exchange Fund pursuant to Section 2.3(e).

   (h) Withholding Rights. Each of the Surviving Corporation and Cardinal shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of BWI Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Cardinal, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of BWI Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Cardinal, as the case may be.

   2.4. Treatment of Stock Options.

   (a) Prior to the Effective Time, Cardinal and BWI shall take all such actions as may be necessary to cause each unexpired and unexercised outstanding option granted or issued under stock option plans of BWI in effect on the date hereof (each, a "BWI Option") to be automatically converted at the Effective Time into an option (a "Cardinal Exchange Option") to purchase that number of Cardinal Common Shares equal to the number of shares of BWI Common Stock subject to the BWI Option immediately prior to the Effective Time multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding BWI Option divided by the Exchange Ratio (and rounded to the nearest cent), and with other terms and conditions that are the same as the terms and conditions of such BWI Option immediately before the Effective Time; provided that, with respect to any BWI Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Cardinal Exchange Options, Cardinal shall (i) reserve for issuance the number of Cardinal Common Shares that will become subject to Cardinal Exchange Options pursuant to this Section
2.4 and (ii) from and after the Effective Time, upon exercise of Cardinal Exchange Options, make available for issuance all Cardinal Common Shares covered thereby, subject to the terms and conditions applicable thereto.

   (b) BWI agrees to issue treasury shares of BWI, to the extent available, upon the exercise of BWI Options prior to the Effective Time.

   (c) Cardinal agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within five business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register Cardinal Common Shares issuable upon exercise of the Cardinal Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such Cardinal Exchange Options.

   (d) Prior to the Effective Time: (i) the Board of Directors of Cardinal, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the acquisition by any officer or director of BWI who may become a covered person of

Cardinal for purposes of Section 16 (together with the rules and regulations thereunder, "Section 16") of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") of Cardinal Common Shares or Cardinal Exchange Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16; and
(ii) the Board of Directors of BWI, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the disposition by any officer or director of BWI who is a covered person of BWI for purposes of Section 16 of shares of BWI Common Stock or BWI Options pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF CARDINAL AND SUBCORP

   In order to induce BWI to enter into this Agreement, Cardinal and Subcorp hereby represent and warrant to BWI that the statements contained in this
Article III are true, correct and complete.

   3.1. Organization and Standing. Each of Cardinal and Subcorp is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Cardinal and Subcorp is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3) on Cardinal or Subcorp, as the case may be. Cardinal is not in default in the performance, observance or fulfillment of any provision of the Cardinal Amended and Restated Articles of Incorporation, as amended (the "Cardinal Articles"), or the Cardinal Restated Code of Regulations, as amended (the "Cardinal Code of Regulations"), and Subcorp is not in default in the performance, observance or fulfillment of any provisions of its Articles of Incorporation or Bylaws.

   3.2. Corporate Power and Authority. Each of Cardinal and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Cardinal and Subcorp have been duly authorized by all necessary corporate action on the part of each of Cardinal and Subcorp. This Agreement has been duly executed and delivered by each of Cardinal and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and Cardinal enforceable against each of them in accordance with its terms.

   3.3. Capitalization of Cardinal and Subcorp.

   (a) As of December 1, 2000, Cardinal's authorized capital stock consisted solely of (A) 750,000,000 common shares, without par value ("Cardinal Common Shares"), of which (i) 279,329,887 shares were issued and outstanding, (ii) 7,323,041 shares were issued and held in treasury (which does not include Cardinal Common Shares reserved for issuance as set forth in clause (a)(iii) below) and (iii) 22,884,223 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Cardinal, (B) 5,000,000 Class B common shares, without par value, none of which was issued and outstanding or reserved for issuance, and (C) 500,000 Non-Voting Preferred Shares, without par value, none of which was issued and outstanding or reserved for issuance. Each outstanding share of Cardinal capital stock is, and all Cardinal Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Cardinal capital stock has not been, and all Cardinal Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof or in Section 3.3 to the disclosure schedule delivered by Cardinal to BWI and dated the date hereof (the "Cardinal

Disclosure Schedule"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by Cardinal of any equity securities of Cardinal, nor are there outstanding any securities that are convertible into or exchangeable for any shares of Cardinal capital stock and Cardinal has no obligation of any kind to issue any additional securities. The Cardinal Common Shares (including those Cardinal Common Shares to be issued in the Merger) are registered under the Exchange Act. Except as set forth in Section 3.3 to the Cardinal Disclosure Schedule, as of the date hereof, Cardinal has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exercisable).

   (b) Subcorp's authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any liens, claims or encumbrances by Cardinal.

   3.4. Conflicts; Consents and Approval. Neither the execution and delivery of this Agreement by Cardinal or Subcorp nor the consummation of the transactions contemplated hereby will:

     (a) conflict with, or result in a breach of any provision of the Cardinal Articles or the Cardinal Code of Regulations or the Subcorp Articles of Incorporation or Bylaws;

     (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Cardinal or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Cardinal or any of its subsidiaries is a party;

     (c) to the knowledge of Cardinal, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cardinal or any of its subsidiaries or their respective properties or assets; or

     (d) require any action or consent or approval of, or review by, or registration or filing by Cardinal or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) authorization for inclusion of the Cardinal Common Shares to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (ii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (iv) consents or approvals of any Governmental Authority set forth in Section
  3.4 to the Cardinal Disclosure Schedule;

except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of the parties to consummate the transactions contemplated hereby.

   3.5. Brokerage and Finders' Fees. Except as set forth in Section 3.5 of the Cardinal Disclosure Schedule, neither Cardinal nor any shareholder, director, officer or employee thereof has incurred or will incur on behalf of Cardinal any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement.

   3.6. Accounting Matters; Reorganization. To the best knowledge of Cardinal (including its executive officers and directors) after due investigation, except as set forth in Section 3.6 of the Cardinal Disclosure Schedule, neither Cardinal nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by BWI or any of its affiliates) would (a) prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling of interests for financial reporting purposes or (b) prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

   3.7. Cardinal SEC Documents. Cardinal has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Cardinal SEC Documents"). The Cardinal SEC Documents, including, without limitation, any financial statements or schedules included in the Cardinal SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Cardinal included in the Cardinal SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Cardinal SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Cardinal and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

   3.8. Registration Statement. None of the information provided in writing by Cardinal for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Cardinal under the Securities Act, including the prospectus relating to Cardinal Common Shares to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the proxy statement and form of proxies relating to the vote of BWI Shareholders with respect to the Merger (as amended, supplemented or modified, the "Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the BWI Shareholders Meeting (as defined in Section 5.3(a)) to consider the Merger and the transactions contemplated thereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement, except for such portions thereof that relate only to BWI, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

   3.9. Compliance with Law. Cardinal is in compliance with, and at all times since January 1, 1997 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Cardinal or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Cardinal or where such noncompliance has been cured and is expected to have no material impact on the future business or operations of Cardinal. No investigation or review by any Governmental Authority with respect to Cardinal or its subsidiaries is pending, or, to the knowledge of

Cardinal, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Cardinal.

   3.10. Litigation. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule or in the Cardinal SEC Documents, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an "Action") pending, or, to the knowledge of Cardinal, threatened, against Cardinal or any executive officer or director that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby. Cardinal is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Cardinal or a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby. Except as set forth in Section 3.10 to the Cardinal Disclosure Schedule, since January 1, 1997, Cardinal has not been subject to any outstanding order, writ, injunction or decree relating to Cardinal's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of Cardinal.

   3.11. No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the assets, liabilities, results of operations or financial condition of Cardinal and its subsidiaries taken as a whole or any event, occurrence or development that would reasonably be expected to have a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BWI

   In order to induce Subcorp and Cardinal to enter into this Agreement, BWI hereby represents and warrants to Cardinal and Subcorp that the statements contained in this Article IV are true, correct and complete.

   4.1. Organization and Standing. BWI is a corporation duly organized and validly existing under the laws of the State of Indiana with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of BWI and each subsidiary of BWI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on BWI. BWI is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Articles of Incorporation (the "BWI Articles"), or its Bylaws, as in effect on the date hereof (the "BWI Bylaws"). BWI has heretofore furnished to Cardinal complete and correct copies of the BWI Articles and the BWI Bylaws. Listed in Section 4.1 to the disclosure schedule delivered by BWI to Cardinal and dated the date hereof (the "BWI Disclosure Schedule") is each jurisdiction in which BWI or a subsidiary of BWI is qualified to do business and, whether BWI (or the subsidiaries of BWI) is in good standing as of the date of the Agreement.

   4.2. Subsidiaries. BWI does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth in Section
4.2 to the BWI Disclosure Schedule. Except as set forth in Section 4.2 to the BWI Disclosure Schedule, BWI is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity or any other person. Except as set forth in Section 4.2 to the BWI Disclosure Schedule, BWI owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of BWI's subsidiaries. Each of the outstanding shares of capital stock of each of BWI's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by BWI free and clear of all liens, pledges, security interests, claims or other encumbrances. The following information for each subsidiary of BWI is set forth in Section 4.2 to the BWI Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital and the record owner(s) thereof. Other than as set forth in Section 4.2 to the BWI Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of BWI, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of BWI, and neither BWI nor any subsidiary of BWI has any obligation of any kind to issue any additional securities of any subsidiary of BWI or to pay for or repurchase any securities of any subsidiary of BWI or any predecessor thereof.

   4.3. Corporate Power and Authority. BWI has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by BWI Shareholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by BWI have been duly authorized by all necessary corporate action on the part of BWI, subject to approval of the Merger and the transactions contemplated hereby by BWI Shareholders. This Agreement has been duly executed and delivered by BWI and constitutes the legal, valid and binding obligation of BWI enforceable against it in accordance with its terms.

   4.4. Capitalization of BWI. As of December 1, 2000, BWI's authorized capital stock consisted solely of (a) 53,333,333 shares of common stock, par value $.01 per share ("BWI Common Stock"), of which (i) 35,533,595 shares were issued and outstanding, (ii) 181,155 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below),
(iii) 7,008,437 shares were reserved for issuance upon the exercise of outstanding BWI Options, and (iv) 7,071,185 shares of BWI Common Stock were reserved for future issuance under the Stock Option Agreement dated December 2, 2000 between Cardinal and BWI (the "BWI Stock Option Agreement"); and (b) 1,000,000 special shares, par value $.01 per share, of which (i) none was issued and outstanding, and (ii) 1,050 shares which have been designated as Class A Preferred Stock. Each outstanding share of BWI capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in the Option Schedule (as defined below), in Section 4.4 to the BWI Disclosure Schedule or as contemplated by the BWI Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by BWI of any securities of BWI, nor are there outstanding any securities which are convertible into or exchangeable for any shares of BWI capital stock, and neither BWI nor any subsidiary of BWI has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of BWI or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 4.4 have been in compliance in all material respects with federal and state securities laws. BWI has previously delivered to Cardinal a certified schedule (the "Option Schedule") accurately setting forth as of November 29, 2000 the names of all holders of options to purchase BWI capital stock, the number of shares of each class issuable to each such holder upon exercise of such option, and the exercise price and vesting schedule with respect thereto. Except as set forth in Section 4.4 to the BWI Disclosure Schedule, BWI has not agreed to register any securities of BWI or any of its subsidiaries under the Securities Act or under any state securities law or granted registration rights to any person or entity (other than agreements with respect to registration rights that are no longer in effect as of the date of this Agreement); complete and correct copies of all such agreements have previously been provided to Cardinal.

   4.5. Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement or the BWI Stock Option Agreement by BWI, nor the consummation of the transactions contemplated hereby or thereby will:

     (a) conflict with, or result in a breach of any provision of, the BWI Articles or the BWI Bylaws;

     (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BWI or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which BWI or any of its subsidiaries is a party;

     (c) to the knowledge of BWI, violate any order, writ, injunction, decree, statute, rule or regulation applicable to BWI or any of its subsidiaries or any of their respective properties or assets; or

     (d) require any action or consent or approval of, or review by, or registration or filing by BWI or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Merger and the transactions contemplated hereby by BWI Shareholders, (ii) actions required by the HSR Act, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority set forth in Section 4.5 to the BWI Disclosure Schedule;

except in the case of clause (b) which is set forth in Section 4.5(b) to the BWI Disclosure Schedule or which would not be material to the business and operations of BWI and its subsidiaries, taken as a whole, and in the case of clauses (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on BWI or a material adverse effect on the ability of the parties to consummate the transaction contemplated hereby.

   4.6. Brokerage and Finders' Fees. Except for BWI's obligations to Salomon Smith Barney Inc. ("SSB"), neither BWI nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of BWI, any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement. Copies of all written agreements relating to BWI's obligations to SSB have previously been provided to Cardinal and all other agreements relating to such obligations have been described in Section
4.6 to the BWI Disclosure Schedule.

   4.7. Accounting Matters; Reorganization. To the best knowledge of BWI (including its executive officers and directors) after due investigation, except as set forth in Section 4.7 to the BWI Disclosure Schedule, neither BWI nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Cardinal or any of its affiliates) would (a) prevent Cardinal from accounting for the business combination to be effected by the Merger as a pooling of interests for financial reporting purposes or (b) prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

   4.8. BWI SEC Documents. Except as set forth in Section 4.8 to the BWI Disclosure Schedule, BWI has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "BWI SEC Documents"). Except as set forth in Section 4.8 to the BWI Disclosure Schedule, the BWI SEC Documents, including, without limitation, any financial statements or schedules included in the BWI SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any BWI SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. Except as set forth in Section 4.8 to the BWI Disclosure Schedule, the financial statements of BWI included in the BWI SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any BWI SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of BWI and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of BWI is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

   4.9. Registration Statement; Proxy Statement. None of the information provided in writing by BWI for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Proxy Statement, at the date of mailing and at the date of the BWI Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement, except for such portions thereof that relate only to Cardinal and its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

   4.10. Compliance with Law. Except as set forth in Section 4.10 to the BWI Disclosure Schedule, BWI is in compliance, and at all times since January 1, 1997 has been in compliance, with all Applicable Laws relating to BWI or its business or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on BWI or where such noncompliance has been cured and is expected to have no material impact on the future business or operations of BWI. Except as disclosed in Section 4.10 to the BWI Disclosure Schedule, no investigation or review by any Governmental Authority with respect to BWI is pending, or, to the knowledge of BWI, threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on BWI.

   4.11. Litigation; Products Liability. Except as set forth in Section 4.11 to the BWI Disclosure Schedule, there is no Action pending, or, to the knowledge of BWI, threatened, against BWI or any executive officer or director of BWI which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on BWI or a material adverse effect on the ability of BWI to consummate the transactions contemplated hereby. BWI is not subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on BWI or a material adverse effect on the ability of BWI to consummate the transactions contemplated hereby. Except as set forth in Section 4.11 to the BWI Disclosure Schedule, since January 1, 1997, BWI has not been subject to any outstanding order, writ, injunction or decree relating to BWI's method of doing business or its relationship with past, existing or future users or purchasers of any goods or services of BWI. Except as set forth in Section 4.11 to the BWI Disclosure Schedule, there is no action presently pending or, to the knowledge of BWI (or its executive officers or directors), threatened against BWI relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including, without limitation, any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of BWI, which if adversely determined, could have a Material Adverse Effect on BWI. Except as set forth in Section 4.11 to the BWI Disclosure Schedule, BWI has not extended to its customers any written non-uniform product warranties, indemnifications or guarantees.

   4.12. No Material Adverse Change. Except as set forth in Section 4.12 to the BWI Disclosure Schedule, since December 31, 1999, there has been no material adverse change in the assets, liabilities, results of operations or financial condition of BWI and its subsidiaries taken as a whole or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on BWI or a material adverse effect on the ability of BWI to consummate the transactions contemplated hereby.

   4.13. Taxes.

   (a) Except as set forth in Section 4.13 to the BWI Disclosure Schedule, BWI and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (as defined below) and reports (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by BWI or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies which are individually, or in the aggregate, not material), and BWI and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as disclosed on Section 4.13 to the BWI Disclosure Schedule, neither BWI nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither BWI nor any of its subsidiaries is delinquent in the payment of any material Tax. None of them has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. Neither BWI nor its subsidiaries has received notice of any deficiencies for any material Tax from any taxing authority, against BWI or any of its subsidiaries for which there are not adequate reserves. Except as set forth in Section 4.13 to the BWI Disclosure Schedule, neither BWI nor any of its subsidiaries is the subject of any currently ongoing Tax audit. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. With respect to any taxable period ended prior to December 31, 1997, all federal income Tax Returns including BWI or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. Neither BWI nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of BWI or any of its subsidiaries (other than liens for Taxes not yet due). Except as set forth in Section 4.13 to the BWI Disclosure Schedule, no claim has ever been made in writing by an authority in a jurisdiction where none of BWI and its subsidiaries files Tax Returns that BWI or any of its subsidiaries is or may be subject to taxation by that jurisdiction. BWI has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

   (b) Except as set forth in Section 4.13 to the BWI Disclosure Schedule, neither BWI nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither BWI nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding BWI or any of its subsidiaries that (i) requires BWI or any of its subsidiaries to make any Tax payment to or for the account of any other person,
(ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of BWI or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to BWI or any of its subsidiaries, from any other person.

   (c) BWI and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

   (d) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

   (e) "Taxes" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

   4.14. Intellectual Property.

   (a) Set forth in Section 4.14 to the BWI Disclosure Schedule is a true and complete list of (i) all of BWI's foreign and domestic material patents, patent applications, invention disclosures, trademarks, service marks, trade names (and any registrations or applications for registration for any of the foregoing trademarks, service marks and trade names) and all material copyright applications and registrations and (ii) all agreements to which BWI is a party which concern any of the material Intellectual Property ("Intellectual Property" means all intellectual property or other proprietary rights of every kind, including, all domestic or foreign patents, domestic or foreign patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, marketing and customer information, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof). Other than the Intellectual Property set forth in Section 4.14 to the BWI Disclosure Schedule, no name, patent, invention, tradesecret, proprietary right, computer software, trademark, service mark, trade name, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of BWI in substantially the same manner as such business is presently conducted. Except as set forth in
Section 4.14 to the BWI Disclosure Schedule (i) BWI owns, free and clear of any liens, claims or encumbrances, the material Intellectual Property listed thereon; (ii) no written claim of invalidity or ownership with respect to any material Intellectual Property has been made by a third party and such Intellectual Property is not the subject of any threatened or pending Action;
(iii) no person or entity has asserted in writing that, with respect to the material Intellectual Property, BWI or a licensee of BWI is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (iv) to the knowledge of BWI all fees, annuities, royalties, honoraria and other payments which are due from BWI on or before the date of this Agreement for any of the Intellectual Property and agreements related to the Intellectual Property have been paid; (v) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture, composition of matter, or material related to any part of the Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; (vi) to the knowledge of BWI, no unexpired foreign or domestic patents or patent applications exist that are adverse to the material interests of BWI; (vii) to the knowledge of BWI there exists no (A) prior act that would void or invalidate any of the Intellectual Property or (B) conduct or use by BWI or any third party that would void or invalidate any of the Intellectual Property; and
(viii) the execution, delivery and performance of this Agreement by BWI, and the consummation of the transactions contemplated thereby, will not breach, violate or conflict with any material instrument or agreement governing or contained within any of the Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the material Intellectual Property or in any way impair the right of Cardinal or the Surviving Corporation to make, use, sell, license or dispose of, or to bring any action for the infringement of, any material Intellectual Property.

   (b) BWI has taken reasonable and appropriate steps to safeguard and maintain the secrecy and confidentiality of all material trade secrets, copyrights and patents contained in the Intellectual Property (including, entering into appropriate confidentiality, nondisclosure and noncompetition agreements with all appropriate officers, directors, employees and third-party consultants of
BWI).

   4.15. Title to and Condition of Properties. BWI owns or holds under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of BWI as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect on BWI.

   4.16. Employee Benefit Plans.

   (a) For purposes of this Section 4.16, the following terms have the definitions given below:

     "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code or the group health plan requirements of sections 701 et seq. of the Code and section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Plans.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations thereunder.

     "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     "Plans" means all employee benefit plans, programs and other arrangements providing benefits to any employee or former employee in respect of services provided to BWI or to any beneficiary or dependent thereof, and whether covering one person or more than one person, sponsored or maintained by BWI or any of its subsidiaries or to which BWI or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Plans" includes any defined benefit or defined contribution pension plan, profit sharing plan, stock ownership plan, deferred compensation agreement or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option or stock purchase plan, bonus or incentive plans or programs, severance pay plan policy, practice or agreement, employment agreement, retiree medical benefits plan and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA.

   (b) Section 4.16 to the BWI Disclosure Schedule lists all Plans. With respect to each Plan, BWI has made available to Cardinal a true, correct and complete copy of the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents (including amendments and proposed amendments), benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any. Except as specifically provided in the foregoing documents made available to Cardinal, there are no amendments to any Plan that have been adopted or approved nor has BWI or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

   (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and, to the knowledge of BWI, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

   (d) All contributions required to be made by BWI or any of its subsidiaries or any of their respective ERISA Affiliates to any Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full.

   (e) Except as set forth in Section 4.16(e) to the BWI Disclosure Schedule, BWI and its subsidiaries and their respective ERISA Affiliates have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. Except as set forth in Section 4.16(e) to the BWI Disclosure Schedule, each Plan has been operated in material compliance with its terms. There is not now, and there are no existing circumstances that would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of BWI or any of its subsidiaries or any of their respective ERISA Affiliates under ERISA or the Code.

   (f) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Plan is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has BWI or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

   (g) There does not now exist, and there are no existing circumstances that would reasonably be expected to result in any material Controlled Group Liability that would be a liability of BWI or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither BWI nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

   (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in Section 4.16(h) to the BWI Disclosure Schedule, neither BWI nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof. To the knowledge of BWI, there has been no communication to employees of BWI or its subsidiaries that would reasonably be expected or interpreted to promise or guarantee such employees retiree health or life insurance benefits or other retiree death benefits on a permanent basis.

   (i) Except as disclosed in Section 4.16(i) to the BWI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of BWI or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 4.16(i) to the BWI Disclosure Schedule, no amount paid or payable by BWI or any of its subsidiaries in connection with the transactions contemplated hereby, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an "excess parachute payment" within the meaning of Section 280G of the Code. BWI has previously provided to Cardinal the following information, which is true, complete and accurate in all material respects: (x) the amounts comprising the "base amount" for each of the four executives listed in Section 4.16(i) to the BWI Disclosure Schedule, assuming a "base period" of 1996-1999 (as those terms are defined in Section 280G of the Code), and an estimate of such individuals' annual compensation described in Section 280G(d)(1) of the Code for 2000; and (y) a schedule of all outstanding BWI Options and restricted shares of BWI Common Stock, showing for each separate grant thereof, the individual to whom they were granted, the grant date, the vesting schedule (without regard to any vesting as a result of the transactions contemplated hereby) and, in the case of BWI Options, the exercise price thereof.

   (j) Except as disclosed in Section 4.16(j) to the BWI Disclosure Schedule, there are no pending or to the knowledge of BWI threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans that would reasonably be expected to result in any material liability of BWI or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

   (k) Section 4.16(k) to the BWI Disclosure Schedule sets forth the names of all directors and officers of BWI, the total salary, bonus, and fringe benefits and perquisites (to the extent such fringe benefits or perquisites would have to be disclosed under Rule 402(b) of Regulation S-K assuming each such person was a named executive officer) each will receive in the fiscal year ending December 31, 2000, and any changes to the foregoing that will occur as a matter of entitlement subsequent to December 31, 2000. Section 4.16(k) to the BWI Disclosure Schedule also lists and describes the current compensation of any other employee of BWI whose total current salary and maximum bonus opportunity exceeds $150,000 annually. Section 4.16(k) to the BWI Disclosure Schedule also sets forth the liability of BWI and its subsidiaries for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified Plans) to each such director, officer and employee and to all other employees as a group, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities. Except as disclosed in Section 4.16(k) to the BWI Disclosure Schedule, there are no other material forms of compensation paid to any such director, officer or employee of BWI. Except as set forth in Section 4.16(k) to the BWI Disclosure Schedule, no officer, director, or employee of BWI or any other affiliate of BWI, or any immediate family member of any of the foregoing, provides or causes to be provided to BWI any material assets, services or facilities and BWI does not provide or cause to be provided to any such officer, director, employee or affiliate, or any immediate family member of any of the foregoing, any material assets, services or facilities.

   (l) No Plan is subject to the laws of any jurisdiction outside of the United States. Neither BWI nor any of its subsidiaries has any employees who are based outside of the United States.

   4.17. Contracts. Section 4.17 to the BWI Disclosure Schedule lists as of the date hereof all written or oral contracts, agreements, guarantees, leases and executory commitments other than Plans (each a "Contract") to which BWI is a party and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of BWI's business other than those that are not material to the business of BWI, (b) joint venture, partnership and like agreements, other than those that are, individually or in the aggregate, immaterial (c) Contracts which are service contracts or equipment leases involving payments by BWI of more than $1,000,000 per year per contract, (d) Contracts containing covenants purporting to limit the freedom of BWI to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which after the Effective Time would have the effect of limiting the freedom of Cardinal or its subsidiaries (other than BWI and its subsidiaries) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (f) Contracts which contain minimum purchase conditions in excess of $600,000 with respect to inventory purchases for resales and $325,000 in the case of everything else or requirements or other terms that restrict or limit the purchasing relationships of BWI or its affiliates, or any customer, licensee or lessee thereof, (g) Contracts relating to any outstanding commitment for capital expenditures in excess of $1,500,000, (h) Contracts relating to the lease or sublease of or sale or purchase of real or personal property involving any annual expense or price in excess of $750,000 and not cancellable by BWI (without premium or penalty) within one month, (i) Contracts with any labor organization or union, (j) indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money in excess of $1,000,000, letters of credit or other agreements or instruments of BWI or commitments for the borrowing or the lending of amounts in excess of $1,000,000 by BWI or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of BWI with an aggregate value in excess of $1,000,000, (k) Contracts involving annual revenues to the business of BWI in excess of 2.5% of BWI's annual revenues, (l) Contracts providing for "earn-outs", "savings guarantees", "performance guarantees", or other contingent payments by BWI involving more than $250,000 per year or $750,000 over the term of the Contract, (m) Contracts with or for the benefit of any affiliate of BWI or immediate family member thereof (other than subsidiaries of BWI) involving more than $60,000 in the aggregate per affiliate, (n) Contracts involving payments by BWI of more than $3,000,000 per year and (o) Contracts involving the spin-off (the "Priority

Spin-Off") of Priority Healthcare Corporation ("Priority Healthcare") or Priority Healthcare's operations following the Priority Spin-Off pursuant to which BWI has or may have an obligation (including any indemnity obligations) that could reasonably be expected to involve payments in excess of $250,000. All such Contracts and all other contracts that are individually material to the business or operations of BWI are valid and binding obligations of BWI and, to the knowledge of BWI, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on BWI. Neither BWI nor, to the knowledge of BWI, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract or of any other Contract that is individually material to the business or operations of BWI except such violations or defaults under or terminations which, individually or in the aggregate, would not have a Material Adverse Effect on BWI. Set forth in Section 4.17 to the BWI Disclosure Schedule is the amount of the annual premium currently paid by BWI for its directors' and officers' liability insurance.

   4.18. Labor Matters. Except as set forth in Section 4.18 to the BWI Disclosure Schedule, BWI does not have any labor contracts, collective bargaining agreements or consulting agreements providing for compensation of any individual in excess of $150,000 with any persons employed by BWI or any persons otherwise performing services primarily for BWI. There is no labor strike, dispute or stoppage pending or, to the knowledge of BWI, threatened against BWI, and BWI has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1997. To the knowledge of BWI, since January 1, 1997, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of BWI or any of its subsidiaries.

   4.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of BWI as of December 31, 1999 included in the BWI SEC Documents, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.19 to the BWI Disclosure Schedule, BWI does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on BWI.

   4.20. Operation of BWI's Business; Relationships.

   (a) Since December 31, 1999 through September 30, 2000, BWI has not, except in the ordinary course of business consistent with past practice, engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.3(c) except as set forth in Section 4.20(a) to the BWI Disclosure Schedule. Since September 30, 2000 through the date of this Agreement, BWI has not engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.3(c) except as set forth in Section 4.20(a) to the BWI Disclosure Schedule.

   (b) Except as set forth in Section 4.20(b) to the BWI Disclosure Schedule, since December 31, 1999, as of the date of this Agreement, no material customer of BWI has indicated that it will stop or materially decrease purchasing materials, products or services from BWI and no material supplier of BWI has indicated that it will stop or materially decrease the supply of materials, products or services to BWI, in each case, the effect of which would have a Material Adverse Effect on BWI.

   4.21. Permits; Compliance.

   (a) BWI is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "BWI Permits"), except where the failure to be in possession of such BWI Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BWI, and there is no Action pending or, to the knowledge of BWI, threatened regarding any of the BWI Permits which, if successful, would have a Material Adverse Effect on BWI. BWI is not in conflict with, or in default or violation of any of the BWI Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BWI.

   (b) Except as set forth in Section 4.21(b) to the BWI Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on BWI:

     (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by BWI and its subsidiaries have, to the knowledge of BWI, been obtained and BWI and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by BWI and its subsidiaries of such products;

     (ii) none of BWI, or any of its officers, employees or agents (during the term of such person's employment by BWI or while acting as an agent of BWI, or, to BWI's actual knowledge, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the Food and Drug Administration, (the "FDA"), the U.S. Nuclear Regulatory Commission (the "NRC") or any similar Governmental Authorities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

     (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of BWI, distributed by BWI, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

     (iv) to the knowledge of BWI, none of BWI or any of its officers, employees or agents (during the term of such person's employment by BWI or while acting as an agent of BWI, or, to BWI's knowledge, prior to such employment), subsidiaries or affiliates has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

   4.22. Environmental Matters. Except for matters disclosed in Schedule 4.22 to the BWI Disclosure Schedule, (a) the properties, operations and activities of BWI and its subsidiaries are in compliance in all material respects with all applicable Environmental Laws (as defined below) and all past noncompliance of BWI or any BWI subsidiary with any Environmental Laws or Environmental Permits (as defined below) has been resolved without any pending, ongoing or future obligation, cost or liability; (b) BWI and its subsidiaries and the properties and operations of BWI and its subsidiaries are not subject to any existing, pending or, to the knowledge of BWI, threatened Action by or before any court or Governmental Authority under any Environmental Law; (c) there has been no material release of any Hazardous Material (as defined below) into the environment by BWI or its subsidiaries or in connection with their properties or operations; and (d) to the knowledge of BWI, there has been no material exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of BWI and its subsidiaries. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. "Environmental Permit" means any permit, approval, license or other authorization required under or issued pursuant to any applicable Environmental Law.

   4.23. Opinion of Financial Advisor. The Board of Directors of BWI has received the opinion of SSB, BWI's financial advisor, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of BWI Common Stock from a financial point of view and such opinion has not been withdrawn or revoked or otherwise modified in any material respect. BWI will provide a copy of such opinion to Cardinal solely for informational purposes after receipt thereof by BWI.

   4.24. Board Recommendation; Required Vote. The Board of Directors of BWI, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the BWI Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the BWI Shareholders, and (ii) resolved to recommend that the holders of the shares of BWI Common Stock approve this Agreement and the transactions contemplated herein, including the Merger (the "BWI Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of BWI Common Stock to approve the Merger is the only vote of the holders of any class or series of BWI Common Stock necessary to adopt the Agreement and approve the transactions contemplated hereby.

   4.25. Chapters 42 and 43 of IBCL. Prior to the execution of this Agreement, the Board of Directors of BWI has taken all action necessary to exempt under or make not subject to (x) the provisions of Chapters 42 and 43 of the IBCL and
(y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, the BWI Stock Option Agreement and the Support/Voting Agreements dated as of December 2, 2000 between Cardinal and certain BWI Shareholders (collectively, the "Support Agreements"), (ii) the Merger and (iii) the transactions contemplated hereby and by the BWI Stock Option Agreement and the Support Agreements.

   4.26. Accounts Receivable and Inventories.

   (a) All accounts and notes receivable of BWI have arisen in the ordinary course of business and the accounts receivable reserve reflected in the balance sheet of BWI as of September 30, 2000 included in the BWI SEC Documents is as of such date adequate and established in accordance with generally accepted accounting principles consistently applied. Since September 30, 2000, there has been no event or occurrence which would cause such accounts receivable reserve to be inadequate, and which would reasonably be expected to have a Material Adverse Effect on BWI.

   (b) The BWI assets which are inventories have a net realizable value on September 30, 2000 at least equal to the FIFO values at which such inventories are carried on the balance sheet of BWI as of September 30, 2000 included in the BWI SEC Documents; and have been purchased by BWI directly from the manufacturer thereof or from an authorized distributor of such products in accordance with the Federal Prescription Drug Marketing Act, if applicable.

   4.27. Insurance. Except as set forth in Section 4.27 to the BWI Disclosure Schedule, BWI and its subsidiaries are presently insured, and during each of the past three calendar years has been insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. BWI's and its subsidiaries' insurance policies are in all material respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in all material respects in amounts which are customary, adequate and suitable in relation to the business, assets and liabilities of BWI or its subsidiaries and all premiums to date have been paid in full. BWI or its covered subsidiary is a "named insured" or an "insured" under such insurance policies. BWI and its subsidiaries have not been refused any insurance, nor has the coverage of BWI or any of its subsidiaries been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years. Except as set forth in Section 4.27 to the BWI Disclosure Schedule, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of BWI and its subsidiaries provide adequate coverage against loss and may be continued by BWI without modification or premium increase after the Effective Time and for the duration of their current terms which terms expire as set forth in Section 4.27 to the BWI Disclosure Schedule.

   4.28. Executive Agreement. Each of the four employees of BWI specified in
Section 4.28 to the BWI Disclosure Schedule has duly executed and delivered an Executive Agreement with BWI and Cardinal, and such Executive Agreements have not been further amended or terminated. BWI has previously provided to Cardinal fully executed copies of all such Executive Agreements.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

   The parties hereto agree that:

   5.1. Mutual Covenants.

   (a) HSR Act Filings; Reasonable Efforts; Notification.

     (i) Each of Cardinal and BWI shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within five business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and
  (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 5.1(a)(ii)) with respect to any such filing or any such transaction. Each party shall use all reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. Neither party shall independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other party prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

     (ii) Each of Cardinal and BWI shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transaction contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statues, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Cardinal and BWI shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action, unless by mutual agreement Cardinal and BWI decide that litigation is not in their respective best interests. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Section 7.1, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Cardinal and BWI shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

     (iii) Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Cardinal or BWI from occurring prior to or after the Effective Time, (C) the preparation of the Proxy Statement, the Prospectus and the Registration Statement, (D) the taking of all action necessary to ensure that it is a "poolable entity" eligible to participate in a transaction to be accounted for as a pooling of interests for financial reporting purposes, and (E) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

     (iv) Notwithstanding anything to the contrary in this Agreement, (A) neither Cardinal nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a material adverse effect on the assets, liabilities, results of operations or financial condition of Cardinal combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, neither BWI nor its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on BWI and its subsidiaries taken as a whole, (C) neither party nor their respective subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the benefits expected, as of the date hereof, to be realized from consummation of the Merger and (D) neither party shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

   (b) Pooling of Interests. Each of the parties agrees that it shall not, and shall not permit any of its subsidiaries to, take any actions (regardless of whether such action would otherwise be permitted or not prohibited hereunder) which would, or would be reasonably likely to, prevent Cardinal from accounting, and shall use its best efforts (including, without limitation, providing appropriate representation letters to Cardinal's accountants) to allow Cardinal to account, for the Merger in accordance with the pooling-of-interests method of accounting under the requirements of Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the

Commission ("APB No. 16"), and to obtain a letter, in form and substance reasonably satisfactory to Cardinal, from Arthur Andersen LLP dated the Closing Date stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16, and to allow BWI to obtain a letter from PricewaterhouseCoopers LLP ("PwC") dated the Closing Date stating that PwC concurs with the conclusion of BWI's management that no conditions exist that would preclude BWI from being a party to a business combination for which the pooling-of-interests method of accounting would be available.

   (c) Tax-Free Treatment. Each of the parties shall use its best efforts to cause the Merger to constitute a tax-free "reorganization" under Section 368(a) of the Code and to cooperate with one another in obtaining an opinion from Baker & Daniels, counsel to BWI, as provided for in Section 6.2(d). In connection therewith, each of Cardinal and BWI shall deliver to Baker & Daniels representation letters and BWI shall use all reasonable efforts to obtain representation letters from appropriate shareholders of BWI and shall deliver any such letters obtained to Baker & Daniels, in each case, in form and substance reasonably satisfactory to Baker & Daniels.

   (d) Public Announcements. The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release. Unless otherwise required by Applicable Laws or requirements of the NYSE (and in that event only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Cardinal and BWI shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

   5.2. Covenants of Cardinal.

   (a) Preparation of Registration Statement. Cardinal shall, as soon as is reasonably practicable, prepare the Proxy Statement for filing with the Commission. Consistent with the timing for the BWI Shareholders Meeting as determined by Cardinal after consultation with BWI, Cardinal shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Cardinal shall obtain knowledge of any information pertaining to Cardinal contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Proxy Statement, Cardinal will so advise BWI in writing and will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Proxy Statement. Cardinal shall promptly furnish to BWI all information concerning it as may be required for supplementing the Proxy Statement. Cardinal shall use all reasonable efforts to assist BWI in clearing the Proxy Statement with the Staff of the Commission. Cardinal also shall take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Cardinal Common Shares in the Merger.

   (b) Conduct of Cardinal's Operations. During the period from the date of this Agreement to the Effective Time, Cardinal shall use its reasonable efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect.

   (c) Indemnification; Directors' and Officers' Insurance.

     (i) From and after the Effective Time, Cardinal shall cause (including, to the extent required, providing sufficient funding to enable the Surviving Corporation to satisfy its obligations under this Section 5.2(c)(i)), the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of BWI in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the BWI Articles, the BWI Bylaws and the indemnification agreements for directors identified in Section 4.17(m) of the BWI Disclosure Schedule, and

     (ii) Cardinal shall use all reasonable efforts to cause the Surviving Corporation or Cardinal to obtain and maintain in effect for a period of six years after the Effective Time policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring prior to the Effective Time with substantially the same coverage and containing substantially similar terms and conditions as existing policies; provided, however, that neither the Surviving Corporation nor Cardinal shall be required to pay an aggregate premium for such insurance coverage in excess of 300% of the amount set forth in
  Section 4.17 to the BWI Disclosure Schedule.

   (d) Merger Sub. Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of its stock to Cardinal) or any material liabilities.

   (e) NYSE Listing. Cardinal shall use its reasonable efforts to cause the Cardinal Common Shares issuable pursuant to the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

   (f) Board of Directors of Cardinal. The Board of Directors of Cardinal shall take all action necessary immediately following the Effective Time to elect Mr. William E. Bindley as a director of Cardinal, for a term expiring at Cardinal's next annual meeting of stockholders following the Effective Time at which the term of the class to which such director belongs expires, subject to being renominated as a director at the discretion of Cardinal's Board of Directors.

   (g) Employees and Employee Benefits. From and after the Effective Time, Cardinal shall treat all service by BWI Employees (as defined below) with BWI and their respective predecessors prior to the Effective Time for all purposes as service with Cardinal (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which BWI Employees participate after the Effective Time, Cardinal shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any BWI Employee who was, as of the Effective Time, excluded from participation in a BWI Plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable BWI Plan in which the Effective Time occurs by a BWI Employee or a BWI Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Cardinal and subsidiaries of Cardinal. For purposes of this Section 5.2(g), "BWI Employees" means persons who are, as of the Effective Time, employees of BWI.

   5.3. Covenants of BWI.

   (a) BWI Shareholders Meeting. BWI shall take all action in accordance with the federal securities laws, the IBCL and the BWI Articles and the BWI Bylaws necessary to duly call, give notice of, convene and hold a special meeting of BWI Shareholders (the "BWI Shareholders Meeting") to be held on the earliest practicable date determined in consultation with Cardinal to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. BWI shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated hereby, by the BWI Shareholders, and the Board of Directors of BWI shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the BWI Shareholders (to the extent not previously withdrawn pursuant to Section 5.3(d)).

   (b) Information for the Registration Statement and Preparation of Proxy Statement. BWI shall promptly furnish Cardinal with all information concerning it as may be required for inclusion in the Proxy Statement and the Registration Statement. BWI shall cooperate with Cardinal in the preparation of the Proxy Statement and the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Cardinal in having the Registration Statement declared effective by the Commission as promptly as practicable consistent with the timing for the BWI Shareholders Meeting as determined in consultation with Cardinal. If, at any time prior to the Effective Time, BWI obtains knowledge of any information pertaining to BWI that would require any amendment or supplement to the Registration Statement or the Proxy Statement, BWI shall so advise Cardinal and shall promptly furnish Cardinal with all information as shall be required for such amendment or supplement and shall promptly amend or supplement the Registration Statement and/or Proxy Statement. BWI shall use all reasonable efforts to cooperate with Cardinal in the preparation and filing of the Proxy Statement with the Commission. Consistent with the timing for the BWI Shareholders Meeting as determined in consultation with Cardinal, BWI shall use all reasonable efforts to mail at the earliest practicable date to BWI Shareholders the Proxy Statement, which shall include all information required under Applicable Law to be furnished to BWI Shareholders in connection with the Merger and the transactions contemplated thereby and shall include the BWI Board Recommendation to the extent not previously withdrawn in compliance with
Section 5.3(d) and the full text of the written opinion of SSB described in
Section 4.23.

   (c) Conduct of BWI's Operations. BWI shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, BWI shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the BWI Disclosure Schedule, without the prior written consent of Cardinal:

     (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on BWI Common Stock of $0.020 per share with record and payment dates consistent with past practice) or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (except grants of BWI Options to BWI employees in the ordinary course of business consistent with past practices provided that BWI shall consult with Cardinal prior to making any such grants or making any recommendation to the BWI Board of Directors with respect to such grants) and (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of BWI Options that are outstanding as of the date hereof), or
  (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

     (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than in the ordinary course of business;

     (iii) make or propose any changes in the BWI Articles or the BWI Bylaws;

     (iv) merge or consolidate with any other person;

     (v) acquire a material amount of assets or capital stock of any other person outside of the ordinary course of business consistent with past practice;

     (vi) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice;

     (vii) create any subsidiaries;

     (viii) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice with respect to non-officer employees (except for severance agreements, which in all cases shall require the prior written consent of Cardinal), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law, or grant, reprice, or accelerate the exercise or payment of any BWI Options or other equity-based awards (except for grants to the extent permitted by Section 5.3(c)(i));

     (ix) enter into, adopt or amend any Plan, except as may be required by Applicable Law;

     (x) take any action that could give rise to severance benefits payable to any officer or director of BWI as a result of consummation of the transaction contemplated by this Agreement;

     (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by BWI's regular independent accountants;

     (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of $1,000,000;

     (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in
  Section 4.17 to the BWI Disclosure Schedule, any other material Contract to which BWI is a party or any confidentiality agreement to which BWI is a party;

     (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

     (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $750,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

     (xvi) incur or commit to any capital expenditures in excess of $1,000,000 individually or $5,000,000 in the aggregate;

     (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current or renewed or replacement policies;

     (xviii) take any action to exempt or make not subject to (x) the provisions of Chapter 42 or Chapter 43 of the IBCL or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Cardinal or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

     (xix) take any action that could likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

     (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

     (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

     (xxii) agree in writing or otherwise to take any of the foregoing actions.

   (d) No Solicitation. BWI agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving BWI, or acquisition of any capital stock (other than upon exercise of BWI Options which are outstanding as of the date hereof) or a material amount of the assets of BWI and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by BWI of any material assets or capital stock of any other person (other than acquisitions of capital stock or assets of any other person that are not, individually or in the aggregate, material to BWI and its subsidiaries, taken as a whole), or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Cardinal, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the BWI Shareholders, BWI may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as the Board of Directors of BWI determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with a nationally recognized investment banking firm, more favorable to BWI's Shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Cardinal in response to such Competing Transaction) (a "Superior Proposal"). BWI will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Competing Transaction and request the return of all confidential information regarding BWI provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the BWI Shareholders the Board of Directors of BWI receives a Superior Proposal that was not solicited or encouraged after the date of this Agreement and the Board of Directors of BWI determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of BWI may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Cardinal, the BWI Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Competing Transaction, provided that it gives Cardinal three business days prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Cardinal's right to terminate this Agreement pursuant to Section 7.1(d) at such time as the requirements of such subsection have been met). Any such withdrawal, modification or change of the BWI Board Recommendation shall not change the approval of the Board of Directors of BWI for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger, the BWI Stock Option Agreement or the Support Agreements or change the obligation of BWI to present the Merger for approval at a duly called BWI Shareholders Meeting on the earliest practicable date determined in consultation with Cardinal. From and after the execution of this Agreement, BWI shall promptly, but in any event within one calendar day advise Cardinal in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Cardinal a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, BWI shall promptly, but in any event within one calendar day advise Cardinal, in writing, if the Board of Directors of BWI shall make any determination as to any Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d).

   (e) Termination Right. If, prior to the approval of the Merger by the BWI Shareholders, the Board of Directors of BWI shall determine in good faith, after consultation with its financial and legal advisors, that any written proposal from a third party for a Competing Transaction received after the date hereof that was not solicited or encouraged by BWI or any of its subsidiaries or affiliates in violation of this Agreement is more favorable to the BWI Shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Cardinal in response to such Competing Transaction) and is in the best interest of the BWI Shareholders, and the Board of Directors of BWI has determined in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to enter into such a Competing Transaction would constitute a breach of its fiduciary duties under Applicable Law, BWI may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Competing Transaction, provided that, prior to any such termination, (i) BWI has provided Cardinal written notice that it intends to terminate this Agreement pursuant to this Section 5.3(e), identifying the Competing Transaction then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and
(ii) at least five full business days after BWI has provided the notice referred to in clause (i) above, BWI delivers to Cardinal (A) a written notice of termination of this Agreement pursuant to this Section 5.3(e), and (B) a check in the amount of Cardinal's Costs (as defined in Section 7.2) as the same may have been estimated by Cardinal in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Cardinal's definitive determination of such Costs), plus the amount of the termination fee as provided in Section 7.2, (C) a written acknowledgment from BWI that (x) the termination of this Agreement and the entry into the Acquisition Agreement for the Competing Transaction will be a "Purchase Event" as defined in the BWI Stock Option Agreement and (y) the BWI Stock Option Agreement shall be honored in accordance with its terms and (D) a written acknowledgment from each other party to such Competing Transaction that it is aware of the substance of BWI's acknowledgment under clause (C) above and waives any right it may have to contest the matters thus acknowledged by BWI.

   (f) Affiliates of BWI. BWI shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of BWI for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, to execute and deliver to Cardinal no less than 30 days prior to the date of the BWI Shareholders Meeting, the written undertakings in the form attached as Exhibit A to this Agreement (the "BWI Affiliate Letter"). No later than 45 days prior to such date, BWI, after consultation with its outside counsel, shall provide Cardinal with a letter (reasonably satisfactory to outside counsel to Cardinal) specifying all of the persons or entities who, in BWI's opinion, may be deemed to be "affiliates" of BWI under the preceding sentence. The foregoing notwithstanding, Cardinal shall be entitled to place legends as specified in the BWI Affiliate Letter on the certificates evidencing any of the Cardinal Common Shares to be received by (i) any such "affiliate" of BWI specified in such letter or (ii) any person Cardinal reasonably identifies (by written notice to BWI) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act or applicable accounting releases of the Commission with respect to pooling-of-interests accounting treatment, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Cardinal Common Shares, consistent with the terms of the BWI Affiliate Letter, regardless of whether such person has executed the BWI Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

   (g) Access. BWI shall permit representatives of Cardinal to have appropriate access at all reasonable times to BWI's premises, properties, books, records, contracts, documents, customers and suppliers. Cardinal will keep the information obtained pursuant to this Section 5.3(g) or in connection with this Agreement confidential and shall cause its directors, officers and employees and representatives or advisors who receive any portion thereof to keep all such information confidential, except as may otherwise be required by law. BWI will also keep any information obtained with respect to Cardinal in connection with this Agreement confidential and shall cause its directors, officers and employees and representatives or advisors who receive any portion thereof to keep all such information confidential, except as may otherwise be required by law. No investigation conducted pursuant to this Section 5.3(g) shall affect or be deemed to modify any representation or warranty made in this Agreement.

   (h) Subsequent Financial Statements. BWI shall consult with Cardinal prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any BWI SEC Documents after the date of this Agreement.

                                  ARTICLE VI.

                                   CONDITIONS

   6.1. Conditions to the Obligations of Each Party. The obligations of BWI, Cardinal and Subcorp to consummate the Merger shall be subject to the satisfaction of the following conditions:

     (a) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by BWI Shareholders in the manner required by any Applicable Law.

     (b) Any applicable waiting periods under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Authority shall have been obtained.

     (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limiting the ownership or operation by Cardinal, BWI or any of their respective subsidiaries of any material portion of the businesses or assets of Cardinal or BWI.

     (d) There shall not be pending any Action (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) except to the extent consistent with the obligations of BWI and Cardinal under Section 5.1(a), seeking to prohibit or limit the ownership or operation by Cardinal, BWI or any of their respective subsidiaries of, or to compel Cardinal, BWI or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Cardinal, BWI or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Cardinal to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Cardinal or any subsidiary of Cardinal from effectively controlling in any material respect the business or operations of Cardinal or the subsidiaries of Cardinal.

     (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

     (f) The Cardinal Common Shares to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (g) Cardinal shall have received a letter, in form and substance reasonably satisfactory to Cardinal, from Arthur Andersen LLP dated the Closing Date stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for by Cardinal in accordance with the pooling-of-interests method of accounting under the requirements of APB No. 16 and BWI shall have received a letter from PwC dated the Closing Date stating that PwC concurs with the conclusion of BWI's management that no conditions exist that would preclude BWI from being a party to a business combination for which the pooling-of-interests method of accounting would be available.

     (h) There shall have been delivered to BWI and Cardinal an opinion of Fried, Frank, Harris, Shriver & Jacobson , in a form reasonably acceptable to each of BWI and Cardinal, to the effect that the transactions contemplated by this Agreement should not result in the shares of common stock of Priority Healthcare failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. In rendering such opinion counsel shall be entitled to rely on representations of Cardinal and BWI.

   6.2. Conditions to Obligations of BWI. The obligations of BWI to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by BWI:

     (a) Each of the representations and warranties of each of Cardinal and Subcorp set forth in Article III shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects could not reasonably be expected to have a Material Adverse Effect on Cardinal.

     (b) Each of Cardinal and Subcorp shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

     (c) Each of Cardinal and Subcorp shall have furnished BWI with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

     (d) BWI shall have received the opinion of Baker & Daniels, dated on or prior to the effective date of the Registration Statement, to the effect that (i) the Merger will constitute a "reorganization" under section 368(a) of the Code, (ii) BWI, Cardinal and Subcorp will each be a party to that "reorganization", and (iii) no gain or loss will be recognized by the shareholders of BWI upon the receipt of Cardinal Common Shares in exchange for shares of BWI Common Stock pursuant to the Merger except with respect to cash received in lieu of fractional share interests in Cardinal Common Shares.

     (e) Since the date of this Agreement, except to the extent contemplated by Section 3.12 to the Cardinal Disclosure Schedule, there shall not have been any change in the assets, liabilities, results of operations or financial condition of Cardinal and its subsidiaries taken as a whole which would constitute a Material Adverse Effect on Cardinal or any event, occurrence or development which could reasonably be expected to have a material adverse effect on the ability of Cardinal to consummate the transactions contemplated hereby.

   6.3. Conditions to Obligations of Cardinal and Subcorp. The obligations of Cardinal and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Cardinal:

     (a) Each of the representations and warranties of BWI set forth in
  Article IV (other than the representations and warranties of BWI set forth in Section 4.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not reasonably be expected to have a Material Adverse Effect on BWI. The representations and warranties of BWI set forth in
  Section 4.4 shall be true and correct in all material respects on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

     (b) BWI shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

     (c) BWI shall have furnished Cardinal with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

     (d) Since the date of this Agreement, except to the extent contemplated by Section 4.12 to the BWI Disclosure Schedule, there shall not have been any change in the assets, liabilities, results of operations or financial condition of BWI and its subsidiaries taken as a whole that would constitute a Material Adverse Effect on BWI or any event, occurrence or development which could reasonably be expected to have a material adverse effect on the ability of BWI to consummate the transactions contemplated hereby.

                                  ARTICLE VII.

                           TERMINATION AND AMENDMENT

   7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by BWI Shareholders):

     (a) by mutual written consent of Cardinal and BWI;

     (b) by either Cardinal or BWI if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Cardinal or BWI from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable;

     (c) by either Cardinal or BWI if the Merger shall not have been consummated before August 30, 2001, provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     (d) by Cardinal if the Board of Directors of BWI shall withdraw, modify or change the BWI Board Recommendation in a manner adverse to Cardinal, if the Board of Directors of BWI approves or recommends any Competing Transaction, or if the Board of Directors of BWI shall have refused to affirm the BWI Board Recommendation within fifteen business days of any written request from Cardinal;

     (e) by Cardinal or BWI if at the BWI Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the BWI Shareholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

     (f) by BWI pursuant to Section 5.3(e);

     (g) by Cardinal if BWI shall have breached in any material respect its obligations under the BWI Stock Option Agreement;

     (h) by Cardinal if at any time the representations and warranties of BWI set forth in clause (a) of Section 4.7 shall not be true and correct and Cardinal shall have been advised by Arthur Andersen LLP that the condition specified in Section 6.1(g) cannot be satisfied;

     (i) by BWI if at any time the representations and warranties of Cardinal set forth in clause (a) of Section 3.6 shall not be true and correct and Cardinal shall have been advised by Arthur Andersen LLP that the condition specified in Section 6.1(g) cannot be satisfied;

     (j) by Cardinal or BWI if there shall have been a material breach by the other of any of its covenants or agreements contained in this Agreement and such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

     (k) by Cardinal if BWI has breached any of its representations and warranties in Article IV of this Agreement and as a result thereof, the condition set forth in Section 6.3(a) could not be satisfied; or

     (l) by BWI if Cardinal and Subcorp shall have breached any of their representations and warranties in Article III of this Agreement and as a result thereof, the condition set forth in Section 6.2(a) could not be satisfied.

   7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the second sentence of Section 5.3(g) and the provisions of Sections 7.2 and 8.11, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents ("Costs"). If this Agreement is terminated for any reason pursuant to Section
7.1 (other than a termination pursuant to Section 7.1(a) (prior to the public announcement of a Competing Transaction), 7.1(b), 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) if BWI's willful failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before August 30, 2001), 7.1(e), 7.1(h), 7.1(i), 7.1(j), 7.1(k) or 7.1(l)), then BWI will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by BWI, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal (i) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, without limitation, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $6,000,000 in the aggregate and (ii) a termination fee in an amount equal to $53,000,000. If this Agreement is terminated pursuant to Section 7.1(e) and at any time prior to such termination a proposal regarding a Competing Transaction with respect to BWI shall have been made to BWI by a party capable of completing such a Competing Transaction, or any proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed, then (i) BWI will, in the case of a termination by Cardinal, within three business days following any such termination or, in the case of a termination by BWI, concurrently with such termination, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal (A) in reimbursement for Cardinal's expenses an amount in cash equal to the aggregate amount of Cardinal's Costs incurred in connection with pursuing the transactions contemplated by this Agreement, including, legal, accounting and investment banking fees, up to but not in excess of an amount equal to $6,000,000 in the aggregate and (B) a termination fee in an amount equal to $20,000,000, and (ii) if within 12 months after the date of such termination pursuant to Section 7.1(e) BWI enters into an Acquisition Agreement for a Business Combination (as defined below) or consummates a Business Combination, BWI will, prior to the earlier of consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal an additional termination fee in an amount equal to $33,000,000. If this Agreement is terminated pursuant to Section 7.1(e) and no proposal regarding a Competing Transaction with respect to BWI shall have been made to BWI by a party capable of completing such a Competing Transaction, and no proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed, at any time prior to such termination and within 6 months after the date of such termination BWI enters into an Acquisition Agreement for a Business Combination or consummates a Business Combination, then BWI will, prior to the earlier of consummation of a Business Combination or execution of a definitive agreement with respect thereto, pay to Cardinal in cash by wire transfer in immediately available funds to an account designated by Cardinal a termination fee in an amount equal to $20,000,000. For the purposes of this Section 7.2, "Business Combination" means (i) a merger, consolidation, share exchange, business combination or similar transaction involving BWI as a result of which the BWI Shareholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 25% of the assets of BWI and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than Cardinal or any affiliate thereof) or group (as such term is defined under Section 13(d) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the BWI Common Stock whether by tender or exchange offer or otherwise.

   7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by BWI Shareholders, but after any such approval, no amendment shall be made that by law requires further approval or authorization by the BWI Shareholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

   7.4. Extension; Waiver. At any time prior to the Effective Time, Cardinal (with respect to BWI) and BWI (with respect to Cardinal and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

   8.1. Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

   8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)if to Cardinal or Subcorp:

       Cardinal Health, Inc.
       7000 Cardinal Place
       Dublin, Ohio 43017
       Attention: Steven Alan Bennett
                 Executive Vice President, Chief Legal Officer and Secretary Telecopy No.: (614) 757-6948

     with a copy to

       David A. Katz, Esq.
       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Telecopy No.: (212) 403-2000

  (b) if to BWI:

       Bindley Western Industries, Inc.
       8909 Purdue Road
       Indianapolis, Indiana 46268
       Attention: Michael D. McCormick
                 Executive Vice President, General Counsel and Secretary Telecopy No.: (317) 704-4603

     with a copy to

       James A. Aschleman, Esq.
       Baker & Daniels
       300 North Meridian Street, Suite 2700
       Indianapolis, Indiana 46204
       Telecopy No.: (317) 237-1000

   8.3. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". When a reference is made in this Agreement to BWI, such reference shall be deemed to include any and all subsidiaries of BWI, individually and in the aggregate, except for Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.12, 4.13, 4.16, 4.23, 4.24, 4.25, 4.27 and 4.28. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if any event, change or effect, individually or in the aggregate with all such other events, changes or effects, has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect shall not include:

     (i) with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to any decrease in the market price of

  Cardinal Common Shares in the case of Cardinal or BWI Common Stock in the case of BWI (but in either case not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on such party);

     (ii) with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of such party or any of its subsidiaries directly or indirectly arising out of or attributable to conditions, events, or circumstances generally affecting the wholesale drug distribution industry; and

     (iii) with respect to BWI any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of BWI or any of its subsidiaries directly or indirectly arising out of or attributable to the loss by BWI (and its subsidiaries) of any of its customers (including business of such customers), suppliers or employees (including, without limitation, any financial consequence of such loss of customers (including business of such customers), suppliers or employees) due primarily to the transactions contemplated hereby or the public announcement of this Agreement, in each case arising after the date of this Agreement.

For purposes of this Agreement, a "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries). For purposes of this Agreement, "knowledge" of a party shall mean the knowledge after reasonable inquiry of all executive officers, and in addition, with respect to BWI, the persons set forth in Section 8.3 to the BWI Disclosure Schedule.

   8.4. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

   8.5. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the BWI Stock Option Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

   8.6. Third-Party Beneficiaries. Except for the agreement set forth in
Section 5.2(c), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

   8.7. Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Ohio. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in Ohio.

   8.8. Consent to Jurisdiction; Venue.

   (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Ohio and to the jurisdiction of the United States District Court for the Southern District of Ohio, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in Ohio. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

   (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

   8.9. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

   8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

   8.11. Expenses. Subject to the provisions of Section 7.2 and the BWI Stock Option Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

   IN WITNESS WHEREOF, Cardinal, Subcorp and Bindley Western have signed this Agreement as of the date first written above.

                                          CARDINAL HEALTH, INC.

                                          By:       /s/ Robert D. Walter
                                            -----------------------------------
                                             Name: Robert D. Walter
                                             Title: Chairman and
                                              Chief Executive Officer

                                          BRICK MERGER CORP.

                                          By:       /s/ Robert D. Walter
                                            -----------------------------------
                                             Name: Robert D. Walter
                                             Title: Chairman

                                          BINDLEY WESTERN INDUSTRIES, INC.

                                          By:      /s/ William E. Bindley
                                            -----------------------------------
                                             Name: William E. Bindley
                                             Title: Chairman, President and
                                             Chief Executive Officer

                                                                        ANNEX B

                            STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT ("Option Agreement") dated December 2, 2000, between Cardinal Health, Inc., an Ohio corporation ("Cardinal"), and Bindley Western Industries, Inc., an Indiana corporation ("BWI").

                                  WITNESSETH:

   WHEREAS, the Board of Directors of Cardinal and the Board of Directors of BWI have approved an Agreement and Plan of Merger dated the date hereof by and among Cardinal, BWI and a wholly owned subsidiary of Cardinal (the "Merger Agreement") providing for the merger of the wholly owned subsidiary of Cardinal with and into BWI;

   WHEREAS, as a condition to Cardinal's entering into the Merger Agreement, Cardinal has required that BWI agree, and BWI has agreed, to grant to Cardinal the option set forth herein to purchase authorized but unissued shares of BWI Common Stock;

   NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

  1. Definitions.

   Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

  2. Grant of Option.

   Subject to the terms and conditions set forth herein, BWI hereby grants to Cardinal an option (the "Option") to purchase up to 7,071,185 authorized and unissued shares of BWI Common Stock (the "Option Shares") at a price per share equal to the lower of (x) $42.54 or (y) the Exchange Ratio multiplied by the Closing Price (as defined below) of Cardinal Common Shares on the date of exercise (the "Purchase Price") payable in cash as provided in Section 4. As used herein, the term "Closing Price" as of any date with respect to any Cardinal Common Shares means the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of such Cardinal Common Shares as reported on the NYSE Composite Tape during the five consecutive trading days ending on (and including) the trading day immediately prior to such date (or, if such Cardinal Common Shares are not traded on the NYSE, on such other exchange or quotation system on which such Cardinal Common Shares are then traded).

  3. Exercise of Option.

   (a) Cardinal may exercise the Option, in whole or in part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and the Merger Agreement shall have been terminated; provided, however, that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of:

     (i) the Effective Time of the Merger,

     (ii) 5:00 p.m. New York City time, on the date which is 125 days following the occurrence of a Purchase Event (other than a Purchase Event pursuant to Section 3(b)(v) related to Section 7.1(e) of the Merger Agreement in which case Section 3(a)(iii)(z) shall govern) and

     (iii) (x) the termination of the Merger Agreement in accordance with its terms pursuant to Section 7.1(a) (prior to the public announcement of a Competing Transaction), Section 7.1(b), Section 7.1(c) (other than a termination by Cardinal pursuant to Section 7.1(c) if BWI's willful failure to perform any material covenant or obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before August 30, 2001), Section 7.1(h), Section 7.1(i),
  Section 7.1(j), Section 7.1(k) or Section 7.1(l) thereof, in each case prior to the occurrence of a Purchase Event, (y) the termination of the Merger Agreement pursuant to Section 7.1(e) if no proposal regarding a Competing Transaction with respect to BWI shall have been made to BWI by a party capable of completing such a Competing Transaction, and no proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed, at any time prior to such termination, or (z) 5:00 p.m. New York City time, on the date which is 12 months following the termination of the Merger Agreement pursuant to
  Section 7.1(e) thereof if a proposal regarding a Competing Transaction with respect to BWI shall have been made to BWI by a party capable of completing such a Competing Transaction, or a proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed, at any time prior to such termination;

and provided, further, that if the Option cannot be exercised before its date of termination as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 10th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be but in no event later than 12 months after the occurrence of a Purchase Event.

   (b) As used herein, a "Purchase Event" shall mean any of the following events:

     (i) any person (other than Cardinal or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
  Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of BWI Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding BWI Common Stock;

     (ii) BWI or any of its subsidiaries shall or shall have entered into, authorized, recommended, proposed or publicly announced, an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Cardinal or any of its subsidiaries) to, or any person (other than Cardinal or any of its subsidiaries) shall have publicly announced an intention to, (A) consummate a Competing Transaction, (B) purchase, lease or otherwise acquire 25% or more of the assets of BWI or any of its subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) Beneficial Ownership (as defined below) of securities representing 25% or more of the voting power of BWI or any of its subsidiaries;

     (iii) any person (other than Cardinal or any subsidiary of Cardinal) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 25% or more of the voting power of BWI; or

     (iv) the Board of Directors of BWI shall have withdrawn, modified or changed the BWI Board Recommendation in an adverse manner to Cardinal, or if the Board of Directors of BWI shall have refused to affirm the BWI Board Recommendation within fifteen business days after receipt of any written request from Cardinal; or

     (v) the Merger Agreement shall have been terminated in accordance with its terms pursuant to Section 7.1(c) (if the termination is by Cardinal because of a willful failure by BWI or an affiliate of BWI to perform any material covenant or obligation under the Merger Agreement which failure has been the cause of or resulted in the failure of the Merger to occur on or before August 30, 2001), Section 7.1(d), Section 7.1(e) (if at any time prior to such termination a proposal regarding a Competing Transaction with respect to BWI shall have been made to BWI by a party capable of completing such a Competing Transaction or any proposal or expression of interest by a third party regarding a Competing Transaction shall have been publicly disclosed), Section 7.1(f) or Section 7.1(g) thereof.

   (c) As used herein, the terms "Beneficial Ownership", "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

   (d) In the event Cardinal wishes to exercise the Option, it shall deliver to BWI a written notice (the date of receipt of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than two business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided that, if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and, provided further that, without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Cardinal and, if applicable, BWI shall promptly file the required notice or application for approval and shall expeditiously process the same (and BWI shall cooperate with Cardinal in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be,
(i) any required notification period has expired or been terminated or (ii) such approval has been obtained, and in either event, any requisite waiting period has passed.

   (e) In the event (i) Cardinal receives official notice that an approval of any regulatory authority required for the purchase of Option Shares would not be issued or granted or (ii) an Option Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, Cardinal shall be entitled to exercise its right as set forth in Section 7 or, to the extent legally permitted, to exercise the Option in connection with the resale of BWI Common Stock or other securities pursuant to a registration statement as provided in Section 9. The provisions of this
Section 3 and Section 6 shall apply with appropriate adjustments to any such exercise.

  4. Payment and Delivery of Certificates.

   (a) At the Option Closing referred to in Section 3, on the Option Closing Date, Cardinal shall pay to BWI the aggregate Purchase Price for the shares of BWI Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated not later than one business day prior to the Option Closing Date by BWI.

   (b) At such Option Closing, simultaneously with the delivery of cash as provided in Section 4(a), BWI shall deliver to Cardinal a certificate or certificates representing the number of shares of BWI Common Stock purchased by Cardinal, registered in the name of Cardinal or a nominee designated in writing by Cardinal, which shares shall be fully paid and non-assessable and free and clear of all liens, claims, charges and encumbrances of any kind whatsoever.

   (c) If at the time of issuance of any BWI Common Stock pursuant to any exercise of the Option, BWI shall have issued any share purchase rights or similar securities to holders of BWI Common Stock, then each such share of BWI Common Stock shall also represent rights with terms substantially the same as and at least as favorable to Cardinal as those issued to other holders of BWI Common Stock.

   (d) Certificates for BWI Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

  "The shares represented by this certificate are subject to certain provisions of an agreement between the registered holder hereof and Bindley Western Industries, Inc., a copy of which is on file at the principal office of Bindley Western Industries, Inc. and to resale restrictions arising under the Securities Act of 1933, as amended, and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Bindley Western Industries, Inc. of a written request therefor."

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend in connection with a transfer or sale if (i) BWI has been furnished with an opinion of counsel, reasonably satisfactory to counsel for BWI, that such transfer or sale will not violate the Securities Act or applicable securities laws of any state or (ii) such transfer or sale shall have been registered and qualified pursuant to the Securities Act and any applicable state securities laws.

  5. Authorization, etc.

   (a) BWI hereby represents and warrants to Cardinal that:

     (i) BWI has full corporate authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

     (ii) such execution, delivery and consummation have been authorized by the Board of Directors of BWI, and no other corporate proceedings are necessary therefor;

     (iii) this Option Agreement has been duly and validly executed and delivered by BWI and represents a valid and legally binding obligation of BWI, enforceable against BWI in accordance with its terms; and

     (iv) BWI has taken all necessary corporate action to authorize and reserve and permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the Option, shall have reserved for issuance upon exercise of the Option, 7,071,185 shares of BWI Common Stock (subject to adjustment as provided herein), all of which, upon issuance in accordance with the terms of this Option Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights of any stockholder of BWI.

   (b) BWI hereby agrees that, prior to the termination of the Option pursuant to Section 3(a), BWI shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in Section 5(a) becoming false or inaccurate.

   (c) Cardinal hereby represents and warrants to BWI that:

     (i) Cardinal has full corporate authority to execute and deliver this Option Agreement and to consummate the transactions contemplated hereby;

     (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Cardinal, and no other corporate proceedings are necessary therefor;

     (iii) this Option Agreement has been duly and validly executed and delivered by Cardinal and represents a valid and legally binding obligation of Cardinal, enforceable against Cardinal in accordance with its terms; and

     (iv) any BWI Common Stock acquired by Cardinal upon exercise of the Option will be acquired for its own account and not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

   (d) Cardinal hereby agrees that, prior to the termination of the Option pursuant to Section 3(a), Cardinal shall not take, or allow to be taken, any action that could result in the representations and warranties set forth in
Section 5(c) becoming false or inaccurate.

  6. Adjustment upon Changes in Capitalization.

   In the event of any change in BWI Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of BWI

Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement or options granted under employee benefit plans), the number of shares of BWI Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of BWI Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

  7. Repurchase.

   (a) At the request of Cardinal, at any time from and after the occurrence of a Purchase Event and ending 125 days immediately thereafter (or 12 months immediately thereafter in the case of a Purchase Event pursuant to Section 3(b)(v) related to Section 7.1(e) of the Merger Agreement) (the "Cardinal Repurchase Period"), BWI (or any successor entity thereof) shall repurchase the Option from Cardinal together with all (but not less than all) shares of BWI Common Stock purchased by Cardinal pursuant thereto with respect to which Cardinal then has Beneficial Ownership, at a price (when calculated on a per share basis, the "Per Share Repurchase Price") equal to the sum of:

     (i) The difference between (A) the "Market/Tender Offer Price" for shares of BWI Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of BWI Common Stock or (y) the highest closing price per share of BWI Common Stock as reported by the NYSE Composite Tape for any day within that portion of the Cardinal Repurchase Period which precedes the date Cardinal gives notice of the required repurchase under this Section 7) and (B) the Purchase Price (subject to adjustment as provided in Section 6), multiplied by the number of shares of BWI Common Stock with respect to which the Option has not been exercised, but only if such Market/Tender Offer Price is greater than such exercise price;

     (ii) The exercise price paid by Cardinal for any shares of BWI Common Stock acquired pursuant to the Option;

     (iii) The difference between the Market/Tender Offer Price and the exercise price paid by Cardinal for any shares of BWI Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if such Market/Tender Offer Price is greater than such exercise price;

     (iv) Cardinal's out-of-pocket expenses incurred in connection with pursuing the transactions contemplated by the Merger Agreement or this Agreement, including, without limitation, legal, accounting and investment banking fees, less any amounts previously paid by BWI to Cardinal solely in reimbursement for Costs pursuant to Section 7.2 of the Merger Agreement; provided, however that the amount paid pursuant to this Section 7(a)(iv) and any amounts previously paid by BWI to Cardinal solely in reimbursement for Costs pursuant to Section 7.2 of the Merger Agreement shall not exceed $6,000,000 in the aggregate.

   (b) In the event Cardinal exercises its rights under this Section 7, BWI shall, within 10 business days thereafter, pay the required amount to Cardinal by wire transfer of immediately available funds to an account designated by Cardinal and Cardinal shall surrender to BWI the Option and the certificates evidencing the shares of BWI Common Stock purchased thereunder with respect to which Cardinal then has Beneficial Ownership.

   (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Cardinal.

   (d) Notwithstanding any provision to the contrary in this Option Agreement, Cardinal may not exercise its rights pursuant to this Section 7 in a manner that would result in Total Profit (as defined below) of more than the Profit Cap (as defined below); provided, however, that nothing in this sentence shall limit Cardinal's ability to exercise the Option in accordance with its terms. As used herein, the term "Total Profit" means the aggregate (before income taxes) of the following: (i) all amounts received by Cardinal or concurrently being paid to Cardinal pursuant to Section 7 for the repurchase of all or part of the unexercised portion of the Option, (ii) (A) the amounts received by Cardinal or concurrently being paid to Cardinal pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged), including sales made to BWI or pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) Cardinal's purchase price for such Option Shares and (iii) all amounts received by Cardinal from BWI or concurrently being paid to Cardinal pursuant to Section 7.2 of the Merger Agreement (other than for payments with respect to Costs). As used herein, the term "Profit Cap" shall mean $80,000,000.

  8. Repurchase at Option of BWI.

   Except to the extent that Cardinal shall have previously exercised its rights under Section 7, at the request of BWI during the six-month period commencing on the last day of the Cardinal Repurchase Period, BWI may repurchase from Cardinal, and Cardinal shall sell to BWI, all (but not less than all) of the BWI Common Stock acquired by Cardinal pursuant to the Option and with respect to which Cardinal has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) 110% of the Market/Tender Offer Price per share (calculated in the manner set forth in Section 7(a)(i) but utilizing the period beginning on the occurrence of a Purchase Event and ending on the date BWI exercises its repurchase right pursuant to this Section 8), (ii) the Per Share Repurchase Price or (iii) the sum of (A) the aggregate Purchase Price of the shares so repurchased, plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase by Cardinal to the date of repurchase at the highest rate of interest announced by Chase Manhattan Bank, New York as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased. Any repurchase under this Section 8 shall be consummated in accordance with Section 7(b).

  9. Registration Rights.

   At any time after an Option Closing, BWI shall, if requested by any holder or Beneficial Owner of shares of BWI Common Stock issued upon exercise of the Option (each a "Holder"), as expeditiously as possible file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of BWI Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Holder. Each such Holder shall provide all information reasonably requested by BWI for inclusion in any registration statement to be filed hereunder. BWI shall use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at BWI's expense except for underwriting commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such BWI Common Stock. In no event shall BWI be required to effect more than two registrations hereunder. The filing of any registration statement required hereunder may be delayed for such period of time (not to exceed 90 days) as may reasonably be required to facilitate any public distribution by BWI of BWI Common Stock, if a special audit of BWI would otherwise be required in connection therewith during which BWI is in possession of material information concerning it, its business affairs or a material transaction in each case the public disclosure of which could have a material adverse effect on BWI or significantly disrupt such material transaction. If requested by any such Holder in connection with such registration, BWI shall become a party to any underwriting agreement relating to the sale of such shares on terms and including obligations and indemnities which are customary for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder, BWI agrees to send a copy thereof to any other person known to BWI to be entitled to registration rights under this
Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

  10. Profit Limitation.

   (a) Notwithstanding any other provision of this Agreement, in no event shall Cardinal's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, Cardinal, at its sole election, shall either

(i) deliver to BWI for cancellation Option Shares previously purchased by Cardinal, (ii) pay cash or other consideration to BWI, (iii) reduce the amount of the fee payable to Cardinal under Section 7.2 of the Merger Agreement (other than for payments with respect to Costs) or (iv) undertake any combination thereof, so that Cardinal's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

   (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, Cardinal, at its sole discretion, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this Section 10(b) on any subsequent date at the Purchase Price set forth in
Section 2 if such exercise would not then be restricted under this Section 10(b). As used herein, the term "Notional Total Profit" means, with respect to any number of Option Shares as to which Cardinal may propose to exercise the Option, the Total Profit determined as of the Notice Date assuming that the Option were exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by Cardinal and its Affiliates as of such date, were sold for cash at the closing market price for BWI Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions) and including all amounts theretofore received or concurrently being paid to Cardinal pursuant to clauses
(i), (ii) and (iii) of the definition of Total Profit.

  11. Listing.

   If BWI Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or any other national securities exchange, BWI, upon the request of Cardinal, will promptly file an application to list the shares of BWI Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other exchange and will use its best efforts to obtain approval of such listings as soon as practicable.

  12. Severability.

   Any term, provision, covenant or restriction contained in this Option Agreement held by a court or other Governmental Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

  13. Miscellaneous.

   (a) Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   (b) Entire Agreement. This Option Agreement and the Merger Agreement (including the documents and the instruments referred to therein) constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

   (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

   (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.2 of the Merger Agreement (which is incorporated herein by reference).

   (e) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

   (f) Further Assurances. In the event of any exercise of the Option by Cardinal, BWI and Cardinal shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

   (g) Specific Performance. The parties hereto agree that if for any reason Cardinal or BWI shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

   (h) Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this Option Agreement, this Option Agreement shall be governed by the laws of the State of Indiana. All actions and proceedings arising out of or relating to this Option Agreement shall be heard and determined in any state or federal court sitting in Indiana.

   (i) Consent to Jurisdiction; Venue.

     (i) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Indiana and to the jurisdiction of the United States District Court for the Southern District of Indiana, for the purpose of any action or proceeding arising out of or relating to this Option Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in Indiana. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (ii) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
  Section 13 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

   (j) Regulatory Approvals; Section 16(b). If, in connection with the exercise of the Option under Section 3, prior notification to or approval of any Governmental Authority is required, then the required notice or application for approval shall be promptly filed and/or expeditiously processed by BWI and periods of time that otherwise would run pursuant hereto (if any) shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. Periods of time that otherwise would run pursuant to Sections 3, 7 or 8 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

   (k) Waiver and Amendment. Any provision of this Option Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

   IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                                          CARDINAL HEALTH, INC.

                                          By:       /s/ Robert D. Walter
                                            -----------------------------------
                                            Name: Robert D. Walter
                                            Title: Chairman and
                                            Chief Executive Officer

                                          BINDLEY WESTERN INDUSTRIES, INC.

                                          By:      /s/ William E. Bindley
                                            -----------------------------------
                                            Name: William E. Bindley
                                            Title: Chairman, President and
                                            Chief Executive Officer

                                                                        ANNEX C

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

December 2, 2000

The Board of Directors
Bindley Western Industries, Inc.
8909 Purdue Road
Indianapolis, Indiana 46268

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Bindley Western Industries, Inc. ("Bindley Western") of the Exchange Ratio (defined below) provided for in the Agreement and Plan of Merger, dated as of December 2, 2000 (the "Merger Agreement"), among Cardinal Health, Inc. ("Cardinal Health"), Brick Merger Corp., a wholly owned subsidiary of Cardinal Health ("Merger Sub"), and Bindley Western. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Bindley Western (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of Bindley Western ("Bindley Western Common Stock") will be converted into the right to receive 0.4275 (the "Exchange Ratio") of a common share, without par value, of Cardinal Health ("Cardinal Health Common Shares").

In arriving at our opinion, we reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisors of Bindley Western and certain senior officers and other representatives and advisors of Cardinal Health concerning the businesses, operations and prospects of Bindley Western and Cardinal Health. We examined and discussed with the managements of Bindley Western and Cardinal Health certain publicly available business and financial information relating to Bindley Western and Cardinal Health, including publicly available financial forecasts. We also discussed with the managements of Bindley Western and Cardinal Health certain other information relating to Bindley Western and Cardinal Health, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Bindley Western Common Stock and Cardinal Health Common Shares; the financial condition and historical and projected earnings and other operating data of Bindley Western and Cardinal Health; and the capitalization and financial condition of Bindley Western and Cardinal Health. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Bindley Western and Cardinal Health. We also evaluated the potential pro forma financial impact of the Merger on Cardinal Health. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to publicly available financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Bindley Western and Cardinal Health that such forecasts and other information and data represent reasonable estimates and judgments as to the future financial performance of Bindley Western and Cardinal Health. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and accounted for as a pooling of interests under generally accepted accounting principles. Our opinion, as set forth herein, relates to the relative values of Bindley Western and Cardinal Health. We are not expressing

The Board of Directors
Bindley Western Industries, Inc.
December 2, 2000
Page 2

any opinion as to what the value of Cardinal Health Common Shares actually will be when issued in the Merger or the price at which Cardinal Health Common Shares will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Bindley Western or Cardinal Health nor have we made any physical inspection of the properties or assets of Bindley Western or Cardinal Health. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or a part of Bindley Western. We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Bindley Western or the effect of any other transaction in which Bindley Western might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as exclusive financial advisor to Bindley Western in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon delivery of this opinion. We and our affiliates in the past have provided services to Bindley Western and Cardinal Health unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Bindley Western and Cardinal Health for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Bindley Western, Cardinal Health and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Bindley Western in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or as to any other matters relating to the Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Bindley Western Common Stock.

Very truly yours,

/s/ Salomon Smith Barney Inc.
_______________________________
SALOMON SMITH BARNEY INC.

                                                                   EXHIBIT 99.01

               [INSERT INSTRUCTIONS FOR VOTING BY INTERNET/PHONE]

                DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY
                             INTERNET OR TELEPHONE

 ................................................................................

                               PLEASE DETACH HERE
   You Must Detach This Portion of the Proxy Card Before Returning it in the
                               Enclosed Envelope

 ................................................................................

                        BINDLEY WESTERN INDUSTRIES, INC.
                                8909 PURDUE ROAD
                          INDIANAPOLIS, INDIANA 46268

                                     PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS OF BINDLEY WESTERN INDUSTRIES, INC. TO BE HELD ON FEBRUARY , 2001. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

   The undersigned hereby appoints WILLIAM E. BINDLEY, MICHAEL D. MCCORMICK and THOMAS J. SALENTINE, jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at [ ] in Indianapolis, Indiana, on February [ ], 2001 at 9:00 a.m., Indianapolis time, and at any postponements or adjournments thereof, on all matters set forth on the reverse side hereof.

                  (continued and to be signed on reverse side)

            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE:[X]

THE BINDLEY WESTERN INDUSTRIES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                               PROPOSALS 1 AND 2.

1. Proposal to approve the Agreement and Plan of Merger, dated as of December 2, 2000, by and among Cardinal Health, Inc., Brick Merger Corp., a wholly owned subsidiary of Cardinal, and Bindley Western, pursuant to which, among other things, Brick Merger Corp. will merge with and into Bindley Western upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the proxy statement/prospectus that accompanies this proxy card. If the merger agreement is approved and the merger and the related transactions contemplated by the merger agreement are consummated, each Bindley Western common share will be converted into the right to receive 0.4275 of a Cardinal common share.

          [ ]FOR                  [ ]AGAINST                 [ ]ABSTAIN

2. Proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve proposal no. 1.

          [ ]FOR                  [ ]AGAINST                 [ ]ABSTAIN

3. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Bindley Western special meeting or any postponements or adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY YOU ABOVE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR VOTE BY PHONE OR INTERNET AS DESCRIBED ON THE REVERSE SIDE.

   Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.

   The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement/prospectus dated January [ ], 2001.

                                          Dated: ________________________, 2001

                                          _____________________________________
                                                        (signature)

                                          _____________________________________
                                                (signature if held jointly)

                                          _____________________________________
                                                (signature if held jointly)

                            VOTES MUST BE INDICATED
                         [X] IN BLACK OR BLUE INK. [X]

              PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.